    As filed with the Securities and Exchange Commission on October 13, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                              AT HOME CORPORATION
             (Exact name of registrant as specified in its charter)

                                ---------------

             Delaware                             7370                            77-0408542
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)           Identification Number)

                                ---------------
                              450 Broadway Street
                         Redwood City, California 94063
                                 (650) 556-5000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------
                             Megan W. Pierson, Esq.
                                General Counsel
                              At Home Corporation
                              450 Broadway Street
                         Redwood City, California 94063
                                 (650) 556-5000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                ---------------
                                   Copies to:

            Stephanie I. Splane, Esq.                           Dennis R. DeBroeck, Esq.
           David J. Johnson, Jr., Esq.                       Katherine Tallman Schuda, Esq.
              O'Melveny & Myers LLP                                Fenwick & West LLP
          275 Battery Street, Suite 2600                          Two Palo Alto Square
         San Francisco, California 94111                      Palo Alto, California 94306
                  (415) 984-8700                                     (650) 494-0600

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective time of the merger described herein (the "Merger").

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                       Proposed
                                                                       Maximum     Proposed Maximum
                Title Of Each Class                   Amount To Be  Offering Price     Aggregate          Amount Of
          Of Securities To Be Registered             Registered(1)    Per Share    Offering Price(2) Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------
Series A Common Stock, par value $0.01 per share..     12,275,382       $0.001         $7,765.44            $2.05
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Represents the estimated maximum number of shares of the Series A common stock of At Home Corporation that may be issued pursuant to the Merger.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act based on one-third of the par value of Pogo's common stock and Pogo's preferred stock as of the latest practicable date.

                                ---------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                             [EXCITE@HOME LOGO]
[POGO LOGO TO COME]

Dear Pogo Stockholder:

   Pogo.com Inc. has entered into an agreement and plan of merger with At Home Corporation, also known as Excite@Home, under which Excite@Home will acquire Pogo and its business. Pogo is requesting your vote, as a stockholder, on a proposal to approve the merger agreement and transactions associated with the merger. Upon completion of the merger, each outstanding share of Pogo common stock and Pogo preferred stock will be converted into shares of Excite@Home Series A common stock. Each outstanding option and warrant to purchase Pogo common stock or preferred stock will be assumed by Excite@Home and converted into an option or warrant to purchase shares of Excite@Home Series A common stock.

   The number of shares of Excite@Home Series A common stock you will receive will be determined by multiplying the number of shares of Pogo stock you hold by an exchange ratio. The exchange ratio is based upon an assumed valuation of Pogo of approximately $125,000,000 and will depend upon the actual number of shares, options and warrants of Pogo outstanding at the time of the merger, the average closing price of Excite@Home's Series A common stock, as reported on Nasdaq for the 10 consecutive trading days before the merger, and other factors. Excite@Home Series A common stock is listed on the Nasdaq National Market under the symbol "ATHM." The calculation of the exchange ratio is discussed in detail in the accompanying information statement/prospectus. The actual exchange ratio will not be determined until the merger becomes effective.

   Each Pogo stockholder at the time of the merger may also be entitled to receive additional shares of Excite@Home Series A common stock that may be issued upon the satisfaction of revenue performance requirements and the continuation of employment of specified key executives of Pogo. The maximum value of each of the two contingent payments is $12,500,000. These contingent payments are more fully described in the accompanying information statement/prospectus.

   Holders of Pogo voting stock as of the record date,      , 2000, are
entitled to vote on the proposal. We have enclosed an information statement/prospectus discussing the proposal for which your approval is requested. Your board of directors believes that the merger is in your best interests and recommends that you vote for the proposal. Also enclosed is a form of action by written consent so you can vote on the proposal. Please complete, sign and date the enclosed written consent and return it to us as
soon as possible, but no later than        , 2000, in the enclosed stamped
envelope that has been provided.

   Before making your decision whether to approve the merger, we encourage you to carefully consider the "Risk Factors" beginning on page 17 of the information statement/prospectus and to carefully read all of the documents included or incorporated by reference in the information statement/prospectus.

   Thank you for your cooperation.

                                          Very truly yours,

                                          _____________________________________
                                          Erick Hachenburg
                                          President and Chief Executive
                                           Officer

   Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved the Excite@Home common stock to be issued in the merger or determined if this information statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

   The information statement/prospectus is dated October  , 2000 and is
expected to be first mailed to stockholders on           , 2000.

                       SOURCES OF ADDITIONAL INFORMATION

   This information statement/prospectus incorporates important business and financial information about Excite@Home that is not included or delivered with this document. Such information is available without charge to Pogo stockholders upon written or oral request. Contact Excite@Home, 450 Broadway Street, Redwood City, California 94063, Attn: Investor Relations. Excite@Home's telephone number is (650) 556-5000.

   To obtain timely delivery of requested documents, you must request them no
later than          , 2000.

   Also see "Where You Can Find More Information" in this information statement/prospectus.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE EXCITE@HOME/POGO MERGER....................   1

SUMMARY....................................................................   5

  Selected Historical Financial Information of Excite@Home.................  12

  Selected Historical Financial Data of Pogo...............................  13

  Market Price and Dividend Information....................................  14

  Cautionary Statement Concerning Forward-Looking Statements...............  16

RISK FACTORS...............................................................  17

  Risks Related to the Merger..............................................  17

  Risks Related to Excite@Home's Business..................................  19

  Risks Related to Pogo's Business.........................................  35

THE VOTE OF THE POGO STOCKHOLDERS..........................................  43

  Vote by Written Consent; Pogo Record Date and Outstanding Shares.........  43

  Pogo Vote Required.......................................................  43

  Share Ownership of Management and Certain Stockholders...................  43

  Pogo's Expenses of Solicitation of Consents..............................  43

  Voting on Pogo's Proposal................................................  43

  Appraisal Rights of Dissenting Pogo Stockholders.........................  44

THE MERGER.................................................................  49

  Background of the Merger.................................................  49

  Excite@Home's Reasons for the Merger.....................................  51

  Pogo's Reasons for the Merger............................................  52

  Recommendation of Pogo's Board of Directors..............................  53

  Interests of Executive Officers, Directors and Affiliates................  53

  Completion and Effectiveness of the Merger...............................  54

  Treatment of Pogo Common Stock, Preferred Stock, Options and Warrants....  54

  Exchange of Pogo Stock Certificates for Excite@Home Stock Certificates...  55

  Escrow Arrangements and Stockholder Agent................................  56

  Accounting Treatment of the Merger.......................................  56

  Regulatory Approvals.....................................................  56

  Material Federal Income Tax Considerations...............................  56

  Appraisal Rights.........................................................  59

  Restrictions on Sales of Shares by Affiliates of Excite@Home and Pogo....  59

  Operations Following the Merger..........................................  59

                               TABLE OF CONTENTS
                                  (continued)

                                                                                     Page
                                                                                     ----
THE MERGER AGREEMENT................................................................  60

  General...........................................................................  60

  Exchange of Shares................................................................  60

  Additional Contingent Payments....................................................  60

  Treatment of Pogo Options and Warrants............................................  60

  Appraisal Rights..................................................................  61

  Representations and Warranties....................................................  61

  Conduct of Business Before Completion of the Merger...............................  62

  Director and Officer Indemnification..............................................  63

  No Solicitation...................................................................  63

  Convertible Bridge Note...........................................................  64

  Nasdaq Listing....................................................................  64

  Charter Documents of the Surviving Corporation....................................  64

  Fees and Expenses of the Merger...................................................  64

  Conditions to Completion of the Merger............................................  64

  Termination.......................................................................  65

  Payment of Termination Fee........................................................  66

  Extension, Waiver and Amendment of the Merger Agreement...........................  67

OTHER AGREEMENTS....................................................................  68

  Voting Agreements.................................................................  68

  Escrow Agreement..................................................................  68

  Employment Agreements.............................................................  68

DESCRIPTION OF EXCITE@HOME..........................................................  70

DESCRIPTION OF POGO.................................................................  72

EXISTING RELATIONSHIP OF EXCITE@HOME AND POGO.......................................  74

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF POGO............  75

COMPARISON OF STOCKHOLDER RIGHTS....................................................  77

  Classes of Stock..................................................................  77

  Voting............................................................................  78

  Special Meeting of Stockholders...................................................  78

  Record Date for Determining Stockholders..........................................  78

  Number of Directors...............................................................  79

                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page
                                                                          ----
  Election of Directors..................................................  79

  Removal of Directors...................................................  80

  Board of Directors Vacancies...........................................  80

  Special Meetings of the Board of Directors.............................  81

  Conversion Rights......................................................  81

  Share Dividends........................................................  82

  Indemnification........................................................  82

  Limitation on Liability................................................  83

  Dividends/Distributions................................................  83

  Liquidation............................................................  84

  Amendment of Certificate of Incorporation..............................  84

  Amendment of Bylaws....................................................  85

  Stockholder Voting With Respect to Mergers.............................  85

  Appraisal and Dissenters' Rights.......................................  86

  Stockholder Approval of Certain Business Combinations..................  87

  Inspection of Stockholders' List.......................................  88

LEGAL MATTERS............................................................  89

EXPERTS..................................................................  89

DOCUMENTS INCORPORATED BY REFERENCE IN THIS INFORMATION
 STATEMENT/PROSPECTUS....................................................  89

WHERE YOU CAN FIND MORE INFORMATION......................................  90

ANNEX A AGREEMENT AND PLAN OF MERGER..................................... A-1

ANNEX B ESCROW AGREEMENT................................................. B-1

ANNEX C IRREVOCABLE PROXY AND VOTING AGREEMENT........................... C-1

ANNEX D SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW.............. D-1

ANNEX E CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE................... E-1

            QUESTIONS AND ANSWERS ABOUT THE EXCITE@HOME/POGO MERGER

Q: What is the merger?

A: In the merger, a wholly owned subsidiary of At Home Corporation, or Excite@Home, named Pogo Acquisition Corp., or Merger Sub, will be merged with Pogo. Merger Sub will survive the merger as a wholly owned subsidiary of Excite@Home and will change its name to "Pogo.com Inc."

   For a more complete description of the merger, see the section entitled "The Merger" on page 49.

Q: What will Pogo stockholders receive in the merger?

A: Upon completion of the merger, each share of Pogo common stock and Pogo preferred stock then outstanding will be converted into shares of Excite@Home Series A common stock. The number of shares of Excite@Home Series A common stock Pogo stockholders will receive will be determined by multiplying the number of shares of Pogo capital stock that are issued and outstanding by an exchange ratio. The exchange ratio will equal:

  . the quotient obtained by dividing (a) $125,000,000 minus (1) the amount by which Pogo's trade accounts payable and accrued expenses, excluding some specific items, exceed $5,000,000 and (2) all amounts paid by Pogo to redeem its Series A-2 preferred stock by (b) the sum of the number of shares of Pogo common stock and Pogo preferred stock (excluding its Series A-2 preferred stock) outstanding immediately before the merger plus the number of shares of Pogo stock that are issuable upon exercise of all Pogo options and warrants outstanding immediately before the merger, excluding new options for up to 5,000,000 shares of Pogo common stock that may be issued by Pogo before the merger and excluding any shares of Series D preferred stock of Pogo issued upon the conversion of a convertible bridge note issued by Pogo to Excite@Home; divided by

  . the average of the closing prices of Excite@Home Series A common stock as reported by Nasdaq for the 10 consecutive trading days ending on the last full trading day immediately before the merger becomes effective.

   In addition to the shares of Excite@Home Series A common stock to be issued to each Pogo stockholder of record at the effective time of the merger as outlined above, each Pogo stockholder may be entitled to receive additional, pro rata payments, in the form of additional shares of Excite@Home Series A common stock, that are contingent upon: (i) the satisfaction of revenue performance requirements for the six months following the closing and (ii) the continuation of the employment of specified key executives of Pogo until October 15, 2001. The maximum value of each of the two contingent payments is $12,500,000. Each contingent payment is more fully described in the merger agreement that is attached as Annex A to this information statement/prospectus.

   Upon the completion of the merger, each option to purchase Pogo common stock and each warrant to purchase Pogo common stock or preferred stock that is outstanding immediately prior to the merger will be assumed by Excite@Home and converted into an option or a warrant to purchase a number of shares of Excite@Home Series A common stock equal to the number of shares of Pogo stock subject to the option or warrant multiplied by the exchange ratio. The post-merger exercise price of each converted Pogo option or warrant will be its pre-merger exercise price divided by the exchange ratio.

   Excite@Home's stock price is volatile. As an example, the following table sets forth, as of the end of each of the last 12 months, the closing sale price per share of Excite@Home Series A common stock on Nasdaq.

                                                Closing Sale Price Per Share of
                        Date                   Excite@Home Series A Common Stock
                        ----                   ---------------------------------
      September 29, 2000......................              $14.13
      August 31, 2000.........................               14.56
      July 31, 2000...........................               14.00
      June 30, 2000...........................               20.75
      May 31, 2000............................               18.50
      April 28, 2000..........................               18.63
      March 31, 2000..........................               32.94
      February 29, 2000.......................               34.31
      January 31, 2000........................               36.05
      December 31, 1999.......................               42.88
      November 30, 1999.......................               48.50
      October 29, 1999........................               37.38

   The following table provides hypothetical calculations of the exchange ratio as if the merger had become effective on June 30, 2000, on August 30, 2000, the date on which the merger agreement was signed, and on October , 2000, the most recent date before the mailing of this information statement/prospectus for which the closing price was available. These calculations are provided as examples only, and the actual exchange ratio cannot be determined until the completion of the merger. For purposes of calculating these hypothetical exchange ratios, we have made the following assumptions:

    . Pogo's trade accounts payable and accrued expenses do not exceed $5 million.

    . Pogo pays approximately $1.3 million to redeem the Series A-2 preferred stock.

    . The number of shares of Pogo common stock and Pogo preferred stock outstanding, plus shares of Pogo voting stock issuable under outstanding options and warrants is approximately 24 million.

   Based on these assumptions, the following table shows the hypothetical exchange ratios and equivalent price per share of Pogo common stock and Pogo preferred stock.

                                 10-day average
                                  closing price                    Equivalent price per share
                                 of Excite@Home      Hypothetical   of Pogo common stock and
     Date                     Series A common stock exchange ratio    Pogo preferred stock
     ----                     --------------------- -------------- --------------------------
     June 30, 2000...........        $19.19             0.2686               $5.15
     August 30, 2000.........        $14.14             0.3644               $5.15
     October  , 2000.........        $                                       $

   The actual exchange ratio and the number of shares of Excite@Home's Series A common stock to be issued to Pogo's stockholders cannot be established at this time. The assumptions are hypothetical and the variables affecting the actual exchange ratio are likely to change before the merger becomes effective.

Q: Will a portion of the shares issued in the merger be placed in escrow?

A: Yes. At the closing of the merger, Excite@Home and Pogo will enter into an escrow agreement. At that time, 10% of the shares of the Excite@Home Series A common stock otherwise deliverable upon the merger to each holder of Pogo stock will be deposited in escrow. The escrow shares will be available to provide a fund against which Excite@Home may assert indemnification claims for losses resulting from breaches or inaccuracies of Pogo's representations, warranties, agreements or covenants in the merger agreement and against specific copyright infringement claims.

   Escrowed shares that are not needed to satisfy indemnification claims made within one year after the effective time of the merger will be distributed to the former Pogo stockholders. For a more complete description of the escrow arrangements, see the section entitled "Other Agreements--Escrow Agreement" on page 68.

Q: What are the Pogo stockholders being asked to approve?

A: The Pogo stockholders are being asked to approve the merger agreement, the escrow agreement, the merger and the related transactions, which are collectively sometimes referred to in this information statement/prospectus as the proposal. By approving this proposal, you will also be approving the appointment of Erick Hachenburg as your agent with respect to indemnification matters and with respect to any issues relating to additional contingent payments that may be made by Excite@Home.

Q: Does the board of directors of Pogo recommend voting in favor of the proposal?

A: Yes. After careful consideration, Pogo's board of directors recommends that its stockholders vote for the proposal.

   For a more complete description of the recommendation of Pogo's board of directors, see the section entitled "The Merger--Recommendation of Pogo's Board of Directors" on page 53.

Q: Are there risks I should consider in deciding whether to vote for the merger?

A: Yes. We have set out under the heading "Risk Factors" beginning on page 17 of this information statement/prospectus a number of risk factors that you should carefully consider before voting.

Q: What do I need to do now?

A: You are urged to read this information statement/prospectus carefully, including all of the annexes, and to consider how the merger will affect you as a stockholder. You may also want to review the documents referenced under "Where You Can Find More Information" on page 90.

Q: Who is entitled to vote and what percentage of the Pogo stockholder vote is required to approve the proposal?

A: Holders of Pogo common stock and Pogo preferred stock, other than Series A-2
   preferred stock, as of the close of business on the record date,      ,
   2000, will be entitled to vote on the merger. The Pogo common stock and the Pogo preferred stock, other than the Series A-2 preferred stock, are sometimes referred to in this information statement/prospectus as the Pogo voting stock.

   Under applicable law and under Pogo's charter documents, the affirmative vote of holders of at least a majority of the shares of Pogo common stock, voting separately as a class, and the holders of at least a majority of the Pogo preferred stock, other than the Series A-2 preferred stock, voting separately as a class, is required to approve the merger. In addition, it is a condition to the completion of the merger that the holders of at least 86% of the outstanding shares of Pogo voting stock will have approved the merger agreement, the escrow agreement, the merger and the related transactions. The parties to the merger agreement could waive this condition.

Q: How do I vote?

A: Complete and mail your signed written consent in the enclosed return
   envelope as soon as possible, but not later than        , 2000. If you
   return your signed written consent but fail to mark whether you are voting for or against the proposal, your shares will be voted for approval of the proposal.

Q: Should I send in my Pogo stock certificates now?

A: No. When the merger is completed, Excite@Home's exchange agent will mail to Pogo stockholders a letter of transmittal and instructions for use in surrendering Pogo stock certificates in exchange for Excite@Home stock certificates. When you deliver your Pogo stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, your Pogo stock certificates will be canceled and you will receive Excite@Home stock certificates representing the number of whole shares of Excite@Home Series A common stock to which you are entitled under the merger agreement, plus cash for any fractional shares.

Q: When will I be able to sell my shares?

A: Upon completion of the merger, all shares of Excite@Home common stock received by Pogo stockholders in connection with the merger will be tradeable on Nasdaq, except for the 10% that will be deposited in escrow. If a stockholder is considered an affiliate of Pogo or Excite@Home under the Securities Act, in order to sell shares, that stockholder must comply with the resale provisions of Rule 145(d) under the Securities Act or as otherwise permitted under the Securities Act.

Q: When do you expect the merger to be completed?

A: Excite@Home and Pogo are working toward completing the merger as soon as practicable after the Pogo stockholders approve the proposal. We hope to complete the merger by the end of 2000.

Q: Will I recognize a gain or loss on the transaction?

A: Excite@Home and Pogo expect that if the merger is completed, you will not recognize gain or loss for federal income tax purposes, except that you will recognize gain or loss with respect to any cash received for any fractional shares. You are urged to consult your own tax advisor to determine your particular tax consequences.

   For a more complete description of the tax consequences of the merger, see the section entitled "The Merger--Material Federal Income Tax
   Considerations" on page 56.

Q: Am I entitled to dissenters' or appraisal rights?

A: If the merger occurs, Pogo stockholders who do not vote their Pogo shares in favor of the merger may be entitled to dissenters' and appraisal rights under Delaware and California law. Holders of options or warrants to purchase Pogo stock will not be entitled to appraisal rights.

   For a more complete description of dissenters' or appraisal rights, see the section entitled "The Vote of Pogo Stockholders--Appraisal Rights of Dissenting Pogo Stockholders" on pages 44 to 48.

Q: Whom should I contact with questions?

A: If you have more questions about the merger, Pogo stockholders should contact:

   Pogo.com Inc
   300 California Street, Suite 800
   San Francisco, CA 94104
   Attn: Investor Relations
   Phone: (415) 778-3581

   You may also obtain additional information about Excite@Home from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled "Where You Can Find More Information" on page 90.

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page 90. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

   Unless the context otherwise requires, the terms "we," "us," "our" and "Excite@Home" refer to At Home Corporation, a Delaware corporation. @Home, Excite, Excite@Home, Excite Network, MatchLogic and the @ball logo are our trademarks and are registered in certain jurisdictions. Other trademarks and tradenames appearing in this information statement/prospectus are the property of their respective holders. Information contained in the web sites of Excite@Home and Pogo does not constitute part of this information statement/prospectus.

The Companies (pages 70 and 72)

     AT HOME CORPORATION
     450 Broadway Street
     Redwood City, California 94063
     (650) 556-5000
     www.excitehome.net

   Excite@Home is the leading provider of broadband online services. As of June 30, 2000, we had approximately 1.8 million worldwide subscribers to our @Home service, which provides high-speed Internet access to consumers utilizing the cable television infrastructure. We have long-term agreements with many of the largest cable companies in North America to carry the @Home service. Approximately 28 million of the 59 million homes in our North American cable footprint were served by upgraded two-way cable capable of carrying our @Home service as of June 30, 2000. We also have agreements with cable partners in Australia, Belgium, Germany, Japan and the Netherlands to provide the @Home service in those countries under exclusive, seven-year arrangements. We recently announced an agreement with UPC and its parent company, UnitedGlobalCom, to form a joint venture to be named Excite Chello, which would combine UPC's chello broadband subsidiary with our assets and operations outside North America, including our international joint ventures and wholly owned subsidiaries.

   We expanded our media and advertising services in 1999 by acquiring Excite, a leading consumer Internet destination, MatchLogic, a subsidiary of Excite specializing in targeted advertising services, Bluemountain.com, an online greeting card service, and other media properties that deliver entertainment, shopping and information services to our users. The Excite Network encompasses all of our web properties and offers comprehensive search, news and information, shopping, community and communications services that can be customized and personalized to users' preferences. @Home 2000, a broadband version of our Excite Internet service available to @Home subscribers in North America, features a custom browser utilizing the latest multimedia and security features incorporating the personalization capabilities of Excite with multimedia content made possible by a high-speed connection.

   MatchLogic's services complement the Excite Network by providing targeted advertising services including online campaign management and marketing of online data. Our recent acquisition of DataInsight will enhance our ability to provide e-commerce and online marketing relationship management services. Our @Work service provides end-to-end managed connectivity for businesses over cable, DSL and other digital communications lines connected to our private network and also provides web hosting and development of e-commerce solutions. @Work also offers Internet content providers and delivery networks, such as iBEAM,

Akamai and Microcast, direct access to our broadband subscribers by connecting their data centers into our network, putting data closer to our broadband users and bypassing the public Internet.

     POGO.COM INC.
     300 California Street, Suite 800
     San Francisco, California 94104
     (415) 778-3500
     www.pogo.com

   Pogo is a leading provider of family games and interactive leisure time activities on the Internet. Pogo provides its games through its own site at pogo.com and through a network of distribution partner sites. Pogo currently features over 30 games, including card games, board games, free casino games, puzzle games, trivia games and arcade games and is developing additional popular and easy-to-play games for its service.

The Merger (page 49)

   In the merger, a wholly owned subsidiary of Excite@Home, or Merger Sub, will merge with Pogo, and as a result, Merger Sub will be the surviving corporation of the merger. The separate existence of Pogo will terminate when the merger becomes effective. If the merger becomes effective, each share of Pogo common stock and Pogo preferred stock then outstanding will be converted into shares of Excite@Home Series A common stock.

   The number of shares of Excite@Home Series A common stock you will receive will be determined by multiplying the number of shares of Pogo capital stock you hold by an exchange ratio. The exchange ratio will equal:

  . the quotient obtained by dividing (a) $125,000,000 minus (1) the amount by which Pogo's trade accounts payable and accrued expenses, excluding some specific items, exceed $5,000,000 and (2) all amounts paid by Pogo to redeem its Series A-2 preferred stock by (b) the sum of the number of shares of Pogo common stock and Pogo preferred stock (excluding its Series A-2 preferred stock) outstanding immediately before the merger plus the number of shares of Pogo stock that are issuable upon exercise of all Pogo options and warrants outstanding immediately before the merger, excluding new options for up to 5,000,000 shares of Pogo common stock that may be issued by Pogo before the merger and excluding any shares of Series D preferred stock of Pogo issued upon the conversion of a convertible bridge note issued by Pogo to Excite@Home; divided by

  . the average of the closing prices of Excite@Home Series A common stock as reported by Nasdaq for the 10 consecutive trading days ending on the last full trading day immediately before the merger becomes effective.

   In addition to the shares of Excite@Home Series A common stock to be issued to each Pogo stockholder of record at the effective time of the merger as outlined above, each Pogo stockholder may be entitled to receive additional, pro rata payments, in the form of additional shares of Excite@Home Series A common stock, that are contingent upon: (i) the satisfaction of revenue performance requirements for the six months following the closing and (ii) the continuation of the employment of specified key executives of Pogo until October 15, 2001. The maximum value of each of the two contingent payments is $12,500,000. Each contingent payment is more fully described in the merger agreement that is attached as Annex A to this information statement/prospectus.

   Upon the completion of the merger, each option to purchase Pogo common stock and each warrant to purchase Pogo common stock or preferred stock that is outstanding immediately prior to the merger will be assumed by Excite@Home and converted into an option or a warrant to purchase a number of shares of Excite@Home Series A common stock equal to the number of shares of Pogo stock subject to the option or warrant multiplied by the exchange ratio. The post-merger exercise price of each converted Pogo option or warrant will be its pre-merger exercise price divided by the exchange ratio.

   The agreement and plan of merger, or merger agreement, is attached to this information statement/ prospectus as Annex A. Excite@Home and Pogo encourage you to read the merger agreement carefully.

Reasons for the Merger (pages 51 and 53)

   The merger will provide both Excite@Home and Pogo with a number of potential benefits, including:

  . opportunities to strengthen Excite@Home's ability to offer and develop key broadband consumer interactive games and related entertainment applications;

  . development of new broadband advertising products that may appeal to advertisers and may result in greater revenue opportunities for Excite@Home;

  . opportunities to cross-sell the @Home service to Pogo users and to provide Pogo greater access to the customer base of Excite@Home which may lead to increased distribution of both companies' services both in the United States and internationally; and

  . potential synergies from the combination of the financial, technological, sales and marketing and human resources of Excite@Home and Pogo, which will allow for the continued development and expansion of Pogo's game services.

   The merger will also provide Pogo's stockholders publicly tradeable securities having a value that represents a premium over the last price paid by independent investors for shares of Pogo's stock.

   The potential benefits of the merger may not be achieved. See the sections entitled "Risk Factors--Risks Related to the Merger" on page 17, "The Merger-- Excite@Home's Reasons for the Merger" on page 51 and "The Merger--Pogo's Reasons for the Merger" on page 52.

Conditions to the Completion of the Merger (page 64)

   The completion of the merger is subject to the prior satisfaction of a number of conditions including the following:

  . the merger agreement, the escrow agreement, the merger and the related transactions will have been approved by holders of at least 86% of the outstanding shares of Pogo voting stock;

  . all government approvals will have been obtained, including the expiration of the applicable waiting periods under the antitrust laws, and no law or order preventing the completion of the merger may have been enacted or may be pending;

  . the executives of Pogo specified in the merger agreement will have entered into employment agreements with Pogo;

  . all outstanding indebtedness under the convertible bridge note executed by Pogo in favor of Excite@Home will have been converted into Series D preferred stock of Pogo;

  . Pogo will have delivered a notice of redemption to the holders of the Series A-2 preferred stock of Pogo and deposited an amount of funds sufficient for the redemption with a bank or trust company;

  . the representations and warranties of Pogo and Excite@Home in the merger agreement will be true and correct, except to the extent that any failure of the representations and warranties of a party to be true and correct will not have a material adverse effect on that party;

  . each of Pogo and Excite@Home will have complied in all material respects with its agreements in the merger agreement;

  . each of Pogo and Excite@Home will have received written opinions from its legal counsel to the effect that the merger will qualify as a tax-free reorganization for federal income tax purposes; and

  . each of Pogo and Excite@Home will have executed an escrow agreement with an agreed upon escrow agent.

Vote Required for Approval (page 43)

   Under applicable law and under Pogo's charter documents, the affirmative vote of holders of at least a majority of the shares of Pogo common stock, voting separately as a class, and the holders of at least a majority of the Pogo preferred stock other than the Series A-2 preferred stock, voting separately as a class, is required to approve the merger. It is a condition to the completion of the merger that the holders of 86% of the outstanding shares of Pogo voting stock will have approved the merger agreement, the escrow agreement, the merger and the related transactions.

   In connection with the execution of the merger agreement, a group of Pogo
stockholders collectively holding     % of the outstanding shares of Pogo
common stock and     % of the outstanding shares of Pogo preferred stock and
    % of Pogo's outstanding common stock and outstanding preferred stock on a combined basis, as of the record date, have entered into voting agreements with Excite@Home, pursuant to which these stockholders have agreed to vote their shares to approve the merger agreement, the escrow agreement, the merger and the related transactions. In addition, Excite@Home owns shares of Pogo preferred stock that represent approximately 10% of the outstanding shares of Pogo voting stock.

Escrow and Indemnification (page 68)

   Ten percent of the total number of shares of Excite@Home Series A common stock otherwise deliverable upon the effective time of the merger to each holder of Pogo voting stock will be placed in escrow to secure the indemnification obligations of the stockholders of Pogo. Accordingly, Pogo stockholders might not receive up to 10% of the initial merger consideration to which they would otherwise be entitled.

   The escrow agreement provides that the Pogo stockholders will indemnify Excite@Home for damages Excite@Home suffers as a result of any inaccuracy or breach by Pogo of any representation or warranty, any material breach by Pogo of any covenant contained in the merger agreement, and specific copyright infringement claims. Pogo stockholders will not be required to indemnify Excite@Home unless the aggregate claim for damages exceeds $500,000, but if this threshold is met, Pogo stockholders will be liable for all damages incurred up to the value of the shares placed in escrow, in accordance with the escrow agreement.

   The shares deposited in the escrow fund will remain available to compensate Excite@Home for one year from the date of the closing of the merger. If a claim is asserted prior to the one-year anniversary of the closing and the claim has not been resolved by the one-year anniversary, shares will remain in the escrow fund in an amount sufficient to satisfy the claim until the claim has been resolved, even if the one-year period has elapsed. The escrow fund will serve as Excite@Home's exclusive remedy for damages for which Excite@Home is entitled to indemnification under the escrow agreement, other than damages arising from fraudulent or intentional acts. The form of escrow agreement is attached as an exhibit to the merger agreement and is attached as Annex B to this information statement/prospectus.

Termination of the Merger Agreement (page 65)

   The merger agreement may be terminated by the parties' mutual consent. In addition, subject to qualifications, the merger agreement may be terminated by either of the parties under any of the following circumstances:

  . if the conditions to completion of the merger become incapable of being satisfied, so long as the terminating party did not prevent the satisfaction by breaching specified provisions of the merger agreement;

  . if the merger is not completed by December 31, 2000, so long as the terminating party did not prevent completion of the merger by breaching specified provisions of the merger agreement;

  . if a final governmental injunction or order prohibiting the merger is issued and is not appealable; or

  . if a statute, rule, regulation or order is enacted or issued by a governmental entity that makes the merger illegal.

Excite@Home may also terminate the merger agreement if the board of directors of Pogo withdraws its approval or recommendation of the merger.

Termination Fee (page 66)

   Pogo will be obligated to pay Excite@Home a termination fee of $4.5 million if Excite@Home terminates the merger agreement for any of the following reasons:

  . the board of directors of Pogo withdraws its approval or recommendation of the merger;

  . Pogo stockholders do not approve the merger; or

  . Pogo materially breaches the no solicitation provision of the merger agreement.

In these circumstances, Pogo will also be obligated to reimburse Excite@Home for actual out-of-pocket fees and expenses incurred by Excite@Home in connection with the merger or enforcement of rights under the merger agreement.

No Solicitation (page 63)

   Until the merger is completed or the merger agreement is terminated, Pogo has agreed, with limited exceptions, not to solicit, initiate or encourage an alternative acquisition proposal. Pogo's board of directors may decide not to recommend the merger to Pogo's stockholders if Pogo's board of directors determines in good faith that it cannot, consistent with its fiduciary duties, recommend the merger because Pogo has received an alternative unsolicited acquisition proposal that, if completed, would provide greater value to Pogo stockholders than the merger. Pogo has agreed to promptly inform Excite@Home of any alternative acquisition proposal and to inform Excite@Home of the status and details of any alternative acquisition proposal.

Accounting Treatment of the Merger (page 56)

   Excite@Home intends to account for the merger as a purchase for financial accounting purposes, under generally accepted accounting principles.

Interests of Executive Officers, Directors and Affiliates (page 53)

   In considering the recommendation of Pogo's board of directors, you should be aware that officers, directors and affiliates of Pogo have interests in the merger that are different from, or in addition to, those of stockholders generally. For example:

  . upon the closing of the merger, the vesting of options to purchase an aggregate of approximately 1 million shares of Pogo voting stock held by directors and officers of Pogo will accelerate;

  . some officers of Pogo will enter into employment agreements with the surviving corporation, which will provide employment benefits not available to other stockholders;

  . the largest stockholder of Pogo, Liberty Digital, Inc., is controlled by AT&T, which also owns a controlling interest in Excite@Home;

  . the second largest stockholder of Pogo, Kleiner Perkins Caufield & Byers, is also a minority stockholder of Excite@Home and has representatives on the boards of directors of both Pogo and Excite@Home; and

  . Excite@Home is the third largest stockholder of Pogo.

   As a result of the interests above, Pogo's officers, directors and affiliates could be more likely to vote in favor of the proposal than stockholders without these interests.

Convertible Bridge Note (page 64)

   Pogo has entered into a convertible bridge note, dated August 4, 2000, with Excite@Home, pursuant to which Pogo has borrowed $5 million. Excite@Home has agreed that, at the request of Pogo, Excite@Home will loan Pogo up to an additional $1.3 million to fund the redemption of Pogo's Series A-2 preferred stock. In addition, from November 1, 2000 until the effective time of the merger, Excite@Home has agreed to loan to Pogo, if requested by Pogo, up to $1.8 million per month, as long as Pogo is meeting its operating budget. The loans will have the same terms as the convertible bridge note and will be evidenced by amending the convertible bridge note to reflect the additional loans. All amounts outstanding under the convertible bridge note, as amended, will be converted into shares of Series D preferred stock of Pogo that will be canceled immediately before the effective time of the merger.

Appraisal Rights (page 44)

   Although Pogo is a Delaware corporation, Pogo may be subject to appraisal rights under both Delaware and California law, which differ in some respects. Pogo stockholders who do not vote in favor of the merger may be entitled to exercise appraisal or dissenters' rights in the merger. The surviving corporation will honor the rights of any Pogo stockholder who properly exercises and perfects these rights under either state's applicable law.

Regulatory Approvals (page 56)

   The merger is subject to antitrust laws. Excite@Home and Pogo have made the required filings with the Department of Justice and the Federal Trade Commission. The Department of Justice, the Federal Trade Commission, another branch of federal or state government, or a private person, may challenge the merger at any time before or after its completion.

Material Federal Income Tax Considerations (page 56)

   We have attempted to structure the merger so that, in general, Excite@Home, Excite@Home's stockholders, Pogo and Pogo's stockholders will not recognize gain or loss for federal income tax purposes in connection with the merger, except for cash payments received by Pogo stockholders instead of fractional shares. It is a condition to the merger that both Excite@Home and Pogo receive written opinions from their respective legal counsel to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. However, tax opinions are not binding on the IRS and there can be no assurance that the IRS will not successfully assert a contrary opinion.

   Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Comparison of Stockholder Rights (page 77)

   The rights of investors of Pogo as stockholders of Excite@Home after the merger will be governed by Excite@Home's certificate of incorporation and bylaws. Those rights significantly differ from the current rights of Pogo stockholders under Pogo's certificate of incorporation and bylaws.

Market Price Information (page 14)

   Shares of Excite@Home Series A common stock are listed on the Nasdaq National Market. On August 30, 2000, the last full trading day prior to the public announcement of the proposed merger, Excite@Home's Series A common stock
closed at $14.63 per share. On October    , 2000, Excite@Home's Series A common
stock closed at $      per share. The common stock of Pogo is not traded on an
established public trading market. The companies urge you to obtain current market quotations for the Excite@Home Series A common stock.

   This summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents included or incorporated by reference in this information statement/prospectus for a more complete understanding of the merger. In particular, you should read the documents attached to this information statement/prospectus, including the merger agreement, which is attached as Annex A, and the form of escrow agreement, which is attached as Annex B.

            Selected Historical Financial Information of Excite@Home

   You should also read "Excite@Home's Management's Discussion and Analysis of Financial Condition and Results of Operations" and Excite@Home's consolidated financial statements and the notes to those statements, included in Excite@Home's most recent 10-K, as amended, audited by Ernst & Young LLP, which is incorporated by reference in this information statement/prospectus. Consolidated statement of operations and balance sheet data as of and for the year ended December 31, 1999 includes the results of operations and financial condition of Excite, Inc., which was acquired on May 28, 1999. Therefore, comparisons of results of operations and financial condition for periods prior to and subsequent to the acquisition of Excite, Inc. are not indicative of future results. In addition, historical results are not necessarily indicative of future results. Selected financial data as of and for the period from inception on March 28, 1995 to December 31, 1995 are not presented because financial condition and results of operations as of and for that period were insignificant. Share and per share data have been adjusted to reflect a two-for-one stock split effective June 1999.

                                                         Year Ended December 31,
                                                 ------------------------------------------
                                                    1999        1998       1997      1996
                                                 -----------  ---------  --------  --------
                                                  (In thousands, except per share data)
Historical Consolidated Statement of Operations
 Data:
Revenues(1)..................................... $   336,955  $  48,045  $  7,437  $    676
Costs and expenses(2):
  Operating costs...............................     143,056     46,965    22,459     6,969
  Product development and engineering...........      54,805     17,009    11,984     6,312
  Sales and marketing...........................     130,725     18,091    11,863     6,368
  General and administrative....................      30,276     12,429    10,365     6,054
  Cost and amortization of distribution
   agreements...................................     291,967    101,385     9,264       --
  Amortization of goodwill, intangible assets
   and deferred compensation and other
   acquisition-related costs....................   1,157,009      2,578       --        --
                                                 -----------  ---------  --------  --------
Loss from operations............................  (1,470,883)  (150,592)  (58,750)  (25,027)
Interest and other income, net..................      10,253      6,413     3,033       514
Realized gain on investment.....................      12,566         --        --       --
Equity share of losses of affiliates............      (9,574)        --        --       --
                                                 -----------  ---------  --------  --------
Net loss........................................ $(1,457,638) $(144,179) $(55,717) $(24,513)
                                                 ===========  =========  ========  ========
Net loss per share--basic and diluted........... $     (4.61) $   (0.63) $  (0.27) $  (0.13)
                                                 ===========  =========  ========  ========
Shares used in per share calculation............     316,441    228,479   207,086   192,240
                                                 ===========  =========  ========  ========

--------

Supplemental Consolidated Statement of
 Operations Data:
(1)  Revenues from related parties.............. $   28,821 $  10,458 $   2,948 $     634
                                                 ========== ========= ========= =========
(2)  Depreciation and amortization included in
     costs and expenses, excluding amortization
     of distribution agreements and acquisition-
     related amounts............................ $   49,467 $  15,029 $   8,913 $   1,903
                                                 ========== ========= ========= =========
Loss from operations before cost and
 amortization of distribution agreements and
 costs and amortization related to
 acquisitions................................... $ (21,097) $(46,449) $(49,504) $(25,027)
                                                 ========== ========= ========= =========
                                                               December 31,
                                                 ----------------------------------------
                                                    1999      1998      1997      1996
                                                 ---------- --------- --------- ---------
                                                              (In thousands)
Historical Consolidated Balance Sheet Data:
Cash and cash equivalents and short-term
 investments.................................... $  525,223 $ 419,289 $ 120,379 $  16,770
Working capital.................................    389,023   390,324   101,390    10,573
Distribution agreements, net of accumulated
 amortization...................................    313,772   186,247   163,345       --
Total assets....................................  9,104,279   780,631   323,928    33,388
Convertible debentures..........................    736,294   229,344       --        --
Capital lease obligations, less current portion
 and other long-term liabilities................     57,552    14,356    15,735     5,654
Stockholders' equity............................  8,067,017   493,866   282,407    18,317

                   Selected Historical Financial Data of Pogo

   The following selected historical financial data of Pogo is being provided to assist in analyzing the financial aspects of the merger. The selected statement of operations data set forth below for the period from June 9, 1995 (inception) to March 31, 1996 and for the fiscal years ended March 31, 1997, 1998 and 1999 and the nine months ended December 31, 1999 and the selected balance sheet data as of March 31, 1996, 1997, 1998 and 1999 and December 31, 1999 have been derived from the financial statements of Pogo not included in this information statement/prospectus. The historical results are not necessarily indicative of results to be expected for any future period. In December 1999, Pogo changed its fiscal year end from March 31 to December 31.

                                                                                     Period from
                                        Nine Months   Fiscal Year Ended March         Inception
                                            Ended               31,                 (June 9, 1995)
                                        December 31, ----------------------------      through
                                            1999       1999      1998      1997    March 31, 1996
                                        ------------ --------  --------  --------  ---------------
                                            (In thousands, except share and per share data)
Historical Statement of Operations
 Data:
Net revenues..........................   $    3,005  $  3,168  $  3,663  $  1,072     $    --
Cost of revenues......................        1,789     2,437     4,177     3,252          --
Gross profit..........................        1,216       731      (514)   (2,180)         --
Operating expenses:
  Sales and marketing.................        5,860     3,136     2,090     3,140          378
  Engineering and product
   development........................        3,605     4,776     5,738    12,787        5,913
  General and administrative..........          757       349       623     1,441          740
  Acquired in-process technology......          --        --        --        --           441
                                         ----------  --------  --------  --------     --------
Total operating expenses..............       10,222     8,261     8,451    17,368        7,472
                                         ----------  --------  --------  --------     --------
Loss from operations..................       (9,006)   (7,530)   (8,965)  (19,548)      (7,472)
Other income (expense), net(1)........        3,876      (466)     (789)     (254)          16
                                         ----------  --------  --------  --------     --------
Net loss..............................   $   (5,130) $ (7,996) $ (9,754) $(19,802)    $ (7,456)
                                         ==========  ========  ========  ========     ========
Basic and diluted net loss per share..   $    (3.29) $ (38.68) $(488.31) $(975.76)    $(502.12)
                                         ==========  ========  ========  ========     ========
Shares used in calculating net loss
 per share(2).........................    1,561,329   206,714    19,975    20,294       14,849
                                         ==========  ========  ========  ========     ========
                                                                     March 31,
                                        December 31, ---------------------------------------------
                                            1999       1999      1998      1997         1996
                                        ------------ --------  --------  --------  ---------------
                                                            (In thousands)
Historical Balance Sheet Data:
Cash and cash equivalents.............   $    9,698  $ 23,628  $    718  $    487     $  9,546
Working capital (deficit).............       15,381    20,360    (3,816)   (5,957)       8,229
Total assets..........................       23,017    27,287     3,853     5,126       11,748
Long-term obligations, including
 redeemable preferred stock, less
 current portion......................        1,302     1,403     9,955     2,936        4,997
Accumulated deficit...................      (50,138)  (45,008)  (37,012)  (27,258)      (7,456)
Total stockholders' equity/(deficit)..       17,663    22,128   (10,975)   (4,123)       5,036

--------
(1) Other income for the 9 months ended December 31, 1999 includes approximately $3 million from a fee received in connection with the early termination of a facility lease.
(2) Share data for periods prior to July 7, 1998 have been adjusted for comparison purposes to reflect a 250-to-1 reverse split of Pogo's common stock effected on that date. Share data also excludes the assumed conversion of convertible preferred stock, outstanding warrants and stock options because all such securities are anti-dilutive for all periods presented.

                     Market Price and Dividend Information

Excite@Home

   Excite@Home Series A common stock has traded on the Nasdaq National Market under the symbol "ATHM" since July 11, 1997, the date of its initial public offering. The table below sets forth the high and low closing sales prices of Excite@Home Series A common stock on the Nasdaq National Market for the periods indicated. The quotations represent interdealer quotations, without adjustments for retail mark ups, mark downs, or commissions, and may not necessarily represent actual transactions.

                                                                   Excite@Home
                                                                    Series A
                                                                  Common Stock
                                                                  -------------
                                                                   High   Low
                                                                  ------ ------
   Fiscal Year Ended December 31, 1998:
     First Quarter............................................... $19.06 $10.25
     Second Quarter..............................................  28.63  14.88
     Third Quarter...............................................  27.47  11.75
     Fourth Quarter..............................................  42.38  17.25
   Fiscal Year Ending December 31, 1999:
     First Quarter...............................................  81.75  37.25
     Second Quarter..............................................  99.00  39.00
     Third Quarter...............................................  59.63  33.13
     Fourth Quarter..............................................  59.75  36.69
   Fiscal Year Ending December 31, 2000:
     First Quarter...............................................  44.88  26.75
     Second Quarter..............................................  33.19  15.88
     Third Quarter...............................................  20.94  12.88
     Fourth Quarter (through        )............................

 Recent Closing Prices

   The following table shows the closing prices per share of Excite@Home Series A common stock on Nasdaq on August 30, 2000, the last full trading day prior to
the public announcement of the proposed merger, and on October   , 2000, the
most recent trading day before the printing of this information statement/ prospectus for which the closing price was available. The table also shows the 10-day average closing price of Excite@Home Series A common stock, and the hypothetical exchange ratios and equivalent per share prices for Pogo voting stock on these dates, which are based on the assumptions described on page 2 of this information statement/prospectus. The actual exchange ratio cannot be determined at this time. The assumptions are hypothetical and the variables affecting the actual exchange ratio are likely to change before the merger becomes effective.

                                                  10-day average
                             Closing price         closing price                    Equivalent price
                            of Excite@Home        of Excite@Home      Hypothetical    per share of
                         Series A common stock Series A common stock exchange ratio Pogo voting stock
                         --------------------- --------------------- -------------- -----------------
August 30, 2000.........        $14.63                $14.14             0.3644           $5.15
October  , 2000.........        $                     $                                   $

   Because the market prices of Excite@Home Series A common stock may fluctuate significantly, the exchange ratio and the number of shares of Excite@Home Series A common stock Pogo stockholders will receive upon the closing of the merger may increase or decrease significantly before the merger. We urge Pogo stockholders to obtain current market quotations for Excite@Home Series A common stock.

 Dividend Information

   Excite@Home has not paid any cash dividends on its common stock and currently intends to retain any future earnings for use in its business. Excite@Home does not anticipate that any cash dividends will be declared or paid on the Series A common stock in the foreseeable future.

Pogo

   The common stock of Pogo is not traded on an established public trading market.

 Dividend Information

   Pogo has never declared or paid any cash dividends on its capital stock and currently intends to retain any future earnings for use in its business. Pogo does not anticipate that any cash dividends will be declared or paid in the foreseeable future.

           Cautionary Statement Concerning Forward-Looking Statements

   Excite@Home and Pogo believe this document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management of Excite@Home and Pogo, based on information currently available to each company's management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations of Excite@Home set forth under "Summary," "Risk Factors," "The Merger--Background of the Merger," "The Merger--Excite@Home's Reasons for the Merger," "The Merger--Pogo's Reasons for the Merger," "The Merger--Recommendation of Pogo's Board of Directors," "Description of Excite@Home" and "Description of Pogo."

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Excite@Home or Pogo may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

   For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors." In addition to the risk factors and other important factors discussed elsewhere in the documents which are incorporated by reference into this information statement/prospectus, you should understand that the following important factors could affect the future results of Excite@Home and could cause results to differ materially from those suggested by the forward-looking statements:

  . increased competitive pressures, both domestically and internationally, which may affect use of Excite@Home's and Pogo's services and impede Excite@Home's ability to maintain its market share and pricing goals;

  . changes in user attitude towards the services provided by Excite@Home and Pogo;

  . Excite@Home's ability to integrate the operations of Pogo into its operations;

  . technical failures in the network, software or hardware systems of Excite@Home or Pogo that cause interruptions of service or a decease in responsiveness to our Internet sites;

  . changes in United States and global financial and equity markets, including significant interest rate fluctuations, which may increase the cost of external financing for Excite@Home's operations;

  . changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies which may adversely affect Excite@Home's and Pogo's business or ability to compete; and

  . other risks and uncertainties as may be detailed from time to time in Excite@Home's public announcements and Securities and Exchange Commission filings.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but by no means exhaustive.

                                  RISK FACTORS

   The merger involves a high degree of risk. By voting in favor of the merger, Pogo stockholders will be choosing to invest in Excite@Home Series A common stock. An investment in Excite@Home Series A common stock involves a high degree of risk. You should carefully consider the following risk factors relating to the merger before you decide whether to approve the merger agreement, the escrow agreement, the merger and the related transactions. You should also consider the other information in this information statement/ prospectus and the additional information in Excite@Home's other reports on file with the SEC and incorporated by reference in this information statement/prospectus. See "Where You Can Find More Information."

   Unless the context otherwise requires, the terms "we," "us," "our" and "Excite@Home" refer to At Home Corporation.

Risks Related to the Merger

 Excite@Home and Pogo may not achieve the benefits they expect from the merger.

   Excite@Home and Pogo will need to successfully execute a number of post-merger tasks in order to realize any benefits or synergies from the merger. Key tasks include:

  . integrating the on-line game operations of the two companies;

  . retaining and assimilating the key personnel of Pogo;

  . successfully marketing the existing products and services of each company to the other company's users and customers;

  . developing new services that utilize the assets of both companies;

  . maintaining existing relationships with partners and establishing new partner relationships; and

  . maintaining uniform standards, controls, procedures and policies.

   The successful execution of these post-merger tasks will involve considerable risk and may not be successful. These risks include:

  . the potential disruption of each company's ongoing business and distraction of its management;

  . the difficulty of incorporating acquired technology and rights in the combined companies products and services;

  . unanticipated expenses relating to technology integration;

  . the impairment of relationships with customers, users and employees as a result of any problems with the integration of services and personnel;

  . potential conflicts in sponsor, distributor, advertising or content relationships; and

  . potential unknown liabilities associated with the acquired business.

   If the combined company does not succeed in addressing these risks or any other problems encountered in connection with the merger, it may not achieve the benefits it expects from the merger.

 Failure to complete the merger could negatively affect Excite@Home's and Pogo's operating results.

   If the merger is not completed for any reason, Excite@Home and Pogo may experience a number of adverse consequences, including the following:

  . the price of Excite@Home Series A common stock may decline to the extent that the current market price of Excite@Home Series A common stock reflects a market assumption that the merger will be completed;

  . an adverse reaction for investors and potential investors of both companies, reducing the value of their stock and their future financing opportunities; and

  . the parties' costs related to the merger, including legal and accounting fees, will be paid even if the merger is not completed.

 Failure to complete the merger could negatively affect Pogo's ability to enter into alternative transactions.

   If the merger is terminated and Pogo determines to seek another merger or business combination, Pogo might not be able to find a partner at an attractive price. In addition, while the merger agreement is in effect, Pogo is prohibited from soliciting, initiating, encouraging or entering into extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Excite@Home. As a result of this prohibition, Pogo will be precluded from discussing potential transactions should the merger not occur, and may lose an opportunity for a transaction with another potential partner at a favorable price if the merger is not completed.

 The merger could harm key third party relationships.

   The proposed merger may harm the present and potential relationships of Excite@Home and Pogo with consumers, distribution partners and other third parties with whom they have relationships. Uncertainties following the merger may cause these parties to delay decisions regarding these relationships. Any changes in these relationships could harm the surviving company's business. Pogo's advertisers and distribution partners may, in response to the announcement of the merger, delay or defer decisions concerning Pogo. Pogo could experience a decrease in expected revenue as a consequence of uncertainties associated with the merger.

 The announcement of the merger agreement could result in loss of employees before completion of the merger.

   Employees of a company are often uncertain as to their future employment during the period between the time the company enters into a merger agreement and the time the merger is completed. Although incentives provided by Pogo during this period may mitigate this effect, it is possible that employees will seek employment elsewhere. Whether or not the merger occurs, Pogo may not be able to retain some of its key employees. If any of Pogo's key employees leave, its business, results of operations and financial condition could suffer.

 Officers, directors and affiliates of Pogo have different interests from yours that may influence them to support or approve the merger.

   Officers, directors and affiliates of Pogo have interests that are different from, or are in addition to, those of Pogo stockholders generally. These interests include:

  . the acceleration of the vesting of options to purchase an aggregate of approximately 1 million shares of Pogo common stock held by directors and officers of Pogo;

  . some officers of Pogo will become employees of the surviving corporation;

  . the two largest stockholders of Pogo are affiliated with Excite@Home; and

  . Excite@Home is the third largest stockholder of Pogo.

   As a result, the officers, directors and affiliates could be more likely to vote to approve the proposal than Pogo stockholders who do not have these interests.

 A portion of the Excite@Home Series A common stock to be received by the Pogo stockholders will be placed in escrow and may not be delivered to the Pogo stockholders.

   The merger agreement provides that 10% of the Excite@Home Series A common stock the Pogo stockholders are otherwise entitled to receive upon the merger will be deposited in an escrow account to secure the indemnification obligations of Pogo stockholders under the escrow agreement. Accordingly, Pogo stockholders might not receive up to 10% of the initial merger consideration to which they would otherwise be entitled as a result of the indemnification provisions in the merger and escrow agreements.

 Issuance of additional shares of Excite@Home may reduce Excite@Home's share price.

   In connection with the merger, Excite@Home will issue new shares of its Series A common stock to current Pogo stockholders. The total number of shares will not be determined until the exchange ratio is determined. The actual exchange ratio will depend upon the price of Excite@Home Series A common stock, which may fluctuate significantly. If contingent payments are made, additional shares of Excite@Home Series A common stock will be issued. The issuance of additional shares of Excite@Home Series A common stock in the merger and in connection with any contingent payment will dilute Excite@Home's results of operations on a per share basis. This dilution could reduce the market price of Excite@Home Series A common stock unless and until the combined company achieves revenue growth or cost savings and other business economies sufficient to offset the effect of the issuance of additional shares. There can be no assurance that Excite@Home will achieve revenue growth, cost savings or other business economies from the merger.

 Pogo stockholders may exercise dissenters' rights.

   Under both Delaware and California law regarding dissenting stockholders' appraisal rights, Pogo stockholders who do not vote in favor of the merger may be entitled to exercise dissenting stockholders' appraisal rights. If the merger occurs, then Pogo stockholders who do not vote their Pogo shares in favor of the merger may have the right to demand cash for their Pogo shares instead of Excite@Home Series A common stock. The amount of cash to be paid to the dissenting Pogo stockholders could be significant, which could harm the surviving corporation's financial position. It is a condition to the merger that the holders of 86% of Pogo stock vote their shares in favor of the merger.

Risks Related to Excite@Home's Business

 Our quarterly operating results may fluctuate.

   Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include:

  . subscriber growth rates and prices charged by our cable partners;

  . the level of usage of the Internet in general and portal web sites in particular;

  . the introduction of new products or services by us or our competitors;

  . demand for Internet advertising;

  . pricing changes for Internet-based advertising;

  . the addition or loss of advertisers;

  . the level of user traffic on our web sites used for our narrowband services;

  . the mix of types of advertising we sell, such as the mix of targeted advertising as compared to general rotation advertising;

  . the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

  . the timing of marketing expenditures to promote our brands;

  . costs incurred with respect to acquisitions;

  . integration of new services, features and functionally with existing services;

  . seasonality associated with the advertising business and Bluemountain.com; and

  . general economic conditions.

   Our expense levels are based in part on expectations of future revenue and, to a large extent, are fixed. We may be unable to adjust spending quickly enough to compensate for any unexpected revenue shortfall.

   Our Internet advertising revenue is subject to seasonal fluctuations. Historically, advertisers spend less in the first and third calendar quarters, and user traffic for our narrowband services has historically been lower during the summer and during year-end vacation and holiday periods.

   Due to all of the foregoing factors and the other risks described in this section, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance, particularly in light of the number of acquisitions we have completed. It is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. In this event, the price of our Series A common stock may fall.

 We have incurred and expect to continue to incur substantial losses.

   At Home Corporation was incorporated in March 1995, commenced operations in August 1995, and has incurred net losses in each fiscal period since its inception. As of June 30, 2000, we had an accumulated deficit of $3,030 million, which includes depreciation and amortization, cost and amortization of acquisition-related intangibles and deferred compensation and cost and amortization of distribution agreements of approximately $2,955 million since inception. In addition, we currently intend to increase capital expenditures and operating expenses in order to expand our network and market and provide our broadband services to potential subscribers. As a result of our acquisitions of Excite, iMALL, Bluemountain.com and other companies, we anticipate that we will incur substantial non-cash charges including charges relating to the amortization of goodwill and other intangible assets in future periods. Therefore, we anticipate that we will incur significant net losses for the foreseeable future.

 We may fail to integrate our business and technologies with the business and technologies of companies we have recently acquired or may acquire.

   We have completed several acquisitions recently, and we intend to pursue additional acquisitions in the future. If we fail to integrate these businesses, our quarterly and annual results may be adversely affected. Integrating acquired organizations and products and services could be expensive, time-consuming and a strain on our resources. In addition, we may be unable to identify future acquisition targets and we may be unable to complete future acquisitions on reasonable terms. Risks we could face with respect to acquisitions include:

  . the difficulty of integrating acquired technology or content and rights into our services;

  . the difficulty of assimilating the personnel of the acquired companies;

  . the difficulty of coordinating and integrating geographically dispersed operations;

  . our ability to retain customers of an acquired company;

  . the potential disruption of our ongoing business and distraction of management;

  . the maintenance of brand recognition of acquired businesses;

  . the failure to successfully develop acquired in-process technology;

  . unanticipated expenses related to technology integration;

  . the maintenance of uniform standards, corporate cultures, controls, procedures and policies; and

  . the impairment of relationships with employees and customers as a result of the integration of new management personnel.

 Recently acquired businesses may not be successful.

   Our recently acquired companies are in an early stage of development and have unproven business models. Acquired features, functions, products or services may not achieve market acceptance.

   iMALL. Prior to August 1998, substantially all of iMALL's revenues were attributable to its seminar business. This business was discontinued in August 1998. iMALL has yet to achieve significant revenue from its current business of providing turnkey electronic commerce services to online merchants or its other shopping-oriented web sites. A market for iMALL's services may not develop, and iMALL's services may not become widely accepted.

   Bluemountain.com. The acquisition of Bluemountain.com also involves a number of risks. For example, prior to the acquisition, the Bluemountain.com electronic greeting card service only sold limited advertising on its web sites. Bluemountain.com users may not accept a service that displays advertising. Bluemountain.com users may not continue to use the Bluemountain.com service for other reasons. For instance, competitive electronic greeting card sites have increased in popularity. Also, the popularity of electronic greeting card services could decline generally. Additionally, advertisers may not choose to advertise on the Bluemountain.com service if users do not accept advertising or do not purchase goods or services advertised on Bluemountain.com in sufficient quantities.

   During 2000, we have acquired Kendara, Inc., Worldprints.com International, Inc., DataInsight, Inc. and Join Systems, Inc. We have agreed to acquire Pogo and we may acquire other companies in the near future. These companies have specific technology and other capabilities that we may not be able to successfully integrate with our services or transition to our online platforms. As a result, we may incur unexpected integration and product development expenses that could harm our results of operations. We may also be required to record charges to operations related to the impairment of acquired technology or other intangible assets.

 If we do not develop new and enhanced features, products and services for our narrowband and broadband services, we may not be able to attract and retain a sufficient number of users.

   Because of the competitiveness of our market, we believe it is important to introduce additional or enhanced features, products and services in the future in order to differentiate our services and retain our current users and attract new users. Acquiring or developing new features, products and services may require a substantial investment of personnel and financial and other resources. If we introduce a feature, product or service that is not favorably received by our current users, they may not continue using our services as frequently and they may choose a competing service.

   We must also continually enhance our products and services to incorporate rapidly changing Internet technologies. We could incur substantial development costs if we need to modify our products, services or infrastructure to adapt to changes in Internet technologies. Our business could be harmed if we incur significant costs to adapt to these changes. If we cannot adapt to these changes, users may discontinue using our services. Additionally, a new feature, product or service may not gain acceptance with users and we may not achieve a return on our investment.

   We may also experience difficulties that could delay or prevent us from introducing new features, products or services. Furthermore, these features, products or services may contain errors that are discovered after the feature, product or services are introduced. We may need to modify their design significantly to correct these errors. In addition, we must consult with and involve our principal cable partners in the development and design of new features, products or services for our broadband services. Therefore, the process of introducing new broadband features, products and services is time consuming and if our principal cable partners object to a new feature, product or service, we could be prohibited from offering it in particular areas. Our business could be adversely affected if we experience difficulties in introducing new products and services or if users do not accept these new products or services.

 We depend on the sale of advertisements on our services, and if online advertising does not become accepted, or if users employ new technology to block or filter online advertising, our business would be harmed.

   We expect to derive a substantial amount of our revenues from the sale of advertising on our services for the foreseeable future. No standards have been widely accepted to measure the effectiveness of online advertising. If standards do not develop, existing advertisers may not continue their current levels of online advertising. Furthermore, advertisers that have traditionally relied upon other advertising media may be reluctant to advertise online. Advertisers that already have invested substantial resources in other advertising methods may be reluctant to adopt a new strategy. Our business would be harmed if the market for online advertising fails to develop or develops more slowly than expected.

   Different pricing models are used to sell online advertising. It is difficult to predict which, if any, will emerge as the industry standard. This makes it difficult to project future advertising rates and revenues. For example, advertising rates based on the number of "click throughs," or user requests for additional information made by clicking on the advertisement, instead of rates based solely on the number of impressions, or number of times an advertisement is displayed, could adversely affect our revenues because impression-based advertising comprises a substantial majority of our current advertising revenues. Our advertising revenues could be harmed if we are unable to adapt to new forms of online advertising.

   Moreover, "filter" software programs that limit or prevent advertising from being delivered to a web user's computer are available. Other software programs are able to hide a web user's identity and prevent "cookies" from being written to, or read from, the user's hard drive. Cookies are bits of information keyed to a specific memory location and passed to a web site server through the user's browser software. Filter software may prevent the proper operation of our services, including personalization of the My Excite Start Page and targeted banner advertising. Widespread adoption of software products such as these could reduce the attractiveness of our personalization features and harm the commercial viability of online advertising.

 We must develop and maintain the awareness of our brands to attract consumers and advertisers.

   Maintaining and strengthening our brands is critical to achieving widespread acceptance of our services by consumers and advertisers, particularly in light of the competitive nature of our markets. Promoting and positioning our brands will depend largely on the success of our marketing efforts and our ability to provide high quality services. We may find it necessary to increase our marketing budget or otherwise increase our financial commitment to creating and maintaining brand loyalty among users. If we fail to promote and maintain our brands or incur excessive expenses in an attempt to promote and maintain our brands, our business could be harmed.

 Privacy concerns could lead to legislation or new technology that could make it more difficult for us to deliver targeted advertising.

   Due to privacy concerns, some Internet commentators, consumer advocates and governmental officials have suggested that the use of cookies be limited or eliminated. In addition, certain currently available web browsers allow a user to delete cookies or prevent cookies from being stored on the user's hard drive, and technology that shields e-mail addresses, cookies and other electronic means of identification could become commercially accepted. Any reduction or limitation in the use of cookies through legislation, new technology or otherwise, could limit the effectiveness of our ad targeting, which could harm our business.

 We could face liability related to the privacy of personal information about our users.

   Our narrowband services use cookies to deliver targeted advertising, help compile demographic information about users and limit the frequency with which an advertisement is shown to the user. Cookies are placed on the user's hard drive, often without the user's knowledge or consent. We could face liability relating to the collection and use of this information, as well as other misuses such as unauthorized marketing. The Federal Trade Commission and some states have been investigating Internet companies regarding their use of personal information, and some groups have initiated legal action against Internet companies regarding their privacy practices. In addition, the United States federal and various state governments have proposed new laws restricting the collection and use of information regarding Internet users. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government agencies choose to investigate our privacy practices.

 The sponsorship advertising we sell subjects us to financial and other risks.

   We derive a substantial portion of our revenues from sponsorship arrangements. These are advertising relationships under which third parties receive sponsored services and placements on our services in addition to traditional banner advertisements across our services. These arrangements expose us to potential financial risks, including the risk that we fail to deliver required minimum levels of user impressions, that third party sponsors do not perform their obligations under these agreements, or that they do not renew the agreements at the end of their term. These arrangements also require us to integrate sponsors' content with our services, which can require the dedication of resources and programming and design efforts to accomplish. We may not be able to attract additional sponsors or renew existing sponsorship arrangements when they expire.

   In addition, we have granted exclusivity provisions to some of our sponsors, and may in the future grant additional exclusivity provisions. These exclusivity provisions may have the effect of preventing us from accepting advertising or sponsorship arrangements from certain advertisers during the term of the agreements. Our inability to enter into further sponsorship or advertising arrangements as a result of any exclusivity arrangements could harm our business.

 Our equity investments in other companies may not yield any returns.

   We have made and plan to continue to make equity investments in many Internet companies, including joint ventures in other countries. In most instances, these investments are in the form of illiquid securities of private companies. These companies typically are in an early stage of development and may be expected to incur substantial losses. Due to recent market volatility, some of these companies may alter plans to go public, and others that have gone public have experienced or may experience significant decreases in the trading prices of their common stock. Our investments in these companies may not yield any return. Furthermore, if these companies are not successful, we could incur charges related to write-downs or write-offs of assets. We also record and continue to record a share of the net losses in some of these companies, up to our cost basis, if they are accounted for under the equity method of investment. We intend to continue to invest in illiquid securities of private companies and in joint ventures in the future. Losses or charges resulting from these investments could harm our operating results.

 We must maintain the security of our networks.

   We have in the past experienced security breaches in our networks. We have taken steps to prevent these breaches, to prevent users from sharing files via the @Home service and to protect against bulk unsolicited e-mail. However, actual problems with, as well as public concerns about, the security, privacy and reliability of our networks may inhibit the acceptance of our services.

   The need to securely transmit confidential information over the Internet has been a significant barrier to electronic commerce and communications over the Internet. Any well-publicized compromise of security could deter more people from using the Internet or our services to conduct transactions that involve transmitting confidential information, such as purchases of goods or services. Because many of our advertisers seek to encourage people to use the Internet to purchase goods or services, our business could be harmed if this were to occur. We may also incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches.

 Excite Chello, our new international joint venture with UPC and UnitedGlobalCom, is an unproven business and may not achieve revenue and subscriber growth targets.

   In July 2000, we agreed with UPC and its parent company, UnitedGlobalCom (together, the "United Group"), to form a joint venture, to be named Excite Chello, which would combine UPC's chello broadband subsidiary with our assets and operations outside North America. We have agreed to invest approximately $94 million in this joint venture. Excite Chello will be equally owned and jointly controlled by Excite@Home and the United Group. We will account for our investment in Excite Chello under the equity method, and we will record our share of the net losses of the new joint venture, which will likely be higher than our share of net losses that we have taken to date on the joint ventures to be contributed. The expected higher losses are due to the accelerated expansion of international operations. Although we have announced intentions to publicly offer shares in Excite Chello at a future date, a number of factors may prevent the consummation of an initial public offering, including adverse changes in the financial markets, in general economic conditions, or in the operations of the new joint venture. Excite Chello will be a new business, and its ability to achieve revenue and subscriber growth targets is unproven. Excite Chello will face many of the same risks facing our company. In addition, Excite Chello faces specific risks related to providing broadband and narrowband services in foreign jurisdictions, including:

  . regulatory requirements, including the regulation of Internet access;

  . legal uncertainty regarding liability for information retrieved and replicated in foreign jurisdictions;

  . potential inability to use European customer information due to new
    European governmental regulations; and

  . lack of a developed cable infrastructure in many international markets.

   This transaction is not yet completed. The closing of this transaction is subject to several conditions, including regulatory approval, obtaining third party consents and contributions by the joint venture partners.

 We may be liable for our links to third party web sites.

   We could be exposed to liability with respect to the third party web sites that may be accessible through our services. These claims may allege, among other things, that by linking to web sites operated by third parties, we may be liable for copyright or trademark infringement or other unauthorized actions by third parties through these web sites. Other claims may be based on errors or false or misleading information provided by our services. Our business could be harmed due to the cost of investigating and defending these claims, even to the extent these types of claims do not result in liability.

 We may face potential liability from our electronic commerce-related advertising arrangements.

   Some of our advertising relationships provide that we may receive payments based on the amount of goods or services purchased by consumers clicking from our services to a seller's web site. These arrangements may expose us to legal risks and uncertainties, including potential liabilities to consumers of the advertised products and services. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed.

   Some of the liabilities that may result from these arrangements include:

  . potential liabilities for illegal activities that may be conducted by the sellers;

  . product liability or other tort claims relating to goods or services sold through third-party e-commerce sites;

  . claims for consumer fraud and false or deceptive advertising or sales practices;

  . breach of contract claims relating to purchases; and

  . claims that items sold through these sites infringe third-party intellectual property rights.

   Even to the extent that these claims do not result in material liability, investigating and defending these claims could harm our business.

 We may be subject to intellectual property infringement claims which are costly to defend and could limit our ability to use certain technologies in the future.

   Many parties are actively developing Internet-related technologies. We believe that these parties will continue to take steps to protect these technologies, including seeking patent protection. As a result, we believe that disputes regarding the ownership of these technologies are likely to arise in the future. From time to time, parties assert patent infringement claims against us in the form of letters, lawsuits and other forms of communications. In addition to patent claims, third parties may assert claims against us alleging infringement of copyrights, trademark rights, trade secret rights or other proprietary rights or alleging unfair competition.

   We may incur substantial expenses in defending against third-party infringement claims regardless of the merit of the claims. In the event that there is a determination that we have infringed third-party proprietary rights, we could incur substantial monetary liability and be prevented from using the rights in the future.

 Our substantial leverage and debt service obligations may adversely affect our cash flow.

   We have substantial amounts of outstanding indebtedness, primarily from our convertible subordinated debentures due 2018 and our 4 3/4% convertible subordinated notes due 2006. We may be unable to generate cash sufficient to pay the principal of, interest on and other amounts in respect of our indebtedness when due. As of June 30, 2000, the total principal amount of our debt outstanding was $942 million. Our substantial leverage could have significant negative consequences, including:

  . increasing our vulnerability to general adverse economic and industry conditions;

  . limiting our ability to obtain additional financing;

  . requiring the dedication of a substantial portion of our expected cash flow from operations to service our indebtedness, thereby reducing the amount of our expected cash flow available for other purposes, including capital expenditures;

  . limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

  . placing us at a possible competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

 Future acquisitions could result in dilutive issuances of stock and the need for additional financing.

   We have typically paid for our acquisitions by issuing shares of our capital stock. In the future, we may effect other large or small acquisitions by using stock, and this will dilute our stockholders. We may also use cash to buy companies or technologies in the future, as we did for a portion of the purchase price for Bluemountain.com, and we may need to incur additional debt to pay for these acquisitions. Acquisition financing may not be available on favorable terms or at all. In addition, we will likely be required to amortize significant amounts of goodwill and other intangible assets in connection with future acquisitions, which will have a material effect on our results of operations.

 We must manage our growth.

   Our growth and recent acquisitions have placed a significant strain on our managerial, operational, and financial resources. For example, we have grown from 570 employees at December 31, 1998 to more than 2,500 employees at June 30, 2000. In addition, we plan to continue to hire additional personnel. To manage our growth, we must continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Any failure to manage growth effectively could harm our business.

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

 Government regulation and legal uncertainties relating to the Internet could hinder the popularity of the Internet.

   New Internet privacy and other laws. There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing, content and the characteristics and quality of products and services. For example:

  . the United States federal government and various state governments have proposed limitations on the collection and use of information regarding Internet users; and

  . several telecommunications companies have petitioned the Federal
    Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies, which could increase the cost of transmitting data over the Internet.

   Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Internet could harm our business.

   Tax laws. The tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made at the federal, state and local level and by certain foreign governments that could impose taxes on the sale of goods and services and certain other Internet activities. Our business may be harmed by the passage of laws in the future imposing taxes or other burdensome regulations on online commerce.

   Other jurisdictions. Because our service is available in multiple states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of these states and foreign countries. If we fail to qualify as a foreign corporation in a jurisdiction where we are required to do so, we could be subject to taxes and penalties.

 We could face liability for defamatory or indecent content provided on our services.

   Claims could be made against Internet and online service providers under both United States and foreign law for defamation, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their networks. Several private lawsuits seeking to impose this liability are currently pending against Internet and online services providers. Our insurance may not adequately protect us from these types of claims.

   In addition, legislation has been proposed that prohibits, or imposes liability for, transmission over the Internet of indecent content. The imposition upon Internet and online service providers of potential liability for information carried on or disseminated through their systems could require us to implement measures to reduce our exposure to this liability. This may require that we expend substantial resources or discontinue service or product offerings. The increased focus on liability issues as a result of these lawsuits and legislative proposals could impact the growth of Internet use. Furthermore, governments of some foreign countries, such as Germany, have enacted laws and regulations governing content distributed over the Internet that are more strict than those currently in place in the United States. One or more of these factors could significantly harm our business.

 Our future success depends on our ability to attract, retain and motivate highly skilled employees.

   Our future success depends on our ability to attract, retain and motivate highly skilled employees. Competition for employees in the Internet industry is intense, particularly in the Silicon Valley where our headquarters is located. Due to the recent decline in the trading price of our common stock, we may face challenges in attracting and retaining employees. Additionally, the exercise price of a significant portion of our equity awards such as stock options may be higher than the current trading price of our stock, and such stock options may not retain the incentive effect intended at the time of issuance. We may issue additional equity awards from time to time to retain employees and this may dilute existing stockholders. We may be unable to attract, assimilate or retain other highly qualified employees in the future. We have from time to time experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Recently, several members of our executive management team have resigned, and our Chief Executive Officer has announced his intention to resign this position. Although we have replaced most of these employees, the new employees have generally not had previous experience working with each other or other members of our executive management team. The risk of attracting and retaining qualified employees is compounded by the fact that we are controlled by AT&T, and therefore we may not have the same flexibility as a typical Silicon Valley company to pursue initiatives proposed by management. Furthermore, certain key employees possess marketing, technical and other expertise which is important to the operations of our business, and if these employees leave, we may not be able to replace them with employees possessing comparable skills.

Risks Related to Excite@Home's Broadband Services

 Our broadband business is unproven, and it may not achieve profitability.

   The profit potential of our broadband business model is unproven and our broadband services may not achieve the level of consumer or commercial acceptance that we have forecasted. We have had difficulty predicting whether the pricing models or revenue sharing arrangements with our cable partners for our broadband services will prove to be viable, whether demand for our broadband services will continue at the prices our cable partners charge for our broadband services, or whether current or future pricing levels will be sustainable. If these pricing levels are not achieved or sustained or if our broadband services do not achieve or sustain broad market acceptance, our business will be significantly harmed.

 We need to add subscribers at a rapid rate for our broadband business to succeed, but we may not achieve our subscriber growth goals.

   Our actual revenues or the rate at which we add new subscribers may differ from our forecasts. We may not be able to increase our subscriber base enough to meet our internal forecasts or the forecasts of industry analysts or to a level that meets the expectations of investors. The rate at which subscribers have increased in the past does not necessarily indicate the rate at which subscribers may be expected to grow in the future.

 Our broadband subscriber growth is limited by installation and price constraints.

   Installation of the @Home service generally requires a customer service representative employed by a cable partner to install a cable modem at a customer's location and therefore can be time consuming. If we are unable to speed the installation of our service, our subscriber growth could be constrained. Moreover, the @Home service is currently priced at a premium to many other online services, and large numbers of subscribers may not be willing to pay a premium for the service. Some companies offer free Internet access with the purchase of personal computers and some Internet service providers have reduced or eliminated Internet access charges in exchange for placing advertisements on a customer's computer screen. If these promotions become more widely used, or if Internet access fees decline, consumers may be less willing to pay a premium for broadband services, or our broadband services in particular.

 If we cannot maintain the scalability and speed of our @Home broadband network, customers will not accept our broadband services.

   Due to the limited deployment of our broadband services, the ability of our broadband network to connect and manage a substantial number of subscribers at high transmission speeds is unknown. Therefore, we face risks related to our network's ability to be scaled up to accommodate increased subscriber levels while maintaining performance. Our network may be unable to achieve or maintain a high speed of data transmission, especially as the number of our subscribers increases. Because of our reliance on regional data centers and the cable infrastructure located in particular geographic areas to support our broadband services, our and our cable partners' infrastructures must also be able to accommodate increased subscribers in a particular area. If the existing infrastructure for a geographic area does not accommodate additional subscribers, network performance for an area could decline causing us to lose subscribers in that area, especially if a cable partner is unwilling to upgrade its infrastructure in that area.

   In recent periods, the performance of the @Home network has experienced some deterioration in some markets partially as a result of subscriber abuse of the @Home service. While we are seeking to eliminate this abuse by enforcing our acceptable-use policy and by limiting users' upstream bandwidth, our failure to do so may result in slower network performance and reduced customer demand for our services.

 If new "DOCSIS" compliant and self-installable cable modems are not deployed timely and successfully, our subscriber growth could be constrained.

   Currently, each of our subscribers must typically obtain a cable modem from a cable partner to access the @Home service. The North American cable industry has adopted interface standards known as DOCSIS for hardware and software to support the delivery of data services over the cable infrastructure utilizing compatible cable modems. Some of our cable partners have chosen to delay deployments of the @Home service until the commercial availability of DOCSIS-compliant cable modems is widespread, among other reasons. Also, cable modem manufacturers have experienced, and may continue to experience, production and delivery problems with cable modem components that may restrict the number of modems available. For example, the supply of certain key components required in the manufacture of cable modems was severely constrained during the first half of 2000 when a key parts supplier experienced a factory fire. Cable modem manufacturers may also delay the production or delivery of cable modems for various economic or other reasons. Subscriber growth could be constrained and our business could be significantly harmed if our cable partners slow the deployment of the @Home service because they are not able to obtain a sufficient quantity of DOCSIS-compliant modems and if such modems do not become widely available through channels such as retail and pre-installment by personal computer manufacturers.

   We believe that our ability to meet our subscriber goals depends on the degree to which two-way cable modems become widely available in channels such as personal computer manufacturers and retail outlets. Currently, this widespread availability has not yet occurred. In addition, these modems must be easy for consumers to install themselves, rather than requiring a customer service representative to perform the installation. Additionally, the success of self-installable cable modems depends on our ability to deploy systems that allow customers to self-provision the @Home service through online and other means. If two-way cable modems do not become quickly available in outlets other than through cable television companies, if they cannot be installed easily by consumers, or if customers are not able to initiate the @Home service themselves, it would be difficult for us to attract large numbers of additional subscribers and our business would be harmed.

 Our broadband business may be impacted by cable access proposals and other government regulation.

   Currently, our broadband services are not directly subject to regulations of the Federal Communication Commission or any other federal, state or local communications regulatory agency. However, there may be changes in the regulatory environment relating to the Internet, cable television or telecommunications markets. These changes could require regulatory compliance by us, impact our exclusivity arrangements or limit our ability to provide broadband services to our subscribers, and therefore could adversely affect our revenues and results of operations. Such possible government regulations include the following:

  . The FCC could require our cable partners to grant competitors access to their cable systems. GTE, MindSpring Enterprises, Inc., Consumers Union and other parties have requested Congress, the Federal Communications Commission and state and local authorities to require cable operators to provide Internet and online service providers with unbundled access to their cable systems. If we or our cable

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

    partners are classified as common carriers, or if government authorities require third-party access to cable networks or unaffiliated Internet service providers, our competitors may be able to provide service over our cable partners' systems prior to the expiration of our exclusivity agreements. The rates that our cable partners charge for this third-party access, or for the @Home services, could also be subject to rate regulation or tariffing requirements.

  . Local governmental proceedings. Some local jurisdictions, including
    Portland and Multnomah County, Oregon and Broward County, Florida, have imposed third-party access requirements on AT&T and other cable companies operating in those communities. The United States Court of Appeals has decided in two of its circuits that cable broadband services are telecommunications services subject to regulation at the federal level. As a result, local and state jurisdictions in these two circuits are prevented from imposing third-party access or carriage requirements for cable broadband service. It is possible, however, that local jurisdictions in other circuits may try to impose similar requirements in the future. Since the circuit court decisions that have been made to date are not binding on other circuits, courts in other circuits could decide that their local jurisdictions have the right to impose third-party access requirements. In addition, local jurisdictions could try to impose similar requirements under various other legal theories.

  . Other litigation. In November 1999, a class action was filed alleging violations by us of the federal antitrust laws. Although it is too early to predict the outcome of this litigation, we could be forced to pay damages, allow other service providers to utilize our network, otherwise alter the way we do business or incur significant costs in defending this litigation. Any of these outcomes could harm our business. In addition, others could initiate litigation on similar legal theories in the future.

  . Federal regulation. Regulatory changes that affect telecommunications costs, limit usage of subscriber-related information or increase competition from telecommunications companies could affect our pricing or ability to market our broadband services successfully. For example, changes in the regulation of cable television rates may affect the speed at which our cable partners upgrade their cable systems to carry our broadband services.

 We could lose subscribers, distribution relationships and revenues related to broadband services to our competitors.

   The markets for consumer and business broadband services are extremely competitive, and we expect that competition will intensify in the future. Our most direct competitors for broadband services include the following:

  . Providers of cable-based Internet services. MediaOne Group, which was recently acquired by AT&T, and Time Warner Inc. have deployed high-speed Internet access services over their local cable networks through their own cable-based Internet service, Road Runner. We currently compete with Road Runner to establish distribution arrangements with cable system operators and we may compete for subscribers in the future if and when our cable partners cease to be subject to their exclusivity obligations. In addition, we compete with other providers of cable-based Internet services, such as ISP Channel, Inc. and High Speed Access Corporation.

  . Telecommunications providers. We compete with national long-distance and local exchange carriers that offer high-speed, Internet access services such as asymmetric digital subscriber line, known as DSL. Recently, these services have been offered in a number of areas and at lower prices than in the past. These advanced services are offered by a number of Internet service providers in conjunction with local exchange carriers, which may result in additional marketing, installation and customer service resources for DSL.

  . Internet and online service providers. We compete with Internet service providers that provide basic Internet access services, online service providers such as America Online, and other Internet portals and online services that have announced broadband strategies, such as Yahoo!.

  . Cable and fiber-optic system over-builders. We compete with companies that have obtained franchises from local authorities to build their own coaxial cable and fiber-optic networks to deliver bundled telecommunications services to residential customers. These companies, such as RCN Corp., act as exclusive providers of broadband Internet, phone and cable television services over their own advanced local network infrastructure. Although these systems have been built in limited geographic areas to date, widespread availability of bundled services by system over-builders would represent significant competition against our services.

   Many of our competitors and potential competitors have substantially greater financial, technical and marketing resources, larger subscriber bases, longer operating histories, greater name recognition and more established relationships with advertisers and content and application providers than we do. These competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and devote more resources to developing Internet services or online content than we can. We may not be able to compete successfully against current or future competitors. Competitive pressures could significantly impact the growth of our broadband subscriber base and our ability to renew and enter into new distribution agreements and as a result may hurt our revenues.

   The proposed merger between America Online and Time Warner Inc. creates uncertainties about which cable markets will be served by Road Runner on an exclusive or non-exclusive basis, and the merger may improve Road Runner's ability to negotiate distribution agreements with cable system operators. Additionally, our principal stockholder, AT&T, has a substantial ownership interest in Time Warner and Road Runner due to AT&T's recent acquisition of MediaOne. This relationship among America Online, AT&T, Time Warner and Road Runner creates further uncertainties about which cable markets we will be able to serve and under what terms. The proposed merger would also give America Online, the largest dial-up Internet service provider, the ability to utilize Road Runner's technology as a basis for leveraging its marketing and extensive subscriber base to compete for customers in our cable markets once our exclusivity agreements have expired. As a result, we may face intense long-term competition for customers in previously exclusive cable markets.

 Our dependence on our network to provide our broadband services exposes us to a significant risk of system failure.

   Our broadband service operations are dependent upon our ability to support our highly complex network infrastructure and avoid damage from fires, earthquakes, floods, power losses, telecommunications failures and similar events. The occurrence of a natural disaster or other unanticipated problem at our network operations center or at a number of our regional data centers could cause interruptions in our broadband services. Additionally, failure of our cable partners or companies from which we obtain data transport services to provide the data communications capacity that we require, for example as a result of natural disaster or operational disruption, could cause interruptions in our broadband services. Any damage or failure that causes interruptions in our network operations could harm our business.

Risks Related to Our Relationships with Our Cable Partners

   The success of our business depends on our relationships with our cable partners. We have entered into new distribution agreements with AT&T, Comcast and Cox, and we also have distribution agreements with other cable partners. Additionally, we have agreed not to provide a variety of Internet services in the areas covered by our cable partners. Our agreements with our cable partners are complex and some of the risks associated with these relationships are set forth below. Please also refer to our proxy statement for our 2000 annual stockholders meeting for a further description of these agreements.

 We depend on our cable partners to upgrade to the two-way cable infrastructure necessary to support the @Home service; the availability and timing of these upgrades are uncertain.

   Transmission of our broadband services depends on the availability of high-speed two-way hybrid fiber coaxial cable infrastructure. However, only a portion of existing cable plants in the United States and in some international markets have been upgraded to two-way hybrid fiber coaxial cable, and even less are capable of high-speed two-way transmission. As of June 30, 2000, approximately 47% of our North American cable partners' cable infrastructure was capable of delivering the @Home service. Our cable partners have announced and are implementing major infrastructure investments in order to deploy two-way hybrid fiber coaxial cable. However, these investments have placed a significant strain on the financial, managerial, operating and other resources of our cable partners, most of which are already highly leveraged. Therefore, these infrastructure investments have been, and we expect will continue to be, subject to change, delay or cancellation. Furthermore, because of consolidation in the cable television industry, as well as the sale or transfer of cable assets among cable television operators, many cable companies have delayed upgrading particular systems that they plan to sell or transfer. If these upgrades are not completed in a timely manner, our broadband services may not be available on a widespread basis and we may not be able to increase our subscriber base at the rate we anticipate. Although our commercial success depends on the successful and timely completion of these infrastructure upgrades, most of our cable partners are under no obligation to upgrade systems or to introduce, market or promote our broadband services. As has happened in the past, even if a cable partner upgrades its cable infrastructure, the upgraded infrastructure may not function properly, and therefore may cause a delay in the availability of our broadband services for particular areas. The failure of our cable partners to complete these upgrades in a timely and satisfactory manner, or at all, would prevent us from delivering broadband services and would significantly harm our business.

 The letter agreement that we entered into with AT&T, Comcast and Cox on March 28, 2000 may subject us to legal risks.

   On May 26, 2000, a purported class action suit was initiated in the San Mateo County Superior Court by an alleged Excite@Home stockholder against Excite@Home, AT&T Corp., Comcast Corporation and Cox Communications, Inc., as well as each member of our board of directors. The complaint alleges that the defendants breached fiduciary duties to Excite@Home stockholders by approving or entering into, as applicable, the letter agreement among Excite@Home, AT&T, Comcast and Cox on March 28, 2000, and by agreeing to consummate the transactions contemplated by this agreement. In the complaint, the plaintiffs seek a court order nullifying the letter agreement, monetary damages, and a court order establishing a stockholders' committee comprised of unidentified class members to provide input regarding the transactions contemplated by the letter agreement. We believe this action is without merit, and intend to defend against this action vigorously. If the plaintiffs prevail, a court may not allow us to proceed under the terms of the letter agreement or we may have to pay damages, either of which could seriously harm our business.

 Our cable partners are not generally obligated to carry our broadband services, and the exclusivity obligations that prevent them from carrying competing services may be terminated.

   Most of our cable partners are currently subject to exclusivity obligations that prohibit them from obtaining high-speed, greater than 128 kilobits per second, residential consumer Internet services from any source other than us. However, our cable partners are generally under no affirmative obligation to carry any of our broadband services. The current exclusivity obligations of our principal cable partners, AT&T, Comcast, Cox and Cablevision, expire on June 4, 2002, and may be terminated sooner under some circumstances, as follows:

  . under the new agreements, Comcast or Cox may terminate their exclusivity obligations to us, or their entire relationship with us, at any time on or after June 4, 2001 by providing six months' prior written notice, with the termination to become effective on the first June 4 or December 4 following this notice period, provided that they forfeit newly issued warrants to purchase shares of our Series A common stock;

  . under the new agreements, Comcast may terminate its current exclusivity obligations at any time if required to do so by Microsoft pursuant to an agreement between those companies, in which case we may repurchase a portion of Comcast's equity interest in Excite@Home;


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

  . any principal cable partner may terminate all of its exclusivity obligations upon a change in law that materially impairs its rights;

  . Comcast or Cox may terminate all exclusivity obligations of our principal cable partners at any time if there is a change of control of TCI that results within 12 months in the incumbent TCI directors no longer constituting a majority of TCI's board. AT&T, TCI, Comcast and Cox have agreed, however, that AT&T's acquisition of TCI did not constitute a change of control under the terms of the original agreement; and

  . Comcast or Cox may terminate the exclusivity provisions of our principal cable partners as of June 4 of each year if AT&T and its affiliates do not meet specified subscriber penetration levels for the @Home service.

   Under the new agreements, Comcast and Cox were granted the right to sell their shares of our Series A common stock to AT&T for a minimum price of $48 a share at any time between January 1, 2001 and June 4, 2002. This right could make it easier for Comcast or Cox to terminate their relationship with us should they choose to do so.

   Additionally, under the new agreements, once the current exclusivity obligations expire on June 4, 2002, AT&T, Comcast and Cox have agreed to use Excite@Home as their provider of platform and connectivity services used in delivering their high-speed Internet access services over their cable systems in the United States through June 4, 2008 with respect to AT&T, and through June 4, 2006 with respect to Comcast and Cox. However, these agreements do not prohibit these cable partners from offering consumers a choice to use other service providers after June 4, 2002, or sooner with respect to Comcast or Cox if they terminate their exclusivity obligations. Comcast or Cox may terminate this new agreement at any time by providing six months' prior written notice, with the termination to become effective on the first June 4 or December 4 following this notice period.

   If the exclusivity obligations of our cable partners or our new agreements with these cable partners are terminated, our business could be harmed significantly and our stock price would likely suffer an immediate drop.

 We depend on our cable partners to promote our services and obtain new subscribers.

   The rate at which we are able to obtain new subscribers depends not only on the degree to which our cable partners upgrade their cable systems but also on the level and effectiveness of the efforts of our cable partners to promote our services. Our cable partners have achieved different levels of subscriber penetration. In Canada, for example, where our cable partners have high levels of upgraded cable systems and faced early competition from other providers of high speed data services, we have relatively high levels of subscriber penetration (exceeding those in the United States). Among our principal United States cable partners, AT&T, Cox and Comcast are actively promoting our services and are beginning to increase their penetration rates. Cablevision, however, has deployed our service to only a small number of subscribers and continues to offer its own online service called Optimum Online to the majority of subscribers in cable systems deployed to date. We cannot predict the rate at which our cable partners will add new subscribers to our services. If our cable partners do not actively and effectively promote our services, we will not be able to reach the level of subscribers necessary to achieve a profitable business model.

 Our cable partners may offer services that compete with the @Home service, but we are prohibited from offering competing services.

   Many of our cable partners' exclusivity obligations are limited to high-speed residential Internet services and do not extend to various services that they may offer without us. These services include, but are not limited to, telephony services, commercial and business services similar to our @Work service, Internet services that do not use the cable television infrastructure or do not require use of an Internet backbone and limited Internet

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

services including streaming video and other downstream-only services. By providing these services, most cable partners can compete, directly or indirectly, with our broadband delivery activities.

   Until the expiration of our principal cable partners' exclusivity obligations, we may not offer the services described above using their plant, or to residences in the geographic areas served by their cable systems, without their consent. These restrictions apply even if we have integrated such a service with the @Home service in another geographic area. For example, in order to provide streaming video longer than 10 minutes in duration, we must seek a principal cable partner's consent or negotiate a separate agreement, including a new revenue split, if applicable, prior to offering the service. We must similarly obtain our cable partners' consent or execute a separate agreement to provide broadband services over alternate platforms including fixed wireless, cellular or DSL infrastructures to any residential customers in the cable partners' geographic area. If our principal cable partners do not allow us to offer broadband services over alternate platforms, our market for such services will be severely limited and our business could be harmed.

 We are controlled by AT&T, and our interests may not always align with AT&T's interests.

   AT&T controls approximately 74% of our voting power. Currently, six of our ten directors are directors, officers or employees of AT&T or its affiliates. AT&T currently owns all 86.6 million outstanding shares of our Series B common stock, each of which carries ten votes per share. This Series B common stock ownership gives AT&T the right to elect a majority of our board of directors. Therefore, we are subject to both board and stockholder voting control by AT&T. It is possible that AT&T's objectives will diverge from what our management considers to be our optimum strategy.

 Warrants issued to our cable partners may result in additional dilution to our stockholders.

   We have entered into agreements with Cablevision, Rogers, Shaw and other cable partners under which we issued warrants to purchase shares of our Series A common stock. Under these agreements, warrants to purchase approximately 30.9 million shares of our Series A common stock at an average price of $2.20 per share were exercisable as of June 30, 2000.

   Under our new agreements with our principal cable partners, we granted warrants to AT&T, Comcast and Cox to purchase an aggregate of 72.2 million shares of our Series A common stock and 27.9 million shares of our Series B common stock, each at an exercise price of $29.54 per share. We may grant additional warrants in the future depending on increases in homes passed by cable systems owned by these cable partners. We will amortize the fair values of these warrants to operations over the respective terms of the new distribution agreements.

   To the extent that our cable partners become eligible to and exercise their warrants, our stockholders will experience substantial dilution. We also may issue additional stock, or warrants to purchase stock, at prices equal to or less than fair market value in connection with efforts to expand distribution of the @Home service.

Risks Related to Our Narrowband Services

 Our narrowband services could lose users, advertisers and revenues to competitors.

   Our narrowband services compete with a number of companies both for users and advertisers and, therefore, for revenues. We expect this competition will intensify, particularly because there are few barriers to entry in this market. These competitors include:

  . Internet portal companies, such as Yahoo!;

  . online service providers such as America Online and Microsoft's MSN service;

  . large media companies such as CBS, NBC, Time Warner and USA Networks,
    Inc., which have announced initiatives to develop web services or partner with web companies; and

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

  . providers of a wide variety of online information, entertainment and community services such as services that are targeted to vertical markets or electronic commerce services.

   Many providers of Internet services have been entering into distribution arrangements, co-branding arrangements, content arrangements and other strategic partnering arrangements with ISPs, online service providers, providers of web browsers, operators of high-traffic web sites and other businesses in an attempt to increase traffic and page views, thereby making their web sites more attractive to advertisers, while also making it more difficult for consumers to link to other services. To the extent that our direct competitors or other web site operators are able to enter into successful strategic relationships, these competitors and web sites could experience increases in traffic and page views, or the traffic and page views on our narrowband services could remain constant or decline, either of which could harm our business by making these other web sites appear more attractive to advertisers.

   Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories in the Internet market, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we have. These competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distribution partners, advertisers and content providers. Further, it is possible that our competitors could develop search and retrieval services or other online services that are equal or superior to ours or that achieve greater market acceptance than our offerings.

   The Internet in general, and our narrowband services specifically, also must compete with traditional advertising media, such as print, radio and television, for a share of advertisers' total advertising budgets. To the extent that the Internet is not perceived as an effective advertising medium, advertisers may be reluctant to devote a significant portion of their advertising budgets to Internet advertising.

   The proposed merger between Time Warner Inc. and America Online announced in January 2000 would create a very large, diverse media conglomerate. The combined companies may be able to use their diverse media holdings and Internet service delivery capabilities to develop or expand Internet services and content that could attract a significant number of new users and increased traffic. Additionally, America Online will likely use Time Warner's subscription-based services as an advertising mechanism to attract users to the Internet access services provided by America Online and Road Runner. Increased competition for users of Internet services and content may result in lower subscriber growth rates for our online and Internet services and lower advertising rates and decreased demand for advertising space on our web sites.

 If usage of Internet portal sites by Internet users declines, our business could be harmed.

   The success of our Internet portal web sites is also dependent on Internet users continuing to use "portal" web sites for their information needs. Some Internet measurement services have reported that the number of unique users of Internet portal sites has been decreasing in recent periods. If Internet users begin to become less dependent on portal sites, and instead go directly to particular web sites, our traffic levels could decrease as measured by unique users, reach and pages views. As a result, the number of advertising impressions and the attractiveness of our sites to advertisers could be impacted, which would harm our media and advertising revenues.

 Our systems may not be able to accommodate increases in the number of users of our narrowband services.

   Our web sites on the Excite Network are currently hosted and operated on a computer network infrastructure separate from our broadband services. The Excite Network must accommodate a high volume of traffic and deliver frequently updated information. The web sites on the Excite Network have in the past, and may in the future, experience slower response times or other problems for a variety of reasons. We also depend on third party information providers to provide updated information and content for these services on a timely basis. The Excite Network could experience disruptions or interruption in service due to the failure or delay in the transmission or receipt of this information. In addition, the users of these Excite Network services depend

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on Internet service providers, online service providers and other web site operators for access to the Excite Network. Each of these parties has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. These types of occurrences could cause users to perceive the Excite Network as not functioning properly and therefore cause them to use other services.

 We depend on several third-party relationships for users, advertisers and revenues.

   We depend on a number of third party relationships to provide users and content for the Excite Network, including agreements for links to our services to be placed on high-traffic web sites and agreements for third parties to provide content, games and e-mail for our web sites. We have no guarantees that we will recoup our investments in these agreements through additional users or advertising revenues, and we may have to pay penalties for terminating agreements early. Some of these third parties could become our competitors, or provide their services to our competitors, upon termination of such relationships. If these relationships are terminated and we are not able to replace them, we could lose users or advertisers.

Risks Related to Pogo's Business

 Pogo has not been and may never be profitable.

   Pogo has incurred significant operating expenses since it was formed in 1995. In the first six months of 2000, Pogo incurred a net loss of approximately $11.8 million. In the nine months ended December 31, 1999, Pogo incurred a net loss of approximately $5.1 million. For the fiscal year ended March 31, 1999, Pogo incurred a net loss of approximately $8 million. As of December 31, 1999, Pogo had an accumulated deficit of $50.1 million. Pogo may never achieve profitability.

 If advertisers do not continue or increase their usage of the Internet as an advertising medium, Pogo's revenue would decline.

   Since 1999, Pogo has derived, and expects to continue to derive, substantially all of its revenue from the sale of advertising on its web site and on the web pages of distribution partners that feature Pogo's games. However, the prospects for continued demand and market acceptance of Internet advertising are uncertain. If advertisers do not continue or increase their usage of the Internet, Pogo's revenue would decline. As the Internet evolves, advertisers may find Internet advertising to be less attractive or effective than traditional methods of advertising and may not continue to allocate funds for Internet advertising. Moreover, advertisers that have traditionally relied on other advertising media may not advertise on the Internet.

   The process of managing advertising to users of a large, high-traffic web site, such as Pogo's web site, is complex. Advertisers seek to target their Internet advertising to a large base of users with specific demographic characteristics. They also seek to measure the effectiveness of their advertising. Currently, there are no widely accepted standards for measuring the effectiveness of Internet advertising, and standards may not develop sufficiently to support Internet advertising as a significant advertising medium. Advertisers may choose not to advertise on Pogo's web site or may pay less for advertising if they believe that it is not possible to target, track and measure the delivery of advertisements reliably. Available filter software programs limit or remove advertising from the user's monitor. Widespread adoption of software products such as these could reduce Pogo's ability to target advertising and lead advertisers to choose not to advertise on the Internet. In addition, legal initiatives related to privacy concerns, if successful, could prevent or limit Pogo's ability to track the delivery of advertisements and the demographics of its user base.

 Many of Pogo's customers have limited operating histories, are unprofitable and may not be able to meet their payment obligations, which could harm Pogo's revenue.

   Several of Pogo's customers have limited operating histories and have not achieved profitability. Pogo believes that this will be true of other customers in the future. In the past, some of Pogo's customers have

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

failed to pay for advertising on Pogo's service on a timely basis. If one or more of Pogo's customers is unable or refuses to pay for the advertising placed on Pogo's services, or pays more slowly than Pogo anticipates, Pogo's quarterly and annual results of operations could be harmed and Pogo's business could suffer.

 If Pogo's advertising arrangements are terminated or are not renewed, Pogo's revenue will decline.

   To date, Pogo has derived a majority of its revenue from advertising for Internet-related companies. If online marketing budgets of these companies decrease as a result of changing economic conditions or for any other reason, Pogo's revenues will decrease. Pogo expects this trend to continue indefinitely. In the quarter ended June 30, 2000, advertising by online casinos made up approximately 25% of Pogo's revenue. Any decrease in the marketing budgets of these online casinos as a result of regulations imposed on online gaming or for any other reason, would cause Pogo's revenues to decline. If Pogo fails to obtain new advertisers and retain existing advertisers, Pogo's revenue would decline. Most of Pogo's advertising sales are made under short-term agreements. As a result, many of Pogo's advertising customers could cancel these agreements, change their advertising expenditures or buy advertising from Pogo's competitors on relatively short notice and without penalty. Due the fact that Pogo expects to derive most of its future revenue from advertising arrangements, these short-term agreements expose Pogo to competitive pressures and potentially severe fluctuations in its financial results.

   Some of Pogo's advertising agreements provide that Pogo will only receive revenue if users respond to an advertisement. These types of arrangements usually do not provide guaranteed revenue to Pogo, although placement of these ads reduces Pogo's advertising inventory available for other types of advertising and could cause Pogo to lose revenue overall.

 If Pogo does not continue to attract and retain users, Pogo may not be able to compete for advertisers, which would cause its revenue to decline.

   Pogo currently derives substantially all of its revenue from advertisers who purchase advertising space on Pogo's network of web sites. Pogo must continue to attract and retain users to compete for advertising revenue. If Pogo fails to attract and retain more users, its revenue will decline. In any particular month, many of Pogo's registered users do not visit Pogo's service on the Internet. New users may visit Pogo's service out of curiosity and later discontinue using Pogo's service. In addition, it is easy for users to go to competing sites. Any steps that Pogo takes to maintain or improve its retention of users may not succeed. If Pogo is unable to expand and retain its user base, the demand for advertising on its service may decrease, which would cause its revenue to decline.

 If Pogo fails to maintain its key third party distribution relationships, it may not be able to grow its business.

   Pogo depends upon third party distribution relationships with media and Internet companies to develop Pogo's user base and to increase the distribution and visibility of Pogo's games. Pogo's distribution agreements typically require distribution partners to feature Pogo's games on their high-traffic web sites. Pogo's distribution partners may not view their relationships with Pogo as significant to their own business and may not continue their commitment to Pogo in the future. Any party to a distribution agreement with Pogo may fail to perform its contractual obligation to Pogo. In addition, most of Pogo's distribution agreements have terms of one year or less or can be terminated by either party with little notice. Some of these third parties could become competitors to Pogo or obtain the services of Pogo's competitors, upon termination of their agreement with Pogo. Pogo may not be able to develop new strategic relationships that expand its business. If Pogo fails to maintain its key strategic relationships, it may not be able to attract additional users. Specifically, Pogo's distribution arrangement with Netscape terminated on or about September 23, 2000, and Pogo expects that this termination may reduce Pogo's overall usage and advertising impressions. In addition, Pogo's distribution agreement with iWon.com, which accounted for approximately 19% of Pogo's advertising impressions in July 2000, comes up for renewal in November 2000. If Pogo and iWon are not able to renew this agreement, Pogo's usage and advertising impressions might decline and Pogo's business may be harmed.

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

   Pogo's distribution agreements with Snap and About.com contain terms that will allow these online services to terminate their distribution relationships with Pogo upon or in connection with the merger. Pogo's distribution agreement with Go Network may not be assignable to the surviving corporation of the merger. The termination of these agreements could reduce Pogo's usage and advertising impressions and could harm the business of Pogo.

 Pogo could lose users, advertisers and revenue to competitors.

   There are many companies that provide web sites and online destinations targeted to audiences seeking various forms of games and leisure-time content. Pogo competes with all of these companies for visitor traffic and advertising dollars. This competition is intense and is expected to increase significantly in the future as the number of online game and leisure-time services continues to grow. Pogo's success will depend upon the perceived value of its content relative to other available entertainment alternatives, both online and elsewhere. Increased competition could result in:

  . price reductions and lower profit margins;

  . lower advertising rates;

  . loss of visitors or visitors spending less time on Pogo's service;

  . reduced page views or advertising impressions; and

  . loss of market share.

   Pogo and many other providers of Internet services have entered into distribution, co-branding, content and other strategic partner arrangements with Internet service providers, online service providers, providers of web browsers, operators of high-traffic web sites and other businesses. The purpose of these arrangements is to increase traffic and page views, which may make web sites more attractive to advertisers, and may also make it less convenient for consumers to access competing services. To the extent Pogo's competitors are able to enter into successful strategic relationships, these competitors could experience increases in traffic and page views, or the traffic and page views on Pogo's service could remain constant or decline, either of which could harm Pogo's business by making competitors' services appear more attractive to advertisers.

   Many of Pogo's current and potential competitors have significantly greater financial, technical, marketing, sales, editorial and other resources than Pogo does. Pogo's competitors may develop content and other offerings that are superior to Pogo's or that achieve greater market acceptance. Competitors also may be able to:

  . undertake more extensive marketing campaigns for their brands and services;

  . adopt more aggressive advertising pricing policies;

  . use superior technology platforms to deliver their products and services;
    and

  . make more attractive offers to potential employees, distribution partners, advertisers and third party content providers.

   Pogo also competes with traditional media, such as newspapers, magazines, radio and television for advertisers and advertising revenue. If advertisers perceive the Internet or Pogo's service to be a limited or an ineffective advertising medium, they may be reluctant to devote a portion of their advertising budgets to Pogo's service.

 Technical problems with either Pogo's internal or its outsourced computer and communications systems could interrupt its service, resulting in decreased customer satisfaction, the possible loss of users and advertisers and a decline in revenue.

   Pogo's operations depend on its ability to maintain its server and networking hardware and software systems in effective working order. Any system failure that causes an interruption in Pogo's service or a decrease in responsiveness of its service, could result in reduced user traffic and reduced revenue. Pogo's service must accommodate a high volume of traffic and deliver frequently updated information. Pogo may not be able to expand its systems to accommodate its growing user base. In addition, Pogo's telecommunications providers must provide the necessary data communications capacity in the time frame Pogo requires. From time to time in the past, unanticipated problems affecting Pogo's systems have caused slower response times and interruptions in Pogo's services. Pogo's insurance policies may not adequately compensate Pogo for any loses that may occur due to any failures or interruption in its systems.

   Pogo's service resides on computer systems located in the San Francisco Bay Area and there is no backup system at any other location. Fire, earthquakes, power loss, water damage, telecommunications failures, vandalism and other malicious acts, and similar events, may damage Pogo's computer systems and interrupt service. Internet users depend upon Internet service providers, online service providers and other web site operators for access to Pogo's service. These providers have had interruptions in their services for hours and, in some cases, days, due to system failures unrelated to Pogo's systems. Future interruptions of this type are beyond Pogo's control to prevent, but could be attributed to Pogo, which could harm Pogo's reputation.

   Because many of Pogo's games feature prizes, the failure of the software systems used by Pogo to recognize winning entries and notify prize winners could result in user dissatisfaction and could lead to claims for unawarded prizes. Any of these claims could impair Pogo's reputation and could result in reductions in usage and revenue.

 If Pogo does not adapt to evolving Internet technologies and user demands, Pogo could become less competitive.

   Pogo must adapt to rapidly evolving Internet technologies and new platforms by continually enhancing its existing services and introducing new services to address users' changing demands. Pogo expects to incur substantial costs in modifying its services and infrastructure and in recruiting and hiring experienced technology personnel to adapt to changing technology affecting providers of online services. If Pogo cannot hire the necessary personnel or adapt to these changes in a timely manner or at all, Pogo will not be able to meet its users' demands for increasingly sophisticated entertainment and will become less competitive. For example, Pogo has invested and may continue to invest significant resources in the development of games for new platforms, including the wireless platform. These games may not achieve market acceptance and may not generate revenue to offset Pogo's expenses in developing and implementing these games.

 Pogo may have to litigate to protect its intellectual property rights, or to defend claims that it has infringed the rights of others, which could subject Pogo to significant liability and be time consuming and expensive.

   Pogo relies upon a combination of copyright, trademark, service mark and trade secret protection and contractual obligations with employees and third parties to protect its intellectual property rights. The steps Pogo has taken to protect is intellectual property may not be adequate and third parties may infringe or misappropriate Pogo's intellectual property. The validity, enforceability and scope of protection of intellectual property in Internet-related industries are uncertain and still evolving. Pogo's software systems are proprietary to Pogo. Others may be able to develop similar technologies. If this occurs, Pogo may have to litigate to protect its intellectual property rights. These difficulties could disrupt Pogo's ongoing business, increase its expenses and distract its management's attention from the operation of its business. Most of the games available on Pogo's service, including card games, board games and free casino games, are not based on proprietary information, but are in the public domain, and the concepts underlying these games may not be protectible under intellectual property laws.

   Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which Pogo's content is made available online. If Pogo were prevented from using its trademarks, it would need to reimplement its web site and rebuild its brand identity with its customers and users. This would increase Pogo's operating expenses substantially.

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

   From time to time Pogo has received, and may in the future receive, notices of claims of infringement of other parties' proprietary rights. Pogo may have to litigate to defend claims that it has infringed the intellectual property rights of others. Any claim of this type could subject Pogo to significant liability, be time consuming and expensive, divert management's attention, require the change of Pogo's trademarks and the alteration of content, require Pogo to redesign its service or require Pogo to pay damages or enter into royalty or licensing agreements. These royalty or licensing agreements, if required, might not be available on acceptable terms or at all. If a successful claim of infringement were made against Pogo and Pogo could not develop non-infringing intellectual property or license the infringed or similar intellectual property on a timely and cost-effective basis, Pogo might be unable to continue operating its business as planned.

   Pogo has received a letter from Hasbro Interactive, Inc. identifying three of Pogo's arcade games that Hasbro alleges infringe its proprietary rights. Pogo has agreed to indemnify Excite@Home against claims for copyright infringement relating to the offering of these three games.

 Pogo's ability to implement its business strategy and its ultimate success depend upon continued growth in the use of the Internet and the ability of the Internet infrastructure to support this growth.

   Pogo's business strategy depends upon continued growth in the use of the Internet and increasing the number of users who visit its web site. A decrease in the growth of Internet usage would impede Pogo's ability to implement its business strategy and its ultimate success.

   If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet infrastructure might not be able to support the demand placed on it or the performance or reliability of the Internet might be adversely affected. Web sites have experienced interruptions in service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays occur frequently in the future, Internet usage, as well as the usage of Pogo's service, could grow more slowly than expected or decline. In addition, other issues concerning the use of the Internet, including security, reliability, cost, privacy and quality of service, remain unresolved. Concerns regarding these issues may affect the growth of the use of the Internet. Because Pogo's revenue ultimately depends upon Internet usage generally as well as on its service, Pogo's business may suffer if Internet usage declines or grows more slowly than expected.

 Pogo may be sued regarding privacy concerns, subjecting Pogo to significant liability and expense.

   Pogo could face liability relating to the collection and use of personal data about users of its service, as well as the misuse of this personal data, such as unauthorized marketing. The Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information and some groups have initiated legal action against Internet companies regarding their privacy practices. In addition, the Untied States federal and various state legislatures have enacted and proposed new laws that restrict the collection and use of information about Internet users. In particular, in 1998, the United States Congress enacted the Children's Online Privacy Protection Act of 1998. Pogo depends upon collecting personal information from its users and the regulations promulgated under this law have made it more difficult for Pogo to collect personal information from some of the users of its web site. Pogo could incur additional expenses if new laws or regulations regarding the use of personal information are introduced or if its privacy practices are investigated. Furthermore, the European Union recently adopted a directive addressing data privacy that may limit the collection and use of information regarding Internet users. This directive and regulations enacted by other countries may limit Pogo's ability to target advertising or to collect and use information internationally.


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

 Gaming and sweepstakes laws and regulations that are subject to differing interpretations apply to Pogo's games and could adversely affect Pogo's ability to grow its business.

   Pogo operates online games of skill and chance that are regulated in many jurisdictions. In addition, in some instances, Pogo rewards prizes to the participants. The selection of prize winners is sometimes based on chance, although none of Pogo's games requires any form of monetary payment. The laws and regulations that govern Pogo's games and drawings, however, are subject to legislative and regulatory action in many of the jurisdictions in which Pogo offers its games. Pogo could be subject to differing and inconsistent laws and regulations with respect to the services it offers. If that were to happen, Pogo may find it necessary to eliminate, modify or cancel components of its services that could result in additional development costs and the possible loss of revenue. If Pogo fails to comply with gaming and sweepstakes laws, it may become subject to fines and penalties.

 If the United States adopts legislation restricting offshore casinos, Pogo may lose revenue or may become subject to additional regulation.

   For the quarter ended June 30, 2000, advertising of offshore casino sites constituted approximately 25% of Pogo's revenue. The United States Congress is currently considering legislation that would prohibit the offering of offshore casino gambling in the United States. If this legislation is adopted, Pogo may be required to modify its agreements with offshore casino advertisers, and these advertisers may be much less likely to purchase advertising on Pogo's service, which would cause a decrease in revenue.

   In addition, the proposed legislation may penalize companies that are determined to be aiding in the operation of offshore casino sites or that encourage the use of those sites by United States residents. In that case, Pogo could be liable for criminal or civil penalties if it does not modify or terminate advertising arrangements with online casinos.

 Pogo might have to expend significant capital or other resources to protect its service from unauthorized access, computer viruses and other disruptive problems.

   Internet and online service providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Pogo could be affected by computer viruses, electronic break-ins from unauthorized users or other similar disruptions or attempts to penetrate Pogo's online security systems. Pogo might be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. Nevertheless, Pogo's security measures might be circumvented. Eliminating computer viruses and alleviating other security problems may also require interruptions, delays or cessation of service to users accessing web pages that deliver Pogo's content. In addition, a party who circumvents Pogo's security measures could misappropriate proprietary information or cause interruptions in its operations.

 Information displayed on and communication through Pogo's service could expose Pogo to significant liability and expense.

   Pogo makes content available on its web site and on the web sites of its advertisers and distribution partners. The availability of this content could result in claims against Pogo based on a variety of theories, including defamation, obscenity, negligence, copyright or trademark infringement. These types of claims have been brought, sometimes successfully, against Internet companies and print publications in the past, and the potential liability associated with these claims is significant. Pogo could also be subjected to claims based upon the online content that is accessible from its web site through links to other web sites or through content and materials that may be posed in chat rooms or bulletin boards. Pogo does not verify the accuracy of the information supplied by third-party content providers. The law in these areas is unclear. As a result, Pogo is unable to predict the potential extent of its liability. Its insurance may not cover potential claims of this type, or may not be adequate.


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

 Future regulation of the Internet may slow its growth, resulting in decreased demand for Pogo's services and increased costs of doing business.

   Changes in the legal and regulatory environment that pertains to the Internet could slow its growth, which would decrease demand for Pogo's services and increase its costs of doing business. Pogo expects more stringent laws and regulations relating to the Internet to be enacted due to the increasing popularity and use of the Internet and other online services. New and existing laws and regulations could address a variety of issues, including:

  . user privacy and expression;

  . taxation and pricing;

  . the rights and safety of children;

  . consumer protection;

  . cross-border commerce;

  . intellectual property; and

  . information security.

   Currently, Pogo may be subject to Sections 5 and 12 of the Federal Trade Commission Act, which regulate advertising in all media, including the Internet, and require advertisers to have substantiation for advertising claims before disseminating advertisements. The Federal Trade Commission recently brought several actions charging deceptive advertising via the Internet, and is actively seeking new cases involving advertising via the Internet.

   Pogo may also be subject to the provisions of the recently enacted Communications Decency Act which, among other things, imposes substantial monetary fines and/or criminal penalties on anyone who distributes or displays certain prohibited material over the Internet or knowingly permits a telecommunications device under its control to be used for this purpose.

   In addition, several telecommunications companies and local telephone carriers have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees. If this were to occur, the costs of communicating on the Internet could increase substantially, which could decrease the use of the Internet.

   Finally, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to Pogo's business, or the application of existing laws and regulations to the Internet and other online services could also increase Pogo's costs of doing business, discourage Internet communications and reduce demand for Pogo's services.

 If Pogo does not continue to develop its brand, it may not be able to retain users or advertisers or achieve its revenue goals.

   Pogo believes that it must further develop its brand in order to grow its user base and attract advertisers. Pogo uses a combination of web-based marketing and trade marketing to promote its brand. If Pogo fails to market its brand effectively, its user base and revenues would decline.

   Pogo's success in enhancing its brand depends on its ability to develop and host popular, well-designed games that appeal to a broad consumer base. If Pogo's services are not perceived to appeal to a large audience or to be of high quality, users may discontinue their use of Pogo's services, advertisers may find Pogo a less attractive venue for advertising and Pogo's revenues could decline.

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

 The loss of key personnel may harm Pogo's ability to grow its business.

   The future success of Pogo depends in part on the continued service of key management personnel and on Pogo's ability to attract, retain and motivate skilled employees. Competition for engineering, design, sales and marketing personnel is intense, and Pogo may be unable to attract or retain employees. The employment of Pogo's employees is "at will" and can be terminated at any time. The loss of the services of any key employees and the failure to attract and retain other qualified employees would harm Pogo's ability to develop and manage its business.

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

                       THE VOTE OF THE POGO STOCKHOLDERS

Vote by Written Consent; Pogo Record Date and Outstanding Shares

   Pogo stockholders as of the close of business on the record date,
           , 2000, will be asked to approve the merger agreement, the escrow agreement, the merger, and the related transactions by written consent. As of
the close of business on the record date, there were      shares of Pogo common
stock and      shares of Pogo preferred stock outstanding and entitled to vote,
held of record by approximately      stockholders.

   Pogo expects that holders of Pogo's preferred stock will agree to convert automatically each outstanding share of Pogo preferred stock into one share of Pogo common stock immediately before the merger becomes effective.

   The merger agreement is attached to this information statement/prospectus as Annex A. See the sections entitled "The Merger" on page 49 and "The Merger Agreement" on page 60.

Pogo Vote Required

   Under applicable law and under Pogo's charter documents, the affirmative vote of the holders of at least a majority of the outstanding shares of Pogo common stock and at least a majority of the outstanding shares of Pogo preferred stock, voting as separate classes, is required to approve and adopt the merger agreement and approve the merger. In addition, it is a condition to the completion of the merger that the holders of at least 86% of the outstanding shares of Pogo voting stock will have approved the merger agreement, the escrow agreement, the merger and the related transactions. Pogo stockholders are entitled to cast one vote per share of Pogo common stock or preferred stock, other than Series A-2 preferred stock, owned as of the record date. The holders of Series A-2 preferred stock are not entitled to vote on the proposal.

Share Ownership of Management and Certain Stockholders

   On the record date, directors, executive officers and affiliates of Pogo as
a group beneficially owned a total of approximately      million shares of Pogo
common stock and approximately      million shares of Pogo preferred stock, or
approximately     % of the shares of Pogo common stock and    % of the Pogo
preferred stock outstanding on that date. Directors, executive officers, their affiliates and others beneficially owning, collectively, approximately
million shares of Pogo common stock and approximately     million shares of
Pogo preferred stock, or approximately    % of Pogo common stock and    % of
Pogo preferred stock outstanding on the record date have executed voting agreements with Excite@Home, under which they have agreed to vote their shares of Pogo stock to approve the proposal. In addition, Excite@Home owns approximately 10% of the outstanding Pogo voting stock. See "Other Agreements-- Voting Agreements."

Pogo's Expenses of Solicitation of Consents

   Pogo will pay the expenses of soliciting written consent of the stockholders of Pogo. Following the original mailing of the written consent and other soliciting materials, Pogo and its agents also may solicit written consents by mail, telephone, telegraph or in person.

Voting on Pogo's Proposal

   You are requested to complete, date and sign the accompanying written consent in order to approve the merger agreement, the escrow agreement, the merger and the related transactions. Please promptly return your signed written consent in the enclosed envelope or mail it to legal counsel to Pogo, c/o Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306,
Attn: Pamela Sergeeff, Esq. Please return all written consents by no later than
       , 2000. If you return your signed written consent but fail to mark whether you are voting for or against the proposal, your shares will be voted for the proposal.


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

Appraisal Rights of Dissenting Pogo Stockholders

 Background

   If the merger occurs, then under state laws regarding dissenting stockholders' appraisal rights, Pogo stockholders who do not vote their Pogo shares in favor of the merger may have the right to demand cash for their Pogo shares instead of Excite@Home Series A common stock. Holders of options or warrants to purchase Pogo stock will not be entitled to appraisal rights.

   Shares of Pogo common stock and Pogo preferred stock will not be converted into Excite@Home Series A common stock if the holder of the shares validly exercises and perfects statutory appraisal rights with respect to the shares. When and if the holder of those shares withdraws the demand for appraisal or otherwise becomes legally ineligible to exercise appraisal rights, then the shares will be automatically converted into shares of Excite@Home Series A common stock on the same basis as all other Pogo shares are converted in the merger.

   Pogo is a Delaware corporation, thus, the availability of dissenting stockholders' appraisal rights for Pogo stockholders is determined by Delaware law. Due to the location of a majority of Pogo stockholders in California and Pogo's other contacts with the State of California, however, Section 2115 of the California Corporations Code provides that California law regarding dissenting stockholders' appraisal rights may also apply to Pogo stockholders in the merger. Summaries of both Delaware and California law regarding dissenting stockholders' appraisal rights are provided below. Neither Delaware nor California law expressly addresses the question of which law applies in this situation. Pogo and Excite@Home have decided that Pogo stockholders will be permitted to exercise dissenters' appraisal rights under either Delaware or California law, except to the extent that a court or applicable legal authority rules otherwise.

 Appraisal Rights Under Delaware Law

   When the merger becomes effective, stockholders of Pogo who comply with the procedures of Section 262 of the Delaware General Corporation Law, or Section 262, will potentially be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and to receive from the surviving corporation payment of the fair value of their shares in cash.

   The following is a brief summary of the statutory procedures that a stockholder of Pogo must follow to perfect appraisal rights under the Delaware General Corporation Law. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262, the text of which is included as Annex D to this information statement/prospectus. Any Pogo stockholder considering demanding appraisal is advised to consult legal counsel.

   To exercise dissenters' appraisal rights under Delaware law, a stockholder must be the stockholder of record of the shares of Pogo stock as to which appraisal rights are to be exercised on the date that the written demand for appraisal described below is made, and the stockholder must continuously hold these shares through the effective time of the merger.

   Pogo stockholders electing to exercise their appraisal rights under Section 262 must take the following actions:

  . The stockholder must not vote in favor of approval of the merger. A vote by a Pogo stockholder against approval of the merger is not required in order for that stockholder to exercise appraisal rights. If a Pogo stockholder returns a signed written consent but does not specify a vote against approval of the merger, then the written consent will be voted for approval of the merger, which will have the effect of waiving that stockholder's appraisal rights.

  . The stockholder must also deliver a written demand for appraisal to Pogo within twenty days after the date on which this information statement/prospectus is mailed to the stockholder. This written demand must be separate from any written consent or voting against approval of the merger. Voting against

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

     approval of the merger or failing to vote with respect to approval of the merger will not constitute a demand for appraisal within the meaning of Section 262. A stockholder's failure to make the written demand within this 20-day period under Delaware law as described above, will constitute a waiver of appraisal rights.

   A Pogo stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to:

     Pogo.com Inc.
     300 California Street, Suite 800
     San Francisco, California 94104
     Attn: Tyler Cozzens

   The written demand for appraisal must specify the stockholder's name and mailing address and the number of shares of Pogo common stock and Pogo preferred stock covered by the demand, and must state that the stockholder is demanding appraisal of its Pogo shares in accordance with Section 262.

   Within 10 days after the effective time of the merger, the surviving corporation must provide notice of the date of effectiveness of the merger to all Pogo stockholders who have timely delivered written demands for appraisal and not voted for approval of the merger agreement. Each Pogo stockholder of record who is eligible to exercise appraisal rights under Delaware law and who has timely delivered a written demand for appraisal to Pogo and not voted for approval of the merger will be referred to in this section as a dissenting stockholder.

   Within 120 days after the effective time of the merger, any dissenting stockholder will be entitled, upon written request, to receive from the surviving corporation a statement of the aggregate number of Pogo shares not voted in favor of approval of the merger and with respect to which demands for appraisal have been received by Pogo, and the aggregate number of holders of those shares. This statement must be mailed to the dissenting stockholder within 10 days after Pogo receives the dissenting stockholder's written request or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

   Within 120 days after the effective time of the merger, either the surviving corporation or any dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the value of each share of Pogo common stock and Pogo preferred stock of all dissenting stockholders. If a petition for an appraisal is timely filed, then after a hearing on the petition, the Delaware Court of Chancery will determine which of the Pogo stockholders are entitled to appraisal rights and will then appraise the shares of Pogo common stock and Pogo preferred stock owned by those stockholders, by determining the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with the fair rate of interest to be paid, if any, on the amount determined to be the fair value. If no petition for appraisal is filed with the Delaware Court of Chancery by the surviving corporation or any dissenting stockholder within 120 days after the effective time of the merger, then dissenting stockholders' rights to appraisal will cease and they will be entitled only to receive shares of Excite@Home Series A common stock in the merger. The surviving corporation has no obligation to file a petition. Any Pogo stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any Pogo stockholder without the approval of the Delaware Court of Chancery, and this approval may be conditioned on any terms the Delaware Court of Chancery deems just.

   The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and charged against the parties as the court deems equitable in the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorney's fees, and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of this determination or assessment, each party bears its own expenses. A dissenting stockholder who has timely demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the Pogo stock subject to the demand for any purpose or to receive dividends or other distributions on the Pogo stock, except for dividends or other distributions payable to stockholders of record at a date before the effective time of the merger.

   At any time within 60 days after the effective time of the merger, any dissenting stockholder will have the right to withdraw the stockholder's demand for appraisal and to accept the right to receive shares of Excite@Home Series A common stock in the merger on the same basis as other Pogo stockholders. After this 60-day period, a dissenting stockholder may withdraw his or her demand for appraisal only with the consent of the surviving corporation.

 Appraisal Rights Under California Law

   Although Pogo is incorporated in the State of Delaware due to the location of a majority of its stockholders and Pogo's other contacts with the State of California, the provisions of the California Corporations Code relating to the rights of dissenting stockholders in a merger may apply to the merger.

   When the merger becomes effective, stockholders of Pogo who do not vote in favor of the merger and comply with the procedures prescribed in Chapter 13 of the California Corporations Code, or Chapter 13, may be entitled to a judicial appraisal of the fair market value of their shares, which, for purposes of the exercise of appraisal rights under California law, is determined as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the merger, and to require Excite@Home to purchase the stockholder's shares for cash at the fair market value.

   The following is a brief summary of the statutory procedures that must be followed by a stockholder of Pogo in order to dissent from the merger and perfect appraisal rights under the California Corporations Code. This summary is not intended to be complete and is qualified in its entirety by reference to Chapter 13, the text of which is included as Annex E to this information statement/prospectus. Any Pogo stockholder considering exercising dissenters' rights is advised to consult legal counsel.

   To exercise dissenters' appraisal rights under California law, a Pogo stockholder must be entitled to vote on the proposal to approve the merger, or be a transferee of record of shares held by such a stockholder. Under Chapter 13, appraisal rights can only be exercised with respect to shares of Pogo stock that are outstanding on the record date.

   If the merger is approved by Pogo's stockholders, but any Pogo stockholders do not vote in favor of the merger, then within 10 days after the date of the approval of the merger by Pogo's stockholders, the surviving corporation will mail to each Pogo stockholder who did not vote in favor of the merger a notice of approval of the merger, together with a copy of Sections 1300, 1301, 1302, 1303 and 1304 of the California Corporations Code, a statement of the price determined by the surviving corporation to represent the fair market value of dissenting shares, and a brief description of the procedure to be followed if the stockholder desires to exercise dissenters' appraisal rights under California law. The statement of the fair market value of the Pogo stock in the notice of approval will constitute an offer by the surviving corporation to purchase at that price any shares of Pogo stock for which dissenters' appraisal rights are perfected.

   A stockholder of Pogo wishing to require the surviving corporation to purchase the stockholder's Pogo shares under Chapter 13 must take the following actions:

  . The stockholder must not vote in favor of approval of the merger. If a Pogo stockholder returns a signed written consent but does not specify a vote against approval of the merger, then the written consent will be voted for approval of the merger, which will have the effect of waiving that stockholder's appraisal rights.

  . The stockholder must make written demand upon the surviving corporation to have it purchase those shares for cash at their fair market value. The demand must be made by a person who was a stockholder of record on the record date, must state the number and class of dissenting shares held of record by the dissenting stockholder and must contain a statement of what the stockholder claims to be the fair market value of the shares as of August 30, 2000. The statement of fair market value by the stockholder will constitute an offer by the stockholder to sell the shares to the surviving corporation at the specified price. The written demand must be received by the surviving corporation within 30 days after the date on which the notice of the approval of the merger by Pogo's stockholders is mailed to the stockholder. If the stockholder's demand is not received by the surviving corporation within this 30-day period, then the stockholder will forfeit all appraisal rights.

  . The stockholder must also submit to the surviving corporation within 30 days after the date on which the notice of approval of the merger by Pogo's stockholders is mailed to the stockholder, at the surviving corporation principal office or the office of its transfer agent, the certificates representing any shares of Pogo stock with respect to which demand for purchase is being made, to be stamped or endorsed with a statement that the shares are dissenting shares.

   Written demands, notices or other communications concerning the exercise of dissenters' rights should be addressed to:

     Excite@Home
     450 Broadway Street
     Redwood City, California 94063
     Attn: General Counsel

   Under California law, a dissenting stockholder may not withdraw a demand for payment of the fair market value of the stockholder's dissenting shares in cash unless Excite@Home consents.

   If the stockholder and the surviving corporation agree that the shares of Pogo stock as to which the stockholder is seeking appraisal rights are dissenting shares, and also agree upon the price to be paid to purchase the shares, then the dissenting stockholder is entitled to the agreed price plus interest at the legal rate on judgments under California law from the date of the merger agreement. Any agreements fixing the fair market value of any dissenting shares as between the surviving corporation and any dissenting stockholder must be filed with the secretary of the surviving corporation.

   However, if the surviving corporation denies that the stockholder's shares qualify as dissenting shares eligible for purchase under Chapter 13, or the surviving corporation and the stockholder fail to agree upon the fair market value of the shares, then the stockholder may, within six months after the date on which Pogo mailed to the stockholder the notice of approval of the merger by Pogo's stockholders, but not thereafter, file a complaint in the California Superior Court requesting the court to determine whether the stockholder's shares are eligible for repurchase upon the exercise of appraisal rights, the fair market value of the shares, or both, or may intervene in any action pending on such a complaint.

   If the court is requested to determine the fair market value of the shares, it shall appoint one or more impartial appraisers to determine the fair market value of the shares. However, if the appraisers cannot determine the fair market value within 10 days of their appointment or within a longer time determined by the court, then the court will determine the fair market value. If the court determines that the stockholder's shares qualify as dissenting shares, then following the determination of their fair market value the surviving corporation will be obligated to pay the dissenting stockholder the fair market value of the shares, as so determined, plus interest thereon at the legal rate from the date on which judgment is entered. Payment on this judgment will be due upon the endorsement and delivery to the surviving corporation of the certificates for the shares as to which the appraisal rights are being exercised.

   The costs of the appraisal action, including reasonable compensation to the appraisers appointed by the court, will be allocated among the surviving corporation and dissenting stockholders as the court deems equitable. If the appraisal of the fair market value of the shares, however, exceeds the price offered by the surviving corporation, then the surviving corporation will pay the costs. If the fair market value of the shares awarded by the court exceeds 125% of the price offered by the surviving corporation for the shares in the notice of approval of the merger by Pogo's stockholders, then the court may in its discretion include attorneys' fees, fees of expert witnesses and interest in the costs payable by the surviving corporation.

 Written Demands

   A written demand for appraisal must state the identity of the stockholder of record making the demand and that the stockholder intends to demand appraisal of the stockholder's shares. The demand should also state whether it is submitted under Delaware or California law. A demand for appraisal should be signed by or for the Pogo stockholder of record, fully and correctly, as that stockholder's name appears on the stockholder's stock certificate. If Pogo common stock or Pogo preferred stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be signed by the fiduciary. If Pogo common stock or Pogo preferred stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be signed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, should sign the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, the agent is acting on behalf of the record owner.

 Material Differences Between Delaware and California Law on Appraisal Rights

   As noted above there are several differences between the laws of Delaware and California with respect to dissenting stockholders' appraisal rights. These differences include, but are not limited to the following:

  . Under Delaware law, in order to exercise dissenters' appraisal rights, a stockholder must deliver a written appraisal demand within 20 days after the date on which this information statement/prospectus is mailed to the stockholder. By comparison, under California law a stockholder who has not voted in favor of the merger is not required to deliver a written appraisal demand until 30 days after the date on which the notice of the approval of the merger by Pogo's stockholders is mailed to the stockholder.

  . Under Delaware law, Excite@Home or a dissenting stockholder must file a petition for an appraisal of dissenting shares within 120 days after the effective time of the merger to exercise appraisal rights. By comparison, under California law, if the parties do not agree on the status of shares as dissenting shares or their fair market value, the stockholder has until six months after the date on which the notice of approval of the merger by Pogo's stockholders was mailed to the stockholder to file a complaint in the California Superior Court requesting a determination of these matters.

   Stockholders of Pogo considering whether to seek appraisal should bear in mind that the fair value of their Pogo common stock and Pogo preferred stock determined under Section 262 or Chapter 13 could be more than, the same as, or less than the value of the right to receive shares of Excite@Home Series A common stock in the merger. Also, the surviving corporation reserves the right to assert in any appraisal proceeding that the "fair value" of the Pogo common stock and Pogo preferred stock is less than the value of the shares of Excite@Home Series A common stock to be issued in the merger.

   The process of dissenting and exercising appraisal rights requires strict compliance with technical prerequisites. Any stockholder who fails to comply with the requirements of Section 262 of the Delaware General Corporation Law, which is attached as Annex D to this information statement/prospectus, or Chapter 13 of the California Corporations Code, which is attached as Annex E to this information statement/prospectus, will forfeit the rights to dissent from the merger and exercise appraisal rights and will receive shares of Excite@Home Series A common stock. Pogo stockholders wishing to dissent should consult with their own legal counsel in connection with compliance with applicable sections of Delaware or California law.

                                   THE MERGER

   This section of the information statement/prospectus describes some aspects of the proposed merger. While Excite@Home and Pogo believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents referred to in this information statement/prospectus carefully for a more complete understanding of the merger. In addition, important business and financial information about Excite@Home is incorporated by reference into this information statement/prospectus. See "Documents Incorporated by Reference in this Information Statement/Prospectus." You may obtain the information incorporated by reference into this information statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information."

Background of the Merger

   Since April 1998, Pogo and Excite, Inc. which was acquired by Excite@Home in May 1999, have had many contacts at the management, technical, finance and marketing levels regarding the implementation of a distribution agreement between Excite and Pogo. In addition, on March 31, 1999, Excite invested in Pogo. See "Existing Relationship of Excite@Home and Pogo."

   On June 8, 2000, at a meeting of the board of directors of Pogo, the management of Pogo and members of the board discussed various financing alternatives and the possibility of being acquired to allow Pogo to continue to grow its business.

   On June 10, 2000, Erick Hachenburg, the Chief Executive Officer of Pogo, contacted Mark Stevens, Executive Vice President of Corporate and Business Development of Excite@Home, to inquire if Excite@Home had an interest in acquiring Pogo. Pogo also contacted representatives of other companies to discuss joint business opportunities and potential business combinations or strategic partnerships between these companies and Pogo.

   On June 19, 2000, Mr. Stevens contacted Mr. Hachenburg to initiate an exploratory discussion about furthering the strategic relationship between Pogo and Excite@Home.

   On July 3, 2000, Mr. Hachenburg and Byron Smith, Excite@Home's Executive Vice President, Consumer Broadband Services, spoke by telephone regarding Excite@Home's games strategy and Pogo's potential role in that strategy.

   On July 9, 2000, Mr. Hachenburg and other members of Pogo's executive staff met with Christopher Wofford, Peter Negulescu, David Houston and other members of Excite@Home's management team at Pogo's offices in San Francisco, California. At that meeting, the representatives of Pogo provided an overview of Pogo's business and service. The parties also discussed the status of their distribution relationship and the potential mutual benefits of a more extensive relationship between the two companies. At that time, however, no agreement was reached on pursuing a combination more formally.

   On July 11, 2000, Mr. Hachenburg and other members of Pogo's executive staff attended a meeting with Richard Gingras, Peter Negulescu, Kenneth Pate and other representatives of Excite@Home at the offices of Excite@Home in Redwood City, California. At this meeting, Pogo and Excite@Home continued their discussion of Excite@Home's strategies and the opportunities for Pogo to support Excite@Home's strategies.

   On July 12, 2000, Mr. Hachenburg and Nilesh Lakhani, Pogo's Chief Financial Officer, met with members of Excite@Home's finance department regarding Pogo's financial condition.

   On July 13, 2000, Excite@Home contacted Pogo requesting a meeting to initiate discussions relating to a possible combination. On that date, Pogo and Excite@Home entered into a Mutual Non-Disclosure Agreement.

   On July 14, 2000, Mr. Hachenburg and Mr. Wofford had a telephone conversation regarding the possible combination of the companies.

   On July 17, 2000, the board of directors of Pogo met to discuss the status of discussions with Excite@Home as well as possible alternative financing and strategic transactions with other companies. The board authorized Mr. Hachenburg to continue exploratory discussions with multiple parties, including Excite@Home, with whom discussions were then in progress, in an effort to maximize the value to be received by Pogo stockholders in any transaction.

   Between July 17, 2000 and July 28, 2000, Excite@Home and its outside legal and financial advisors conducted a preliminary due diligence review of Pogo. During this period, Mr. Hachenburg continued to negotiate with executives of other companies regarding the terms, including the consideration to Pogo stockholders, of a potential business combination transaction with these companies.

   On July 20, 2000, Mr. Hachenburg, Mr. Lakhani and a group of outside consultants retained by Excite@Home met at Pogo's offices in San Francisco to discuss Pogo's business and to respond to requests for information. From July 20 to July 27, 2000, this group of consultants also conducted a review of Pogo's corporate and financial records.

   On July 20, 2000, Mr. Lakhani, Tyler Cozzens, Pogo's Vice President of Corporate Development, and Lesley Mansford, Pogo's Vice President of Marketing, met with Tom Perez, the Director of Mergers and Acquisitions Human Resources of Excite@Home, to discuss employee benefits and related transitional matters.

   On July 22, 2000, Mr. Negulescu, Mr. Houston, Jim Diaz, Hilleary Hoskinson and Faith Sedlin of Excite@Home met with Mr. Hachenburg, Greg Harper, Ms. Mansford and Mark Mitchell of Pogo. At that meeting, the members of Pogo management presented the representatives of Excite@Home with an overview of Pogo's services, business strategy and sales and marketing plans.

   On July 25, 2000, Mr. Hachenburg and Mr. Smith met regarding the status of due diligence and potential benefits from a combination of the two companies.

   Between July 28, 2000 and August 1, 2000, the management teams of Excite@Home and Pogo conducted extensive negotiation sessions regarding the terms and conditions of an agreement relating to the possible combination between the companies. During this period, Mr. Hachenburg requested that each of the leading potential acquirers of Pogo submit its "best offer" in order for the board to evaluate whether to proceed with a transaction with the party, or any business combination transaction.

   On July 31, 2000, the board of directors of Pogo met to discuss the progress of negotiations with Excite@Home and the status of the responses from other potential acquirors. The board of directors of Pogo authorized the management of Pogo to continue negotiating the terms of a possible combination.

   On August 1, 2000, the board of directors of Pogo, together with the senior management of Pogo and its legal advisors, held an extensive discussion evaluating the relative merits of the potential combinations, including the valuation and volatility risks relating to each company's stock and the likely timing of, and risks to, closing each transaction. The board of directors of Pogo agreed that the Excite@Home proposal constituted a superior transaction, and approved the execution of a final term sheet with Excite@Home, including exclusivity provisions that restricted Pogo from soliciting acquisition offers from third parties.

   On August 1, 2000, Pogo and Excite@Home signed a term sheet setting forth the proposed terms of the acquisition of Pogo by Excite@Home. The term sheet also contained exclusivity provisions in order to permit the parties to conduct further due diligence and to negotiate a definitive merger agreement. Under the term sheet, Pogo agreed not to solicit acquisition offers from third parties before September 1, 2000, and Excite@Home agreed to provide a $5 million loan under a convertible bridge note to Pogo to fund its operations. After they signed the term sheet, Pogo and Excite@Home began negotiating the definitive merger agreement.

   On August 4, 2000, Pogo received a check in the amount of $5 million from Excite@Home and issued a convertible bridge note in the same amount to Excite@Home.

   On August 7, 2000, Mr. Hachenburg and the other members of Pogo's executive team met in San Francisco with Byron Smith and other representatives of Excite@Home regarding synergies and integration of Pogo with Excite@Home.

   On August 8, 2000, Mr. Hachenburg met with Mr. Smith, Mr. Negulescu and Mr. Houston at Excite@Home's offices in Redwood City regarding the progress of discussions and strategic benefits of the proposed combination. In addition, Excite@Home's outside legal counsel delivered to Pogo and its outside legal counsel drafts of a merger agreement and ancillary agreements.

   On August 9, 2000, officers of Pogo and Excite@Home and their legal counsel met at the San Francisco offices of Excite@Home's legal counsel to negotiate the merger agreement.

   From August 9, 2000 through August 30, 2000, the companies and their respective counsel met several times and conducted multiple telephone conferences to negotiate the terms of the merger agreement and the related agreements. Also during this period, Pogo's management spoke with a group of Pogo's stockholders concerning the voting agreements.

   On August 12, 2000, the committee designated by the board of directors of Pogo met to discuss the progress of negotiations and to provide guidance to Pogo's management on the negotiation of the definitive agreement.

   On August 15, 2000, the board of directors of Pogo held a meeting at which Mr. Hachenburg described to the board the status of negotiations, including the material terms that had been negotiated by the parties since the signing of the term sheet. Mr. Hachenburg also discussed the operations of Pogo before and after the completion of the merger.

   On August 16, 2000, Excite@Home's board of directors held a meeting and discussed the terms and conditions of the proposed merger and the merger agreement. At that meeting, Excite@Home's board unanimously voted to approve the merger agreement.

   On August 17, 2000, the board of directors of Pogo held a meeting at which Mr. Hachenburg and Pogo's counsel presented a further update regarding the status of negotiations and at which management of Pogo received instruction from the board regarding the negotiations.

   On August 28, 2000, the board of directors of Pogo met to discuss the terms and conditions of the proposed merger and the merger agreement. At that meeting, the board of Pogo voted to approve the terms of the merger agreement and authorized management to execute the agreement.

   On the afternoon of August 30, 2000, the merger agreement, the voting agreements and forms of the other ancillary agreements were finalized and the merger agreement and voting agreements were executed. The terms of the merger were announced in a joint press release that was issued before the opening of the stock market on August 31, 2000.

Excite@Home's Reasons for the Merger

   The board of directors of Excite@Home carefully considered whether to approve the merger and the merger agreement. In making it decision, the board of directors identified several potential benefits of the merger that it believes will contribute to the success of the combined company. These potential benefits include, among other things:

  . strengthening Excite@Home's ability to offer and develop key broadband consumer interactive entertainment applications;

  . providing Excite@Home with opportunities for developing new broadband advertising products designed to result in an increase in click-throughs and higher advertising revenues for Excite@Home, as a result of the intermission and advertising breaks in Pogo's interactive games; and

  . providing Excite@Home with opportunities to cross-sell the @Home service to Pogo users.

   Based on these and other strategic factors, the Excite@Home board of directors determined that approval of the merger agreement and the merger were in the best interests of Excite@Home and its stockholders. Accordingly, the board of directors voted unanimously to approve the merger.

Pogo's Reasons for the Merger

   The decision of the Pogo board of directors to enter into the merger agreement and to recommend that Pogo stockholders approve the merger agreement, the escrow agreement, the merger and the related transactions was the result of the Pogo board's careful consideration of a range of strategic alternatives, including potential business combinations with companies other than Excite@Home, and the pursuit of a long-term independent business strategy for Pogo that might involve additional financing and an initial public offering of its stock.

   During the course of its deliberations, the board of directors of Pogo considered, with the assistance of management and legal counsel, a number of factors that the board of directors believes make the merger attractive to Pogo's stockholders and could contribute to the success of the surviving corporation.

   The value of the shares of Excite@Home Series A common stock that the Pogo stockholders will receive in the merger, as calculated on the date the merger agreement was signed, represents a premium over the last price paid by independent investors who purchased shares of Pogo's preferred stock. The board of directors of Pogo also believes that the price offered by Excite@Home compares favorably to the current market valuations of other companies in Pogo's industry.

   To date, there has been no public market for the shares of Pogo's capital stock, and all outstanding shares are subject to restrictions on resale imposed by securities laws. By contrast, Excite@Home's Series A common stock is publicly traded on Nasdaq and the shares of Excite@Home Series A common stock to be issued to Pogo's stockholders in the merger will be tradable on Nasdaq. The merger may allow Pogo's stockholders to achieve liquidity of their investment sooner than they might otherwise have been able.

   Pogo faces increasing competition from other game and media companies for users and for online advertising fees. Pogo believes that a combination with a larger company with the resources of Excite@Home may provide a number of competitive advantages, including broader distribution and the ability to establish long-term relationships with new advertising clients. By combining with Excite@Home, Pogo may also reduce the risks associated with seeking additional financing and pursuing its revenue goals as an independent company.

   Pogo believes that the merger will offer the stockholders of the combined company the potential benefits described above under the heading "The Merger-- Excite@Home's Reasons for the Merger." In addition, the merger would provide Pogo access to Excite@Home's greater financial, technological and human resources to continue to develop Pogo's service and greater sales and marketing resources to help promote those services more broadly. Pogo also believes that the merger may create an opportunity for Pogo's games to be featured in new services and new platforms of Excite@Home.

   Following the merger, Pogo may have greater access to the customer base of Excite@Home, including the residential consumer audience, and may benefit from increased distribution of Pogo's services both in the United States and internationally.

   Under the terms of the merger agreement, Pogo will be allowed to maintain its strategic direction and keep most of its assets, management team and employees together for a period of time after the closing of the merger. Pogo believes that this continuity will help to make the combination with Excite@Home more successful and increase the likelihood of Pogo's stockholders receiving the additional contingent payments.


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

   In addition, Pogo's board of directors considered a number of potentially negative factors relating to the merger, including the following:

  . by becoming a part of a much larger company, Pogo will have less autonomy and independence in setting its strategic goals;

  . the fixed value of the consideration to be issued in the merger to Pogo's stockholders, option holders and warrant holders;

  . the risk that the potential benefits of the merger may not be realized;

  . the provisions of the merger agreement requiring 10% of the shares to be held in escrow to satisfy potential indemnity claims;

  . the possibility that the contingent payments would not be earned or paid to Pogo's stockholders;

  . the risk that Pogo may find it more difficult to attract and retain skilled employees;

  . the risk that management's attention may be diverted from Pogo's business operations; and

  . the other risks described in this information statement/prospectus under "Risk Factors."

   This discussion of factors considered by the Pogo board of directors is not intended to be exhaustive, but is intended to include the material factors considered. The Pogo board of directors did not find it practical to and did not quantify or otherwise assign relative weight to the specific factors considered and individual directors may have given different weight to different factors.

Recommendation of Pogo's Board of Directors

   After carefully evaluating these factors, both positive and negative, the board of directors of Pogo has determined that the merger is in the best interests of Pogo and its stockholders. The Pogo board of directors recommends that you vote for the approval of the merger agreement, the escrow agreement, the merger and the related transactions.

Interests of Executive Officers, Directors and Affiliates

   In considering the recommendation of the Pogo board of directors with respect to the approval of the proposal, Pogo stockholders should be aware of the interests that various executive officers, directors and affiliates of Excite@Home and Pogo have in the merger. The boards of directors of Excite@Home and Pogo were aware of these conflicts and considered them when approving the merger. These interests are different from and in addition to your and their interests as stockholders. These include:

 Interests of Affiliates

   Liberty Digital, Inc., the largest stockholder of Pogo, is controlled by AT&T. AT&T also controls approximately 74% of Excite@Home's voting power and has the right to appoint a majority of the board of directors of Excite@Home.

   Kleiner Perkins Caufield & Byers, the second largest stockholder of Pogo, is a minority stockholder in Excite@Home. Kleiner Perkins has one representative on Pogo's board of directors and has two representatives on Excite@Home's board of directors, including the vice chairman.

   Excite@Home is the third largest stockholder of Pogo.

   See "Securities Ownership of Certain Beneficial Owners and Management of Pogo" and "Documents Incorporated by Reference in this Information Statement/Prospectus."


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 Stock Options; Acceleration

   Pogo's stock option agreements with employees provide that, upon completion of the merger, an additional 25% of the shares subject to options or issued upon exercise of options will become vested. In addition, if the employment of any stockholder or option holder is terminated for any reason, other than for cause, within six months following the merger, then an additional 25% of the shares subject to the option or issued upon exercise of an option will vest immediately before termination of employment.

   Pogo will issue options to purchase up to 5 million shares of its common stock before the effective time of the merger. Those additional options will vest over a four-year period. The vesting of these options will not accelerate as a result of the merger and these options are excluded from the calculation of the exchange ratio.

   The options of the independent directors of Pogo, Charles Wu and Scott Kauffman, will accelerate and the options will become vested in full before the merger.

   The offer letter of employment between Pogo and Nilesh Lakhani, the Chief Financial Officer of Pogo, provides that Mr. Lakhani's option to purchase shares of Pogo common stock will accelerate and will become vested as to an additional 50% of his shares before the completion of the merger. In addition, if Mr. Lakhani terminates his employment for good reason or is terminated by Pogo for any reason, other than for cause, within six months following the merger, Mr. Lakhani's option to purchase shares of Pogo common stock will accelerate and become vested as to the remaining 50% of his shares immediately prior to the termination of his employment. Mr. Lakhani will also be entitled to a lump sum severance payment equal to six months' salary. Pogo and Excite@Home have agreed that Mr. Lakhani will be terminated following the merger and that he will receive full acceleration of his options and the lump sum severance payment.

 Employment Agreements

   As a condition to the closing of the merger, Erick Hachenburg, David King, William Lipa, and at least two of Nicholas Rush, Lesley Mansford, Mark Mitchell and Greg Harper, all of whom are current executive officers of Pogo, will have entered into employment agreements that provide for their continued employment with the surviving corporation of the merger and other benefits. See "Other Agreements--Employment Agreements."

Completion and Effectiveness of the Merger

   The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the approval of the merger by the stockholders of Pogo. The merger will become effective upon the filing of certificate of merger in the office of the Secretary of State of the State of Delaware.

Treatment of Pogo Common Stock, Preferred Stock, Options and Warrants

   Treatment of Pogo common stock and preferred stock. With the exception of dissenting shares, if the merger becomes effective, each share of Pogo common stock and Pogo preferred stock then outstanding will be converted into shares of Excite@Home Series A common stock. The number of shares of Excite@Home Series A common stock you will receive will be determined by multiplying the number of shares of Pogo capital stock you hold by an exchange ratio. The exchange ratio will equal:

  . the quotient obtained by dividing (a) $125,000,000 minus (1) the amount by which Pogo's trade accounts payable and accrued expenses (excluding capital lease obligations, principal and accrued interest on the convertible bridge note, employee severance payments payable in connection with the merger and fees incurred by Pogo in connection with the merger, merger agreement and related transactions), exceed $5,000,000 and (2) all amounts paid by Pogo to redeem its Series A-2 preferred stock by (b) the sum of the number of shares of Pogo common stock and Pogo preferred stock (excluding its Series A-2 preferred stock) outstanding immediately before the merger plus the number of shares of Pogo stock that are issuable upon exercise of all Pogo options and warrants outstanding

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

   immediately before the merger, excluding new options for up to 5,000,000 shares of Pogo common stock that may be issued by Pogo before the merger and excluding any shares of Series D preferred stock of Pogo issued upon the conversion of a convertible bridge note issued by Pogo to Excite@Home; divided by

  . the average of the closing prices of Excite@Home Series A common stock as reported by Nasdaq for the 10 consecutive trading days ending on the last full trading day immediately before the day the merger becomes effective.

   The actual exchange ratio will not be determined until the merger becomes effective. For hypothetical examples of the calculation of the exchange ratio, see page 2.

   Treatment of Pogo Options and Warrants. Upon the completion of the merger, each option to purchase Pogo common stock and each warrant to purchase Pogo common stock or preferred stock that is outstanding immediately prior to the merger will be assumed by Excite@Home and converted into an option or a warrant to purchase a number of shares of Excite@Home Series A common stock equal to the number of shares of Pogo stock subject to the option or warrant multiplied by the exchange ratio. The post-merger exercise price of each converted Pogo option or warrant will be its pre-merger exercise price divided by the exchange ratio.

   Additional contingent payments. In addition to the shares of Excite@Home Series A common stock to be issued to Pogo stockholders as described above, the holders of Pogo voting stock may receive additional shares of Excite@Home Series A common stock under two separate contingent payments. One is based on the surviving corporation's revenue for the six months after the merger and the other is based on the surviving corporation's retention of five key executives until October 15, 2001. The maximum value of each of these two contingent payments is $12.5 million and the number of shares to be distributed to Pogo's stockholders will be based upon the average closing prices of Excite@Home's Series A common stock for 10 consecutive trading days before the determination of each contingent payment. Each Pogo stockholder of record at the effective time of the merger will receive a pro rata portion of each contingent payment if made.

     (1) Revenue contingent payment. The revenue contingent payment will depend on the surviving corporation's actual revenue for the six-month period beginning on the first day of the month immediately following the merger and will be determined as follows:

       (i) if the surviving corporation's actual revenues for the six-month period exceed its target revenues of $16,593,389, subject to certain adjustments, the payment will be $12.5 million.

       (ii) if the surviving corporation's actual revenues for the six-month period are less than 100%, but more than 80% of the target revenues, the amount of the payment will be determined by multiplying $12.5 million by a fraction. The numerator of the fraction will be the surviving corporation's actual revenues divided by its target revenues minus 0.80. The denominator of the fraction will be 0.20.

       (iii) if the surviving corporation's actual revenues for the six-month period are less than 80% of its target revenues, the payment will be $0.

     (2) Executive contingent payment. If Erick Hachenburg and at least four of David King, William Lipa, Nicholas Rush, Lesley Mansford, Mark Mitchell and Greg Harper are still employed by the surviving corporation as of October 15, 2001, then the executive contingent payment will be $12.5 million.

   Each of these contingent payments is more fully described in the merger agreement that is attached as Annex A to this information statement/prospectus.

Exchange of Pogo Stock Certificates for Excite@Home Stock Certificates

   When the merger is completed, Excite@Home's exchange agent will mail to Pogo stockholders a letter of transmittal and instructions for surrendering Pogo stock certificates in exchange for Excite@Home stock

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

certificates. When you deliver your Pogo stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, your Pogo stock certificates will be canceled and you will receive stock certificates representing the number of whole shares of Excite@Home Series A common stock to which you are entitled under the merger agreement, plus any cash instead of fractional shares.

   Do not submit your Pogo stock certificates for exchange unless and until you receive the transmittal instructions and a letter of transmittal from the exchange agent.

Escrow Arrangements and Stockholder Agent

   By approving the merger, the Pogo stockholders will authorize the creation of the escrow fund, the terms of the escrow agreement and the appointment of Erick Hachenburg as their agent with respect to indemnification matters and with respect to any issues relating to any additional contingent payments that may be payable by Excite@Home. A total of 10% of the initial Excite@Home Series A common stock otherwise deliverable to the Pogo stockholders upon the merger will be deposited in the escrow fund. The purpose of the escrow fund is to indemnify Excite@Home in the event of a breach of the representations and warranties and agreements in the merger agreement and against specific copyright infringement claims. The escrow fund will serve as Excite@Home's exclusive remedy for damages for which Excite@Home is entitled to indemnification under the escrow agreement, other than damages arising from fraudulent or intentional acts.

Accounting Treatment of the Merger

   Excite@Home intends to account for the merger as a purchase for financial reporting and accounting purposes, under generally accepted accounting principles. After completion of the merger, the results of operations of Pogo will be included in the consolidated financial statements of Excite@Home. The purchase price will be allocated to Pogo's assets and liabilities based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of Pogo acquired will be recorded on Excite@Home's balance sheet as goodwill and other intangible assets and will be amortized on Excite@Home's statement of operations by charges to operations under generally accepted accounting principles. These allocations will be made based upon valuations and other studies that have not yet been finalized.

Regulatory Approvals

   The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act. The merger may not be completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission, and the applicable waiting period has expired or been terminated. On September 26, 2000, Excite@Home and Pogo filed the required information and materials with the Department of Justice and the Federal Trade Commission.

   The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws. Additionally, at any time before or after the completion of the merger, any state or other person could take action under the antitrust laws to enjoin the merger, even if the waiting period has expired or been terminated.

   Neither Excite@Home nor Pogo is aware of any other material governmental or regulatory approval required for completion of the merger, other than the effectiveness of this registration statement, compliance with applicable corporate law of Delaware and California, and compliance with applicable state "blue sky" laws.

Material Federal Income Tax Considerations

   The following discussion summarizes the material federal income tax consequences of the merger. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, which

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

is referred to in this information statement/prospectus as the Internal Revenue Code, existing Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Excite@Home, Pogo or Pogo stockholders.

   Pogo stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Pogo stockholders that are subject to special rules or that may be important in light of such stockholders' individual circumstances, such as stockholders who:

  . are dealers in securities or foreign currency;

  . are subject to the alternative minimum tax provisions of the Internal
    Revenue Code;

  . are foreign persons or entities;

  . are financial institutions or insurance companies;

  . are tax-exempt organizations;

  . do not hold their Pogo shares as capital assets;

  . acquired their shares in connection with any stock option or stock purchase plans or in other compensatory transactions; or

  . hold Pogo capital stock as part of an integrated investment, including a "straddle" or "conversion" transaction, pledge against currency risk, or constructive sale, comprised of shares of Pogo capital stock and one or more other positions.

   In addition, the following discussion does not address:

  . tax consequences of the merger under foreign, state or local tax laws;

  . tax consequences of transactions effectuated before, after or concurrently with the merger (whether or not any such transactions are undertaken in connection with the merger) including any transaction in which Pogo shares are acquired or Excite@Home shares are disposed of; or

  . tax consequences to holders of options, warrants or similar rights to acquire Pogo capital stock, including the assumption by Excite@Home of outstanding options and subscriptions to acquire Pogo capital stock.

   Pogo stockholders are urged to consult their own tax advisors as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax consequences of the merger.

   Completion of the merger is conditioned on receipt of tax opinions by Pogo and Excite@Home from their respective counsel, Fenwick & West LLP and O'Melveny & Myers LLP, to the effect that the merger will constitute a "reorganization" within the meaning of the Internal Revenue Code. If Excite@Home does not receive a tax opinion from O'Melveny & Myers LLP, then the condition will be satisfied if Fenwick & West LLP renders a tax opinion to Excite@Home. Similarly, if Pogo does not receive a tax opinion from Fenwick & West LLP, then the condition will be satisfied if O'Melveny & Myers renders a tax opinion to Pogo. The tax opinions are subject to certain assumptions, limitations and qualifications, and will be based upon representations received from Excite@Home, Merger Sub and Pogo to support the opinions, and in other documents related to Excite@Home, Merger Sub and Pogo.

   The following material federal income tax consequences generally will result from the merger constituting a reorganization within the meaning of the Internal Revenue Code:

  . Pogo stockholders will not recognize any gain or loss solely upon receipt in the merger of Excite@Home common stock in exchange for Pogo capital stock, except to the extent of cash received in lieu of fractional shares of Excite@Home common stock and Pogo stockholders that exercise their dissenters' rights.

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

  . The aggregate tax basis of the Excite@Home common stock received by a Pogo stockholder in the merger, including any fractional shares of Excite@Home common stock not actually received, should be the same as the aggregate tax basis of the surrendered Pogo capital stock.

  . The holding period for the Excite@Home common stock received by a Pogo stockholder in the merger should include the period for which the surrendered Pogo capital stock was considered to be held, provided that the Pogo capital stock so surrendered is held as a capital asset at the time of the merger.

  . A Pogo stockholder receiving cash instead of a fractional share will recognize gain or loss with respect to such payment measured by the difference, if any, between the amount of cash received and the basis in the fractional share.

  . The return of any escrow shares to Excite@Home in satisfaction of an indemnification claim is not expected to result in the recognition of gain or loss but is instead expected to be treated as an adjustment to the exchange terms of the merger agreement. Accordingly, the basis of Excite@Home Series A common stock received in the merger by holders of escrow shares would be adjusted.

  . The receipt of any additional shares of Excite@Home common stock should be characterized as an adjustment to the exchange terms of the merger agreement. Accordingly, the receipt of additional shares of Excite@Home Series A common stock pursuant to the contingent share arrangements should not result in the recognition of gain or loss for federal income tax purposes, and the basis of each share of Excite@Home Series A common stock received in the merger by holders of additional shares would be adjusted.

  . A Pogo stockholder who exercises dissenters' rights will generally recognize gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the holder's basis in the Pogo shares, provided that the stockholder exercising dissenters' rights owns no shares of Pogo stock (either actually or constructively within the meaning of Section 318 of the Internal Revenue Code) immediately after the merger.

  . Holders of Pogo Series A-2 preferred stock that receive cash from Pogo in redemption of their Series A-2 preferred stock prior to the merger and that own no shares of Pogo common stock, either actually or constructively within the meaning of Section 318 of the Internal Revenue Code, immediately after the transaction should recognize gain or loss with respect to such payment measured by the difference, if any, between the amount of cash received and their bases in the Series A-2 preferred stock. Holders of Series A-2 preferred stock are urged to consult their own tax advisers regarding the tax consequences of the redemption of their Series A-2 preferred stock.

  . Neither Excite@Home, Merger Sub nor Pogo should recognize gain or loss solely as a result of the merger.

   Excite@Home and Pogo will not request a ruling from the Internal Revenue Service in connection with the merger, and the tax opinions will not be binding upon the IRS. The IRS is therefore not precluded from successfully asserting a contrary position. A successful IRS challenge to the reorganization status of the merger as a result of a failure to meet any of the requirements of a reorganization would result in Pogo stockholders recognizing taxable gain or loss with respect to each share of Pogo capital stock surrendered equal to the difference between their bases in such shares and the fair market value, as of the date the merger is completed, of the Excite@Home common stock received in the merger. In such event, a stockholder's aggregate basis in the Excite@Home common stock so received would equal its fair market value as of the date the merger is completed and the stockholder's holding period for such stock would begin the day after the merger.

   Although Excite@Home and Pogo will receive tax opinions to the effect that the merger will constitute a reorganization, a recipient of shares of Excite@Home Series A common stock could recognize gain to the extent that those shares were considered to be received in exchange for services or property other than solely Pogo capital stock. All or a portion of such gain may be taxable as ordinary income. A Pogo stockholder also could be required to recognize gain to the extent such stockholder was treated as receiving, directly or indirectly, consideration other than Excite@Home Series A common stock in exchange for Pogo stock.

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

   Certain non-corporate Pogo stockholders may be subject to backup withholding at a 31% rate on cash payments received in connection with the merger. Backup withholding will not apply, however, to a Pogo stockholder who (a) furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 or successor form, (b) provides a certification of foreign status on Form W-8 or successor form, or
(c) is otherwise exempt from backup withholding. Pogo stockholders will be required to attach a statement containing certain information required by the IRS concerning their participation as a stockholder in the merger to their federal income tax returns for the taxable year in which the merger occurs. Pogo stockholders are urged to consult their own tax advisers regarding any information reporting and backup withholding requirements.

Appraisal Rights

   If the merger occurs, Pogo stockholders who do not vote their shares in favor of the merger may be entitled to dissenters' and appraisal rights under Delaware and California rights.

   For a further discussion of Pogo stockholders' possible rights to appraisal, including summaries of both Delaware and California law, see "The Vote of the Pogo Stockholders--Appraisal Rights of Dissenting Pogo Stockholders."

Restrictions on Sales of Shares by Affiliates of Excite@Home and Pogo

   All shares of Excite@Home Series A common stock to be issued to Pogo stockholders in the merger will be registered under the Securities Act. These shares will be transferable under the Securities Act, except for shares of Excite@Home Series A common stock issued to any person who is an affiliate of either Excite@Home or Pogo, as that term is defined under the Securities Act. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either company and may include some of their officers and directors, as well as their principal stockholders. Affiliates may sell their shares of Excite@Home Series A common stock acquired in the merger in transactions permitted by the resale provisions of Rule 145(d) under the Securities Act or as otherwise permitted under the Securities Act.

Operations Following the Merger

   After completion of the merger, Pogo will continue its operations as a wholly owned subsidiary of Excite@Home. The stockholders of Pogo will become stockholders of Excite@Home, and their rights as stockholders will be governed by the Excite@Home amended and restated certificate of incorporation, the Excite@Home bylaws and the laws of the State of Delaware. See "Comparison of Stockholder Rights."

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

                              THE MERGER AGREEMENT

   This section of the information statement/prospectus describes the merger agreement. While Excite@Home and Pogo believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. The merger agreement is attached to this information statement/prospectus as Annex A and Excite@Home and Pogo urge you to read it carefully.

General

   If the Pogo stockholders have approved the merger and the other conditions to the merger have been satisfied or waived, a wholly owned subsidiary of Excite@Home named Pogo Acquisition Corp., or Merger Sub, will be merged with Pogo. Merger Sub will survive the merger as a wholly owned subsidiary of Excite@Home and will change its name to "Pogo.com Inc."

Exchange of Shares

   With the exception of dissenting shares, each issued and outstanding share of Pogo common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock, and Series D preferred stock, referred to in this information statement/prospectus as Pogo voting stock, will be converted into shares of Excite@Home Series A common stock. The number of shares of Excite@Home Series A common stock you will receive will be determined by multiplying the number of shares of Pogo capital stock you hold by the exchange ratio which will be determined as described under "The Merger--Treatment of Pogo Common Stock, Preferred Stock, Options and Warrants."


Additional Contingent Payments

   In addition to the shares of Excite@Home Series A common stock to be issued to each holder of Pogo voting stock of record at the effective time of the merger as described above, each holder of Pogo voting stock may receive additional, pro rata payments, in the form of additional shares of Excite@Home Series A common stock, as described under "The Merger--Treatment of Pogo Common Stock, Preferred Stock, Options and Warrants." By approving the merger, Pogo stockholders will authorize the appointment of Erick Hachenburg as their agent with respect to any issues relating to the contingent payments.

Treatment of Pogo Options and Warrants

   Upon the completion of the merger, each option to purchase Pogo common stock and each warrant to purchase Pogo common stock or preferred stock that is outstanding immediately prior to the merger will be assumed by Excite@Home and converted into an option or a warrant to purchase a number of shares of Excite@Home Series A common stock equal to the number of shares of Pogo stock subject to the option or warrant multiplied by the exchange ratio. The post-merger exercise price of each converted Pogo option or warrant will be its pre-merger exercise price divided by the exchange ratio.

   Excite@Home and Pogo have agreed that Pogo may grant employees of Pogo new options for up to 5,000,000 shares of Pogo common stock to be issued by Pogo before the merger. These additional stock options will vest over a four-year period, with not more than 25% vesting at the end of the first year and the remainder vesting at 2.083% per month thereafter. The vesting of the additional Pogo stock options will not accelerate in connection with the merger agreement and the transactions contemplated thereby. Excite@Home and Pogo will agree upon the specific allocation among Pogo employees prior to the closing of the merger. These new stock options will not be considered outstanding for purposes of calculating the exchange ratio for the merger.

   Excite@Home has agreed to file a registration statement on Form S-8 to register the shares of Excite@Home Series A common stock issuable upon exercise of assumed stock options as soon as practicable following the closing date and in any event within 20 business days after the closing date, and will use its

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reasonable efforts to maintain the effectiveness of such registration statement consistent with Excite@Home's practice with similar registration statements related to employee stock plans for Excite@Home's employees.

Appraisal Rights

   If any Pogo stockholder asserts dissenters' or appraisal rights under California or Delaware law, Pogo must promptly notify Excite@Home of the claim or demand. Excite@Home will have the right to participate in all negotiations and proceedings with respect to any claim or demand. The surviving corporation will not, except with the prior written consent of Excite@Home, make any payment, evaluation or appraisal with respect to, or settle or offer to settle, any claim or demand for payment.

Representations and Warranties

   Pogo made representations and warranties in the merger agreement regarding aspects of its organization, capital structure, financial statements, authority to enter into the merger agreement, and the absence of brokers and financial advisors. Pogo also made other customary representations and warranties, relating to, among other things:

  . its financial statements and absence of undisclosed material liabilities;

  . changes in its business since June 30, 2000;

  . regulatory approvals required for completion of the merger;

  . title to property it owns or leases;

  . various aspects of its intellectual property;

  . its rights to its games on its web site;

  . environmental matters;

  . litigation or investigations pending or threatened against it or to which it is a party;

  . its taxes and tax obligations;

  . its employee benefit plans;

  . ""excess parachute payments" to employees;

  . transactions with its affiliates;

  . its compliance with applicable laws;

  . its material contracts and compliance with them;

  . voting requirements to approve the merger agreement;

  . material contractual restrictions on its business;

  . its accounting records and compliance with generally accepted accounting principles;

  . its insurance;

  . dividends and other distributions;

  . its bank accounts; and

  . the accuracy of information it provided to be included in any filings with a governmental entity having jurisdiction over the merger or the transactions contemplated thereby.

   In the merger agreement, Excite@Home also made representations and warranties regarding aspects of its organization, capital structure, financial statements, authority to enter into the merger agreement, and the

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absence of brokers and financial advisors. In addition, Excite@Home represented and warranted as to the validity of the Series A common stock to be issued in connection with the merger, the accuracy and completeness of documents and reports filed by Excite@Home with the SEC, and the operation of Merger Sub.

   The representations and warranties in the merger agreement are detailed and not easily summarized. You are urged to carefully read the sections of the merger agreement entitled "Representations and Warranties of Pogo" and "Representations and Warranties of Parent."

Conduct of Business Before Completion of the Merger

   Pogo has agreed that until the earlier of the termination of the merger agreement or the completion of the merger, Pogo will, unless Excite@Home consents in writing, carry on its business in the ordinary course and will use reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, providers, and others with which it has business dealings. In particular, subject to some exceptions, Pogo will not, among other things:

  . declare, set aside or pay any dividends or other distributions on any of its capital stock;

  . purchase, redeem (other than the redemption of the Series A-2 preferred stock) or acquire any of its capital stock, except pursuant to any agreement that permits the repurchase of unvested shares or the cancellation of options;

  . issue, or authorize the issuance of, additional shares of its capital stock or securities convertible into capital stock, other than (i) the issuance of Pogo common stock upon the exercise of options or warrants,
    (ii) the conversion of the convertible bridge note payable to Excite@Home or the Pogo preferred stock in accordance with their terms, (iii) the grants of options to new employees to purchase up to a maximum of 500,000 shares of Pogo common stock, and (iv) the issuance to lenders, equipment leasing companies, landlords or otherwise in the ordinary course of business of Pogo common stock or warrants to purchase up to a maximum of 100,000 shares;

  . amend or otherwise modify the terms of any such options or warrants;

  . amend its certificate of incorporation or bylaws, except as necessary to authorize a sufficient number of shares of capital stock in order to enable the conversion of any currently outstanding security of Pogo to be converted into or exercised for shares of Pogo stock;

  . acquire or agree to acquire interests in other entities or assets that are material to its business;

  . mortgage or otherwise encumber any of its assets;

  . incur or guarantee any indebtedness, sell debt securities or enter into any "keep well" agreement;

  . make any loans, advances or capital contributions to, or investments in, any person or entity other than Pogo;

  . make or agree to make any new capital expenditures in excess of $100,000 individually, or $1 million in the aggregate;

  . dispose of or permit to lapse its rights to intellectual property;

  . make or rescind any election relating to taxes, settle any claims or lawsuits related thereto, or change its method of reporting income or deductions for federal income tax purposes;

  . other than in the ordinary course of business consistent with past practice, pay or discharge any liabilities or claims, except for (i) liabilities reflected on its financial statements, and (ii) redemption of the Series A-2 preferred stock;

  . enter into any new employment agreements or increase compensation to officers, directors or employees, other than in the ordinary course of business, pay any pension amounts not authorized by

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    the existing pension plan, or commit to any additional compensation structures or other employee benefits;

  . other than in the ordinary course of business, terminate, amend or modify any material contracts;

  . grant exclusive marketing or other exclusive rights for a period in excess of 90 days;

  . execute any operating lease in excess of $100,000; or

  . authorize or agree to take any of the above actions.

   The agreements related to the conduct of Pogo's business in the merger agreement are complicated and not easily summarized. You are urged to carefully read the section of the merger agreement entitled "Covenants Relating to Conduct of Business."

Director and Officer Indemnification

   For six years after the merger, the surviving corporation will maintain provisions on indemnification in its certificate of incorporation and bylaws at least as favorable to the officers and directors as those set forth in Pogo's certificate of incorporation and bylaws. For six years after the merger, Excite@Home and the surviving corporation will indemnify the officers and directors of Pogo prior to the effective time of the merger against all losses, legal expenses, claims, damages, liabilities, judgments, or amounts paid in settlement in respect to any claim, action, suit or proceeding, whether criminal, civil, administrative or investigative based on or arising out of or relating to the fact that such person is or was a director or officer of Pogo and arising out of acts or omissions occurring on or after July 1, 2000 and on or prior to the effective time of the merger to the extent (i) indemnification is permitted by law and (ii) the claim does not arise out of an act or omission by the officer or director that (1) constituted a breach of a duty of loyalty to Pogo or its stockholders, (2) taken in bad faith or involved intentional misconduct or a knowing violation of a law, or (3) related to any transaction in which the officer derived an improper personal benefit.

No Solicitation

   Until the merger is completed or the merger agreement is terminated, Pogo has agreed to cease any activities, discussions or negotiations with any parties concerning an acquisition proposal. An acquisition proposal is any proposal for a merger or other business combination involving Pogo or any proposal or offer to acquire any securities, or a substantial portion of the assets, of Pogo. Pogo has agreed further that it will not:

  . solicit, initiate, or encourage the submission of any acquisition proposal;

  . participate in any discussions regarding or furnish any person any information with respect to and acquisition proposal or any inquiry that may reasonably be expected to lead to an acquisition proposal; and

  . enter into any other transaction pursuant to an acquisition proposal.

   Pogo's board of directors may decide not to recommend that Pogo stockholders approve the merger if Pogo receives a bona fide acquisition proposal that Pogo's board of directors concludes, in good faith, would, if completed, result in a transaction that would provide greater value to Pogo stockholders than the proposed merger. In addition, the Pogo board of directors must also conclude, after consultation with outside counsel, that it would be inconsistent with its fiduciary duties to recommend the merger to Pogo stockholders in light of the superior proposal. This determination by Pogo's board of directors does not relieve Pogo of its obligation to submit the merger for approval by Pogo stockholders.

   Pogo has agreed to inform promptly Excite@Home, orally and in writing, of any acquisition proposal, including the identity of the person or group making the acquisition proposal and the material terms of the acquisition proposal. Pogo has agreed to keep Excite@Home informed of the status and details of any

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acquisition proposal and to notify Excite@Home if Pogo's board of directors determines to withdraw its recommendation of the merger as a result of a superior proposal.

Convertible Bridge Note

   Pogo has entered into a convertible bridge note, dated August 4, 2000, with Excite@Home, pursuant to which Pogo has borrowed $5 million. Excite@Home has agreed that, at the request of Pogo, Excite@Home will loan Pogo up to an additional $1.3 million to fund the redemption of the Series A-2 preferred stock. In addition, from November 1, 2000 until the effective time of the merger, Excite@Home has agreed to loan to Pogo, if requested by Pogo, up to $1.8 million per month, as long as Pogo is meeting its operating budget. The loans will have the same terms as the convertible bridge note and will be evidenced by amending the convertible bridge note to reflect the additional loans. All amounts outstanding under the convertible bridge note, as amended, will be converted into shares of Series D preferred stock of Pogo that will be canceled immediately before the effective time of the merger.

Nasdaq Listing

   Excite@Home has agreed to apply for listing on Nasdaq of the shares of Excite@Home Series A common stock issuable to holders of Pogo voting stock and stock options and warrants.

Charter Documents of the Surviving Corporation

   The certificate of incorporation of Merger Sub as in effect immediately before the effective time will become the certificate of incorporation of the surviving corporation, except that the name will be changed to "Pogo.com Inc." The bylaws of Merger Sub will become the bylaws of the surviving corporation.

Fees and Expenses of the Merger

   If the merger is completed, Excite@Home will pay up to $425,000 of Pogo's fees and expenses incurred in connection with the merger agreement and the merger.

Conditions to Completion of the Merger

   The obligations of Excite@Home and Pogo to complete the merger are subject to the satisfaction or waiver of each of the following conditions:

  . in addition to the requirement under applicable law and Pogo's charter documents that the merger agreement be approved by a majority of the outstanding shares of Pogo common stock, voting separately as a class, and by the holders of a majority of the outstanding shares of Pogo preferred stock (excluding the Series A-2 preferred stock), voting separately as a class, the merger agreement, the escrow agreement, the merger and the related transactions will have been approved by at least 86% of the outstanding shares of Pogo voting stock;

  . Excite@Home, Pogo and Pogo Acquisition Corp. will have timely obtained from the relevant governmental entities all authorizations, consents, waivers or approvals, if any, necessary for completion of or in connection with the merger and the transactions contemplated by the merger agreement, except for such authorizations, consents, waivers or approvals the failure to obtain would not have a material adverse effect;

  . the SEC will have declared the registration statement on Form S-4 registering the issuance of Excite@Home Series A common stock in the merger effective and will not have issued any stop order, injunction or similar impediment related thereto;

  . no law or order prohibiting or preventing the merger or other transactions contemplated by the merger agreement, or otherwise impairing the business of Pogo as currently conducted, will have been enacted, entered, issued, promulgated or enforced by any governmental entity;

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  . all outstanding indebtedness owed by Pogo to Excite@Home under the convertible bridge note will have been converted to Series D preferred stock of Pogo; and

  . the escrow agreement will have been executed by Excite@Home, Pogo, the stockholder agent, and the escrow agent.

   Pogo's obligations to complete the merger are subject to the satisfaction or waiver by it of each of the following additional conditions:

  . the representations and warranties of Excite@Home and Merger Sub in the merger agreement will be true and correct as of the closing date, except to the extent the failure to be true and correct would not have a material adverse effect with respect to Excite@Home, and Excite@Home and Merger Sub will have performed and complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by them as of the effective time, and Excite@Home and Merger Sub will have delivered a certificate to that effect;

  . Pogo will have received a legal opinion from counsel to Excite@Home; and

  . Pogo will have received a written opinion from its counsel to the effect that the merger will constitute a reorganization within the meaning of
    Section 368(a) of the Internal Revenue Code.

   Excite@Home's obligations to complete the merger are subject to the satisfaction or waiver by it of each of the following additional conditions:

  . Erick Hachenburg, David King, William Lipa and at least two of Nicholas
    Rush, Lesley Mansford, Mark Mitchell and Greg Harper will remain employed by Pogo as of the closing date;

  . Pogo will have delivered to Excite@Home a balance sheet as of the end of the last calendar month preceding the closing date for which a regularly prepared balance sheet is available together with a schedule itemizing the financial information necessary to determine the exchange ratio;

  . the representations and warranties of Pogo in the merger agreement shall be true and correct as of the closing date, except to the extent the failure to be true and correct would not have a material adverse effect with respect to Pogo, and Pogo will have performed and complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by them as of the effective time, and Pogo will have delivered a closing certificate to that effect;

  . Excite@Home and Merger Sub will have received a legal opinion from counsel to Pogo;

  . Excite@Home will have received a written opinion from its counsel to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

  . Pogo will have delivered to the holders of its Series A-2 preferred stock an appropriate notice of redemption to redeem all outstanding shares of Series A-2 preferred stock, and Pogo will have deposited with a bank or trust company sufficient cash to redeem such shares, together with irrevocable instructions and authority to pay the redemption price to the holders of Pogo's Series A-2 preferred stock.

Termination

   At any time before the effective time, the merger agreement may be terminated by the mutual written consent of Excite@Home and Pogo.

   At any time before the effective time, the merger agreement may be terminated by either party under any of the following circumstances:

  . if the conditions to each party's obligations to effect the merger set forth in Section 8.1 of the merger agreement become incapable of being satisfied, so long as (i) the terminating party did not prevent

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    satisfaction by breaching its covenants or obligations under the merger agreement in any material respect or by a material breach of any of its representations or warranties, and (ii) the other party performed its obligations under the merger agreement and did not breach its representations and warranties in any manner that would have a material adverse effect on such party;

  . if the merger is not completed by December 31, 2000, so long as (i) the terminating party did not prevent completion of the merger by breaching its covenants or obligations under the merger agreement in material respect or by a material breach of any of its representations or warranties, and (ii) the other party performed its obligations under the merger agreement and did not breach its representations and warranties in any manner that would have a material adverse effect on such party;

  . if a final governmental injunction or order prohibiting the merger is issued and is not appealable; or

  . if a statute, rule, regulation or order is enacted or issued that makes the merger illegal.

   Excite@Home may terminate the merger agreement if:

  . the board of directors of Pogo withdraws its approval or recommendation of the merger agreement or the merger or has resolved to take such action; or

  . any of the additional conditions to the obligations of Excite@Home becomes incapable of being satisfied, so long as Excite@Home did not prevent satisfaction by breaching its covenants or obligations under the merger agreement in any material respect or by a material breach of any of its representations or warranties and Pogo performed its obligations under the merger agreement and did not breach its representations and warranties in any manner that would have a material adverse effect on Pogo.

   Pogo may terminate the merger agreement if any of the additional conditions to the obligations of Pogo becomes incapable of being satisfied, so long as Pogo did not prevent satisfaction by breaching its covenants or obligations under the merger agreement in material respect or by a material breach of any representation or warranty thereunder, and Excite@Home and Merger Sub performed their obligations under the merger agreement in all material respects and did not breach their representations and warranties in any manner that would have a material adverse effect on them.

   If either Excite@Home or Pogo terminates the merger agreement as set forth above,

  . the merger agreement will become void and have no effect;

  . each party will be responsible for their own fees and expenses incurred in connection with the merger, the merger agreement and the transactions related to the merger; and

  . Excite@Home and Pogo must consult with each other prior to the issuance of any press release or other public statement.

Payment of Termination Fee

   If the merger agreement is terminated for any of the following reasons, Pogo will be obligated to pay Excite@Home a termination fee of $4.5 million:

  . the board of directors of Pogo withdraws its approval or recommendation of the merger agreement or the merger;

  . the Pogo stockholders do not approve the merger agreement or the merger;
    or

  . Pogo materially breaches the no solicitation provision in the merger agreement.

   If the merger agreement is terminated for any of these reasons, Pogo will also reimburse Excite@Home for actual out-of-pocket fees and expenses of Excite@Home in connection with the merger, merger agreement and in the enforcement of rights under the merger agreement.


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Extension, Waiver and Amendment of the Merger Agreement

   Excite@Home and Pogo may agree to amend the merger agreement at any time, except, that, after Pogo stockholders approve the merger, no amendment will be made that requires further approval of the stockholders of Pogo, subject to some conditions.

   Either of Excite@Home or Pogo may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

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                                OTHER AGREEMENTS

Voting Agreements

   As a condition to the merger agreement, Excite@Home required some stockholders of Pogo to sign voting agreements. These voting agreements require these persons or entities to vote all of the shares of Pogo capital stock beneficially owned by them in favor of the merger agreement, the escrow agreement, the merger and the related transactions and against any proposal in opposition to or competition with the merger. Each of these stockholders also granted Excite@Home an irrevocable proxy to vote the stockholder's shares of Pogo voting stock. The stockholders who entered into voting agreements,
collectively, beneficially owned   % of the outstanding Pogo common stock and
  % of the outstanding Pogo preferred stock as of the record date.

   Each Pogo stockholder who is a party to a voting agreement agreed not to sell or transfer the Pogo stock beneficially owned or subsequently acquired by that person until the termination of the voting agreement. The voting agreements will terminate at the earlier of the effective time of the merger or the date the merger agreement is terminated pursuant to its terms.

   The form of the voting agreement is attached as Annex C to this information statement/prospectus.

Escrow Agreement

   Under the merger agreement and the escrow agreement, once a damage threshold of $500,000 has been exceeded, the Pogo stockholders will indemnify Excite@Home for any and all damages Excite@Home suffers as a result of any inaccuracy or breach by Pogo of any representation or warranty, any material breach by Pogo of any covenant contained in the merger agreement, and certain copyright infringement claims. Ten percent of the total number of shares of Excite@Home Series A common stock otherwise deliverable upon the effective time of the merger to each holder of Pogo voting stock will be placed in escrow to secure indemnification obligations of the stockholders of Pogo. The shares deposited in the escrow fund will remain available to compensate Excite@Home for one year from the date of the closing of the merger. If a claim is asserted prior to the one year anniversary of the closing and the claim has not been resolved by the one year anniversary, shares will remain in the escrow fund in an amount sufficient to satisfy such claim until such claim has been resolved, even if the one year period has elapsed.

   The total liability of the Pogo stockholders for their indemnification obligations under the escrow agreement will not exceed the value of the shares held in escrow. That value will be determined based on the average of the closing price of Excite@Home Series A common stock as reported on Nasdaq during the ten consecutive trading days immediately before the effective time of the merger. The limitations on indemnification contained in the merger agreement do not limit Excite@Home's remedies for any intentional or fraudulent breaches of the representations, warranties or covenants of Pogo.

   By approving the merger agreement and its related transactions, the Pogo stockholders will authorize the appointment of Erick Hachenburg as their agent with respect to indemnification matters and with respect to any issues relating to any additional contingent payments that may be made by Excite@Home. Under the escrow agreement, the stockholder agent is authorized to give and receive notices and communications, execute stock powers, authorize, or object to, delivery of Excite@Home Series A common stock or other property from the escrow fund in satisfaction of Excite@Home's indemnity claims, and to enter into settlements and compromises, or demand the arbitration of, such indemnity claims.

   The form of escrow agreement is attached as Annex B to this information statement/prospectus.

Employment Agreements

   It is a condition to closing that Erick Hachenburg, David King, William Lipa, and at least two of Nicholas Rush, Lesley Mansford, Mark Mitchell and Greg Harper will have entered into employment

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agreements. Each employment agreement will set forth the employee's position, duties, scope of employment and compensation with Excite@Home. Under the terms of these employment agreements, each of these employees will be an at-will employee.

   For 24 months after the effective time of the merger, or until the termination of the employee by Excite@Home without cause or termination by the employee with good reason, whichever is earlier, each employee with an employment agreement will agree not to:

  . engage in any activity or business involving interactive games and supporting game systems;

  . be or become an officer, director, stockholder, owner, corporate affiliate, salesperson, co-owner, partner, trustee, promoter, founder, technician, engineer, analyst, employee, agent, representative, investor or lender, consultant, advisor or manager of or to, or otherwise acquire or hold any interest in or otherwise engage in the providing of services to any person or entity that, at the effective time or, to the extent permitted by applicable law, engages in a business involving interactive games and supporting game systems; or

  . authorize his or her name to be used in connection with a business involving interactive games and supporting game systems.

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                           DESCRIPTION OF EXCITE@HOME

   Excite@Home is the leading provider of broadband online services. As of June 30, 2000, we had approximately 1.8 million worldwide subscribers to our @Home service, which provides high-speed Internet access to consumers utilizing the cable television infrastructure. We also expect to offer the @Home service over digital subscriber lines (DSL) in partnership with Rhythms NetConnections. The @Home service offers an "always on" connection with speeds many times faster than 56 kilobits-per-second dialup modems and features a scalable, distributed, intelligent private network designed to avoid bottlenecks frequently encountered on the public Internet. Elements of this advanced data network include a national, optical fiber Internet protocol backbone, regional data centers and local caching servers. We intend to leverage our broadband connectivity services to deliver a comprehensive broadband experience to our customers, including entertainment and media, information, communications and other services.

   We have long-term agreements with many of the largest cable companies in North America to carry the @Home service. Our agreements provide that we are the exclusive provider of broadband Internet connectivity through at least June 2002 with respect to AT&T, Cox and Comcast, and through various dates from 2002 to 2006 with respect to other cable partners. We have agreed with Cox, Comcast and AT&T to terms that will extend our relationship with these cable partners on a favorable but non-exclusive basis through 2006 and in the case of AT&T, through 2008. Under the new agreements, we have issued to these cable partners warrants for an estimated 100 million shares of our common stock and AT&T has obtained voting control over all board actions. Including our DSL agreement with Rhythms NetConnections, the footprint of our @Home service was approximately 74 million homes in North America as of June 30, 2000. Approximately 28 million of the 59 million homes in our North American cable footprint were served by upgraded two-way cable capable of carrying our @Home service as of June 30, 2000.

   We also have agreements with cable partners in Australia, Belgium, Germany, Japan and the Netherlands to provide the @Home service in those countries under exclusive, seven-year arrangements. The @Home service has been commercially launched in Australia, Belgium, the Netherlands and Japan with a launch planned in Germany later in 2000. We recently announced an agreement with UPC and its parent company, UnitedGlobalCom, to form a joint venture to be named Excite Chello, which would combine UPC's chello broadband subsidiary with our assets and operations outside North America, including our international joint ventures and wholly owned subsidiaries. Excite Chello is expected to have a footprint of over 30 million homes outside North America under long-term contracts including our 13.5 million home international footprint.

   We expanded our media and advertising services in 1999 by acquiring Excite, a leading consumer Internet destination, MatchLogic, a subsidiary of Excite specializing in targeted advertising services, Bluemountain.com, an online greeting card service, and other media properties that deliver entertainment, shopping and information services to our users. Our other acquisitions, including Webshots in 1999 and Kendara and Worldprints in 2000 will enable us to deliver enhanced Internet-based information and shopping, community and photo services to our users. The Excite Network encompasses all of our web properties and offers comprehensive search, news and information, shopping, community and communications services that can be customized and personalized to users' preferences. Additionally, Excite provides web site content services such as web site development.

   We intend to utilize the intellectual property, knowledge and capabilities that we have obtained through our acquisitions to create new and comprehensive Internet services that take advantage of personalization, multi-location access and the speed of broadband to deliver a compelling experience to Internet users worldwide. Our @Home 2000 service is a significant step toward our goal of delivering this experience. @Home 2000 is currently available to @Home subscribers in North America and features a custom browser utilizing the latest multimedia and security features and a broadband version of the Excite service incorporating the personalization capabilities of Excite with multimedia content made possible by a high-speed connection. @Home 2000 has enabled us to increase the rate at which we form strategic partnerships with online providers of broadband-enabled services and content, including content delivery networks, streaming audio and video entertainment and information services, gaming and online entertainment networks, and Internet advertisers. In

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addition, since the Excite Network is the basis for the @Home 2000 service,
Excite users can effortlessly integrate the broadband platform into their existing routines. Since a broadband connection is not always available to our customers, we offer Internet-based services using handheld wireless devices through our recent introduction of Excite Mobile and we also offer a free dialup Internet service called FreeLane powered by Excite. These services enable customers to access our online offerings from multiple locations and represent additional opportunities to raise awareness for our broadband online services.

   MatchLogic's services complement the Excite Network by providing targeted advertising services including online campaign management and marketing of online data. Our recent acquisition of DataInsight will enhance our ability to provide e-commerce and online marketing relationship management services. Utilizing our online advertising space on the Excite Network, the MatchLogic and DataInsight marketing databases and our marketing program development and management expertise, we are able to create comprehensive marketing campaigns for advertisers interested in reaching or targeting users of the Excite Network, @Home subscribers and potential subscribers in our upgraded cable footprint, our anonymous behavioral profiles or our opt-in e-mail profiles.

   Our @Work service provides end-to-end managed connectivity for businesses over cable, DSL and other digital communications lines connected to our private network and also provides web hosting and development of e-commerce solutions. @Work also offers Internet content providers and delivery networks, such as iBEAM, Akamai and Microcast, direct access to our broadband subscribers by connecting their data centers into our network, putting data closer to our broadband users and bypassing the public Internet. These content delivery networks have agreed to pay us for bandwidth usage based on the amount of their customers' content that flows to our subscribers across our backbone. These relationships are expected to benefit both the content delivery networks and @Home subscribers by optimizing the delivery of broadband content. Our subscriber growth and the introduction of @Home 2000 have resulted in substantial increases in traffic across our network, which is expected to benefit our strategy of selling bandwidth. We are also developing information and e-commerce services for small and medium-size businesses, including our recently formed joint venture with Dow Jones to develop Work.com, a comprehensive Internet portal for businesses. Additionally, we acquired iMALL in 1999 to provide comprehensive e-commerce solutions and hosting services for businesses. We recently integrated these services into the Excite Network under ExciteStores and enhanced them with the introduction of Freetailer, a free online storefront appealing to startup e-commerce businesses that cannot afford, and do not yet need, fee-based solutions. iMALL also develops e-commerce solutions for third parties, such as the design and development of e-commerce payment gateways.

   The Excite Chello joint venture is intended to combine our international operations and assets with those of chello broadband in order to realize anticipated synergies between our respective services, create economies of scale and secure funding for aggressive international expansion. The initial funding of Excite Chello will consist of up to 400 million Euros, of which our share is 100 million Euros. Excite Chello will be equally owned and jointly controlled by Excite@Home and UPC/UnitedGlobalCom. We expect to account for our investment in Excite Chello under the equity method and record our share of the net losses of the new joint venture. In addition to contributing our @Home operations in five countries, we plan to contribute our Excite-branded portal sites with locally sourced content in Australia, Canada, France, Germany, Italy, Japan, the Netherlands, Spain, Sweden and the United Kingdom. These assets and operations are generally managed through joint venture operations with local partners in each country.

   For a further description of Excite@Home, please see the documents relating to Excite@Home listed under "Documents Incorporated by Reference in this Information Statement/Prospectus," including our Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999.

                              DESCRIPTION OF POGO

   Pogo is a leading provider of family games and interactive leisure time activities on the Internet. Pogo provides its games through its own site at pogo.com and through a network of distribution partner sites. Pogo currently features over 30 games, including card games, board games, free casino games, puzzle games, trivia games and arcade games and is developing additional popular and easy-to-play games for its service.

   In May 1998, Pogo launched its first group of interactive family games in the games channel on the excite.com web site and shortly thereafter began providing games through other web portals and online services. Today, Pogo's games are distributed on Excite, iWon.com, the Go Network, Snap, Real Networks, @Home, Road Runner, WebCrawler, iVillage, Alloy, The Station, Talk City, Entertaindom, About.com, Nokia.com and Lycos-U.K. In September 1999, Pogo launched its own branded games site at pogo.com and changed the company name from T E Network, Inc. to Pogo.com Inc. In July 2000, the pogo.com web site accounted for approximately 50% of Pogo's total advertising impressions and the remainder of Pogo's advertising impressions were displayed to users visiting Pogo's partner sites.

   Since launching its first group of family games in May 1998, Pogo has experienced substantial growth in usage. Total usage of Pogo's games has grown from approximately 10.0 million hours in January 2000 to 19.9 million hours in July 2000.

   Pogo derives substantially all of its revenue from the sale of advertisements on its network of sites. For advertisements displayed on the pogo.com web site, Pogo retains 100% of the advertising revenue, while for advertisements featured on the sites of Pogo's distribution partners, Pogo typically pays a distribution fee equal to a percentage of the revenue derived from advertising on the particular distribution partner site. Pogo also derives a small amount of revenue from programming fees and hosting of games for smaller web sites.

   Pogo seeks to deliver a variety of advertising products to generate multiple revenue streams, and Pogo has committed significant resources to building an advertising sales force and developing the technical support for a variety of online advertising products. Pogo's service and the underlying technology have been designed to provide a flexible advertising environment. Pogo believes that its online game service provides an effective medium for advertising for several reasons, including the following:

  . Pogo's service is sticky, which means that it keeps users engaged for relatively long periods;

  . family games, much like television, are a popular leisure time activity in which an advertising message can be integrated into the experience; and

  . because family games are offered on the Internet and require registration, Pogo and its advertisers have the ability to target advertising messages to specific demographic groups.

   Through distribution relationships with Excite, iWon, the Go Network, CNet and others, Pogo has built a broad distribution network for its games. Pogo commingles the players of its games from the pogo.com site and from all of its distribution partner sites into a single game community in which a user from one distribution partner's web site may play games with a user from another distribution partner's web site or from the pogo.com web site. As a result, Pogo offers each new distribution partner critical mass at the time of launch and allows users who access the games from different sites to interact with a larger community of players.

   Pogo has committed significant resources to development of its brand, and seeks to enhance brand awareness through targeted online advertising, co-marketing relationships with distribution partners and other marketing and public relations efforts. In 1999, Pogo launched a branded games site at www.pogo.com in order to increase brand awareness. Pogo also offers community-building features and services, including chat among users playing on different co-branded sites, player rankings and recognition of players who win prizes. Pogo also communicates to its member through newsletters and e-mail updates.

   Pogo competes with a number of other game services on the Internet. Portals and online services such as Yahoo!, Microsoft Network and Lycos have either developed or acquired their own game offerings. In addition,

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

Electronic Arts has launched EA.com, a service that features both entertainment software titles and family games and has an exclusive distribution agreement with America Online, and Hasbro Interactive is developing Games.com, which is expected to offer popular branded games and other family games. Sony has launched The Station, which offers popular game shows and branded board games, and Warner Brothers' has launched Entertaindom, which also offers similar content. Although Pogo currently distributes its family games on The Station and Entertaindom, Sony and Warner Brothers could terminate or fail to renew the distribution agreements with Pogo. Uproar Inc. also offers online game shows and family games. In addition, Pogo may compete with a number of other lotto and prize web sites, including iWon.com and Freelotto.com.

   Many of Pogo's competitors have more financial, marketing and engineering resources than Pogo and may be able to develop their services more quickly or more effectively than Pogo. In addition, these competitors may have the advantage of being able to promote their games on their high-traffic web properties or through offline marketing campaigns.

   Pogo was incorporated in Delaware in June 1995 under the name T E Network, Inc. and changed its name to Pogo.com Inc. in October 1999. In 1996 Pogo commercially launched an online game service that charged monthly subscription fees to members in exchange for the right to play popular, graphics-intensive entertainment software games licensed from third parties. Pogo discontinued this service in 1999. As of September 30, 2000, Pogo had 117 employees, most of who work at Pogo's executive offices in San Francisco, California. Pogo also has sales offices in New York, Los Angeles, Chicago and Dallas.

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

                 EXISTING RELATIONSHIP OF EXCITE@HOME AND POGO

   Since April 1998, Pogo and Excite, Inc., which was acquired by Excite@Home in May 1999, have had many contacts at the management, technical, finance and marketing levels regarding the implementation of the agreements between Excite and Pogo, including discussions regarding integration of technology, introduction of new games, payment of distribution fees, ongoing promotional activities and advertising opportunities on Excite.

   In April 1998, Pogo entered into a Content License and Co-Branded Area Agreement with Excite, under which Pogo provided family games on Excite's games channel. In March 1999, Pogo and Excite entered into a Premier Game Provider Agreement, which amended the prior license agreement and made Pogo the premier provider of family games on the Excite service through March 2002. Pogo paid Excite $2 million for advertising, promotion and linking on Excite's service for one year, Pogo also paid Excite $2 million as a non-refundable advance against distribution fees payable to Excite during the term of the agreement. Under the agreement, Pogo also agreed to provide notice to Excite if Pogo entered into discussions with a third party that Pogo reasonably believed would result in a change of control of Pogo.

   In March 1999, Excite acquired 2 million shares of Pogo's Series D preferred stock, at a price of $8 million, and a warrant to purchase 500,000 additional shares of Pogo's Series D preferred stock. Since March 1999, Excite or Excite@Home has had the right to appoint an observer to attend meetings of Pogo's board of directors. Excite@Home's observer ceased attending Pogo's board meetings in June 2000.

                        SECURITIES OWNERSHIP OF CERTAIN
                    BENEFICIAL OWNERS AND MANAGEMENT OF POGO

   The following table sets forth information, as of September 30, 2000, known to Pogo with respect to the beneficial ownership of Pogo capital stock by:

  . each stockholder known by Pogo to be the beneficial owner of more than 5% of Pogo's capital stock;

  . each director;

  . our chief executive officer and our other four most highly compensated executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 1999; and

  . all current directors and executive officers as a group.

   Applicable percentage ownership in the following table is based on 20,910,053 shares of Pogo capital stock, consisting of 4,748,141 shares of common stock, 1,887,900 shares of Series A preferred stock, 4,376,714 shares of Series B preferred stock, 2,809,860 shares of Series C preferred stock and 7,087,438 shares of Series D preferred stock outstanding as of September 30, 2000. The table treats as outstanding, for purposes of calculating each specific stockholder's percent ownership, all shares subject to options and warrants held by the stockholder that are exercisable within 60 days after September 30, 2000. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in this table is c/o Pogo.com Inc., 300 California Street, Suite 800, San Francisco, California 94104.

                                                                          Shares of
                                                Shares of                 Preferred
                                               Common Stock  Percent of     Stock       Percent of
                                               Beneficially Outstanding  Beneficially   Outstanding
           Name of Beneficial Owner               Owned     Common Stock    Owned     Preferred Stock
           ------------------------            ------------ ------------ ------------ ---------------
Liberty Digital, Inc.(1).....................           0          *      3,750,000        23.2%
Russell Siegelman
 Kleiner Perkins Caufield & Byers(2).........      18,832          *      2,447,040        15.1%
At Home Corporation(3).......................           0          *      2,500,000        15.0%
Joo-Hock Chua
 Vertex Investment (II) Ltd.(4)..............       4,993          *      1,862,124        11.5%
Techno-Venture Co., Ltd.(5)..................           0          *      1,479,849         9.2%
Erick Hachenburg.............................   1,169,500       24.6%             0           *
William Lipa(6)..............................     622,092       13.1%       116,482           *
David King(7)................................     621,607       13.1%        92,997           *
Greg Harper(8)...............................     515,280       10.9%         7,112           *
Leslie Mansford..............................     250,000        5.3%             0           *
Scott Kauffman(9)............................      32,500          *              0           *
Charles Wu(10)...............................      32,500          *              0           *
All executive officers and directors as a
 group (12 persons)..........................   4,192,304       87.1%     4,525,755        28.0%

--------
  * Represents beneficial ownership of less than 1%.
 (1) Represents shares of Pogo's Series D preferred stock. The address of Liberty Digital, Inc. is 12312 West Olympic Boulevard, Los Angeles, California 90064. These shares are held of record by Liberty TE, Inc.
 (2) The share number includes 18,361 shares of common stock, 328,367 shares of Series A preferred stock, 1,092,321 shares of Series B preferred stock, 721,426 shares of Series C preferred stock, 243,750 shares of Series D preferred stock and 20 shares of common stock issuable upon exercise of a warrant held of record by Kleiner Perkins Caufield & Byers VII, L.P. It also includes 471 shares of common stock, 8,420 shares of Series A preferred stock, 28,008 shares of Series B preferred stock, 18,498 shares of

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

     Series C preferred stock and 6,250 shares of Series D preferred stock held of record by KPCB Information Sciences Zaibatsu Fund II, L.P. Mr. Siegelman is a director of Pogo.com and a general partner of KPCB VII Associates, L.P., which is the general partner of Kleiner Perkins Caufield & Byers VII, L.P. and KPCB Information Sciences Zaibatsu Fund II, L.P. Each fund disclaims beneficial ownership of the shares held by the other. Additionally, Mr. Siegelman disclaims beneficial ownership of the shares held by these funds, except to the extent of his pecuniary interest. The address of Mr. Siegelman and the funds he represents is 2750 Sand Hill Road, Menlo Park, California 94025.
 (3) The share number includes 2,000,000 shares of Series D preferred stock and 500,000 shares of Series D preferred stock issuable upon exercise of a warrant held of record by Excite@Home. The share number excludes shares subject to issuance upon conversion of the convertible bridge note dated August 4, 2000, as it may be amended, between Pogo.com Inc. and At Home Corporation. The address of Excite@Home is 450 Broadway Street, Redwood City, California 94063.
 (4) The share number includes 3,978 shares of common stock, 223,330 shares of Series A preferred stock, 1,043,206 shares of Series B preferred stock and 20 shares of common stock issuable upon exercise of a warrant held of record by Vertex Investment (II) Ltd.; 470,588 shares of Series C preferred stock held of record by Vertex Technology Fund Ltd.; 125,000 shares of Series D preferred stock held of record by Vertex Technology Fund (II) Ltd.; and 995 shares of common stock held of record by HWH Investment Pte. Ltd. Mr. Chua is a director of Pogo.com and Senior Vice President of Vertex Management Pte. Ltd., which is the general partner of Vertex Investment (II) Ltd., Vertex Technology Fund Pte. Ltd., Vertex Technology Fund Ltd. and HWH Investment Pte. Ltd. Each fund disclaims beneficial ownership of the shares held by the other. Additionally, Mr. Chua disclaims beneficial ownership of the shares held by these funds, except to the extent of his pecuniary interest therein. The address of Mr. Chua and the funds he represents is Three Lagoon Drive, Suite 220, Redwood City, California 94065.
 (5) The share number includes 666,974 shares of Series C preferred stock held of record by Techno VII (B) L.P.; 666,974 shares of Series C preferred stock held of record by Techno VIII L.P.; and 145,901 shares of Series C preferred stock held of record by Techno VII (A) L.P. Each fund disclaims beneficial ownership of the shares held by the other. The address of these funds is 15-5 Ichibancho, Chiyoda-ku, Ichibancho NN Building, Tokyo 102-0082 Japan.
 (6) Includes 116,482 shares of Series A preferred stock.
 (7) Includes 92,997 shares of Series A preferred stock.
 (8) Includes 7,112 shares of Series A preferred stock.
 (9) Represents shares subject to an option that becomes exercisable in full upon a change of control. Mr. Kauffman is a director of Pogo.
(10) Represents shares subject to an option that becomes exercisable in full upon a change of control. Mr. Wu is a director of Pogo.

                        COMPARISON OF STOCKHOLDER RIGHTS

   This section of the information statement/prospectus describes some differences between the rights of holders of Pogo capital stock and Excite@Home capital stock. While Excite@Home believes that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which Excite@Home and Pogo refer for a more complete understanding of the differences between being a stockholder of Pogo and being a stockholder of Excite@Home. You may obtain the information incorporated by reference into this information statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information."

   After the merger, the stockholders of Pogo will become stockholders of Excite@Home. Due to the fact that Pogo and Excite@Home are both Delaware corporations, the Delaware General Corporation Law, or the DGCL, will continue to govern the rights of Pogo stockholders. Although Pogo is organized under the laws of the State of Delaware, it is still subject to various provisions of the California Corporations Code, or the CCC, due to the location of a majority of Pogo stockholders in California and due to Pogo's other contacts with the State of California. Section 2115 of the CCC specifies those provisions that apply to Pogo. Some of the provisions of the CCC that apply to Pogo are discussed below.

   The rights of Pogo stockholders are also governed by its amended and restated certificate of incorporation and its amended and restated bylaws. Upon completion of the merger, the rights of Pogo stockholders who become Excite@Home stockholders will be governed by the certificate of incorporation and bylaws of Excite@Home. The following paragraphs summarize differences between the rights of Excite@Home stockholders and Pogo stockholders under the certificates of incorporation and bylaws of Excite@Home and Pogo, as well as material differences between applicable California and Delaware law that may affect the interests of Pogo stockholders.

Classes of Stock

 Excite@Home

   The Excite@Home certificate of incorporation provides for two classes of capital stock: common stock and preferred stock. The common stock is divided into two series: the Series A common stock and the Series B common stock. The preferred stock is divided into 3 series: Series A non-voting convertible preferred stock, Series B non-voting convertible preferred stock, and Series C non-voting convertible preferred stock. The Excite@Home certificate of incorporation also provides for additional preferred stock which is undesignated as to a specific series. Excite@Home's board of directors is empowered to cause additional shares of preferred stock to be issued from time to time in one or more series, and the board of directors may fix the number of shares of each series and the designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions relating to each series.

 Pogo

   The Pogo certificate of incorporation provides for two classes of capital stock: common stock and preferred stock. The preferred stock is divided into 5 series: Series A preferred stock, Series A-2 preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock. Holders of each series of voting preferred stock have rights, preferences and privileges that are superior to those of the Pogo common stock. These include liquidation preferences, dividend preferences, additional voting rights and antidilution protection, among other things. The Series A-2 preferred stock also has redemption rights specified in Pogo's certificate of incorporation.

Voting

 Excite@Home

   Holders of Excite@Home Series A common stock have the right to one vote for each share of Series A common stock held, and holders of Excite@Home Series B common stock have the right to 10 votes for each share of Series B common stock held, on all matters presented to the Excite@Home stockholders.

   The Excite@Home certificate of incorporation provides that, except to the extent otherwise provided in the resolution(s) providing for the issuance of any series of preferred stock, the holders of shares of the series of preferred stock have no voting rights except as provided by the DGCL. Further, unless otherwise expressly provided in the certificate of designations for a series of preferred stock, no consent or vote of the holders of shares of preferred stock is required to amend the Excite@Home certificate of incorporation to increase or decrease the number of authorized shares of preferred stock or any series of preferred stock.

 Pogo

   Holders of Pogo preferred stock, with the exception of the Series A-2 preferred stock, vote together as a single class on an as-converted to common stock basis and, except as described below, not as separate classes. Holders of Pogo common stock and voting preferred stock have the right to one vote for each share of common stock held on an as-converted to common stock basis. The shares of Series A-2 preferred stock are not entitled to a vote, except as provided by the DGCL. Further, the consent or vote of a majority of the holders of shares of voting preferred stock is required to amend the Pogo certificate of incorporation, increase or decrease the number of authorized shares of preferred stock, authorize any new series of preferred stock or take other actions specified in the certificate of incorporation. Under Section 1201 of the CCC, holders of Pogo preferred stock and Pogo common stock vote as separate classes on a vote to approve the terms of a merger.

Special Meetings of Stockholders

 Excite@Home

   Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Excite@Home bylaws provide that special meetings of the stockholders may be called by a majority of the members of the board of directors then in office or upon written request of the holders of not less than 10% of the total voting power of the outstanding capital stock of Excite@Home entitled to vote at the meeting.

 Pogo

   The Pogo bylaws provide that special meetings of the stockholders may be called by a majority of the members of the board of directors then in office or by the chief executive officer or upon written request of the holders of not less than 25% of the total voting power of the outstanding capital stock of Pogo entitled to vote at the meeting.

Record Date for Determining Stockholders

 Excite@Home

   The Excite@Home bylaws provide that the board of directors may fix a record date which:

  . in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment of any meeting, must not be more than 60 nor less than 10 days before the date of the meeting;

  . in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, must not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the board of directors; and

  . in the case of any other action, must not be more than 60 days prior to the action.

 Pogo

   The Pogo bylaws provide that the board of directors may fix a record date which must not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days prior to the action to which the record date relates, in the case of determination of stockholders entitled to:

  . vote at any meeting of stockholders;

  . notice of any adjournment of any meeting;

  . express consent to corporate action in writing without a meeting;

  . receive payment of any dividend or other distribution or allotment of any rights;

  . exercise any rights in respect to any change, conversion or exchange of stock; or

  . notice for the purpose of any other lawful action.

Number of Directors

 Excite@Home

   The Excite@Home certificate of incorporation provides that so long as there are not less than 10 million shares of Series B common stock outstanding, the board of directors shall consist of not fewer than seven and not more than seventeen directors, with the exact number to be specified by the board of directors. If the number of shares of Series B common stock is less than 10 million shares, the minimum number of directors will be three. The total number of directors may not be less than the total number of directors that the holders of Series A and Series B common stock are entitled to elect plus any directors that the holders of any series of preferred stock, voting as a separate series, are entitled to elect.

 Pogo

   The Pogo bylaws provide that the board of directors will consist of not fewer than five and not more than ten directors, with the number currently fixed at seven. The number of members of the board of directors may be increased or decreased at any time by vote of a majority of the directors then in office.

Election of Directors

 Excite@Home

   The Excite@Home certificate of incorporation provides that:

  . so long as there are at least 10 million shares of Series B common stock outstanding, the holders of Series B common stock, voting separately as a single series, will be entitled to elect the smallest number of directors which constitutes a majority of the entire board of directors;

  . if holders of Series B common stock are entitled to elect any directors, then so long as there are any shares of Series A common stock outstanding, the holders of Series A common stock, voting separately as a single series, will be entitled to elect two directors, which must not be
    (1) an officer, other than a Vice Chairman, of, or employed by, Excite@Home or its subsidiaries or (2) an affiliate or associate of Cox Enterprises, Inc., Comcast Corporation or AT&T Broadband, LLC, or any of their affiliates, other than Excite@Home and its subsidiaries; and

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

  . any remaining directors will be elected by the holders of the Series A common stock, Series B common stock, and any series of preferred stock entitled to vote, voting together as one class.

 Pogo

   The Pogo certificate of incorporation provides that:

  . the holders of the Series A preferred stock and the Series B preferred stock, voting together as a class, are entitled to elect two directors;

  . the holders of the Series D preferred stock, voting as a class, are entitled to elect one director; and

  . the holders of common stock, voting together with the holders of the voting preferred stock voting on an as-converted to common stock basis are entitled to elect any remaining directors.

   In addition, Section 708 of the CCC provides that unless the certificate of incorporation or bylaws expressly eliminate cumulative voting, stockholders entitled to vote at any election of directors, may cumulate votes. This means they can give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are normally entitled, or distribute the stockholder's votes among as many candidates as the stockholder thinks fit, so long as at least one stockholder has given notice, prior to the voting, of such stockholder's intent to cumulate his or her votes at the meeting. Pogo's certificate of incorporation and bylaws do not expressly eliminate cumulative voting.

Removal of Directors

 Excite@Home

   The DGCL provides that for corporations such as Excite@Home, which neither have cumulative voting nor a classified board of directors, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. The Excite@Home certificate of incorporation provides that any director elected by the holders of Series A common stock or Series B common stock may be removed from office without cause solely by the vote of the holders of a majority of the outstanding shares of the series of common stock that elected the director.

 Pogo

   The Pogo bylaws provide that any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Under the CCC, however, no director of a corporation whose board of directors is unclassified (such as Pogo) may be removed, unless the entire board of directors is removed, if the votes cast against removal would be sufficient to elect the director in an election involving cumulative voting. In addition, Section 303 of the CCC provides that for removal of a director without cause, if a series or class of stockholders, voting as a class or series, are entitled to elect one or more directors, then any director so elected may be removed only by the vote of the holders of the shares of that class or series. In addition, Section 304 of the CCC provides that a superior court may, at the suit of stockholders holding at least 10% of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority, among other things.

Board of Directors Vacancies

 Excite@Home

   Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office, even though less than a quorum, unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class is to elect the director, in which case any other directors elected by the class, or a sole remaining director, may fill the vacancy. The Excite@Home certificate of incorporation further states that any vacancy in the office of a director elected by the holders of Series A common stock or Series B common stock common stock will be filled by the vote of the holders of a majority of the shares of the series of common stock that originally elected the director. If there is a vacancy in the office of one of the two directors elected by the holders of Series A common stock, the remaining director elected by the holders of Series A common stock will have the power to fill the vacancy.

 Pogo

   The Pogo certificate of incorporation states that any vacancy among the directors to be elected by any class or series of Pogo voting preferred stock or common stock may be filled only with the written consent of the holders of a majority of shares of the class or series entitled to elect the directors. If the vacancy is not filled by the board of directors in this manner, a meeting of stockholders to fill the vacancy may be called upon the request of the holders of at least 25% of the shares of the class or series entitled to elect the director.

   Under Section 305(c) of the CCC, if, after filling any vacancy by the directors, the number of directors then in office who have been elected by stockholders constitute less than a majority of the entire number of directors, then any stockholder or group of stockholders representing a total of 5% or more of the total number of shares of voting capital stock then outstanding may call a special meeting of stockholders to elect the entire board of directors.

Special Meetings of the Board of Directors

 Excite@Home

   The Excite@Home bylaws provide that the chairman of the board or a majority of the members of the board of Excite@Home may, upon written request, call a special meeting of the board of directors. The bylaws require that written notice of the time and place of the meeting be given at least ten days before the meeting if the notice is mailed, or at least three days before the meeting if notice is given by other means, unless the notice requirement is waived in writing by each member of the board of directors. Any and all business may be transacted at a special meeting of the board of directors without specification of the business in the notice.

 Pogo

   The Pogo bylaws provide that special meetings of the board of directors may be called by the chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. The bylaws require that written notice of the meeting be given at least three days before the meeting if the notice is mailed, or at least two days before the meeting if notice is given by other means. Any and all business may be transacted at a special meeting of the board of directors and the notice or waiver of notice need not specify the purposes of the meeting.

Conversion Rights

 Excite@Home

   The Excite@Home certificate of incorporation provides that each share of Series B common stock is convertible at any time, at the option of the holder, into one share of Series A common stock and shares of Series A common stock are not convertible into any other series or class of capital stock.

 Pogo

   The Pogo certificate of incorporation provides that each share of Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock is convertible at any time, at the option of the holder, into shares of common stock. Each share of preferred stock, except for the Series A-2 preferred stock, is convertible into one share of common stock, subject to adjustment as provided in the certificate of incorporation. The Series A-2 preferred stock is not convertible into common stock at the option of the holder but upon the closing of an underwritten initial public offering of Pogo, the Series A-2 preferred stock converts automatically into shares of common stock with a value of $1.00 for each share of Series A-2 preferred stock.

Share Dividends

 Excite@Home

   The Excite@Home certificate of incorporation provides that if a distribution in the form of securities of Excite@Home is paid to the holders of Series A common stock or Series B common stock, the distribution must be made only by one of the following methods:

  . Excite@Home may distribute shares of Series A common stock to holders of Series A common stock and Series B common stock to holders of Series B common stock on an equal per share basis;

  . Excite@Home may distribute any other class or series of securities of Excite@Home, on an equal per share basis to holders of Series A common stock and Series B common stock, with certain restrictions; and

  . Excite@Home may not reclassify, subdivide or combine any series of common stock without reclassifying, subdividing or combining all other series of common stock on an equal per share basis.

 Pogo

   The Pogo certificate of incorporation does not have a similar provision restricting distributions in the form of securities of Pogo.

Indemnification

 Excite@Home

   The Excite@Home certificate of incorporation provides that its directors and officers will be indemnified to the fullest extent authorized by Delaware law against all expenses, liabilities and losses reasonably incurred by that person in connection with any action, proceeding or suit brought against that person by reason of the fact that he or she is or was a director or officer of Excite@Home or is or was serving at the request of Excite@Home as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or similar entity.

   Under Delaware law, Excite@Home is not permitted to indemnify its officers or directors if the expenses, liability and losses incurred are the result of the individual's negligence or misconduct; the person must have acted in good faith and in a manner the person believed to be not opposed to the best interest of the corporation.

   The DGCL provides that a corporation will indemnify the expenses incurred by any director, officer, employee or agent that has been successful on the merits or otherwise in defense of any action, suit or proceeding. The DGCL further provides that indemnification may be made by a corporation upon a determination that indemnification of a former or present director, officer, employee or agent is proper because that person acted in good faith and in a manner the person believed to be in or not opposed to the best interest of the corporation. This determination must be made by (i) a majority vote of disinterested directors, even if less than a quorum, (ii) a committee of disinterested directors designated by a majority vote of the disinterested directors, even if less than a quorum, (iii) independent legal counsel in a legal opinion if there are no disinterested directors or (iv) the stockholders.

 Pogo

   Delaware law relating to indemnification is similar to California law except that under the CCC, which is applicable to Pogo: (i) court approval is required to provide indemnification for expenses incurred in derivative actions that are settled; (ii) it appears more likely that a corporation could provide indemnification of amounts paid in settling a derivative suit; (iii) the standard of conduct as to when indemnification is permitted includes actions reasonably believed to be in the best interests of the corporation, not just those actions reasonably believed to be not opposed to the best interests of the corporation; and (iv) indemnification of expenses is required whenever an individual has successfully defended an action, but only if a judgment was rendered on the merits of the action.

Limitation on Liability

 Excite@Home

   The DGCL permits corporations to adopt a provision in their certificate of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care. The Excite@Home certificate of incorporation provides that, to the fullest extent permitted by the DGCL, a director of Excite@Home will not be liable to Excite@Home or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

 Pogo

   The Pogo certificate of incorporation provides that, to the fullest extent permitted by the DGCL, a director of Pogo will not be liable to Pogo or any of its stockholders for monetary damages for breach of fiduciary duty as a director. However, the DGCL permits somewhat broader elimination of liability than the CCC. Section 316 of the CCC does not permit the elimination of monetary liabilities of a director where the liability relates to improper distributions to stockholders.

Dividends/Distributions

 Excite@Home

   Subject to any restrictions contained in a corporation's certificate of incorporation, the DGCL generally provides that a corporation may declare and pay dividends out of surplus, defined as net assets minus stated capital, or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Excite@Home certificate of incorporation provides that dividends will be payable only if, as and when declared by the board of directors out of the assets legally available for distribution. The Excite@Home certificate of incorporation provides that whenever a dividend is paid to the holders of one series of common stock, the other series of common stock must receive a dividend.

 Pogo

   Under the CCC, any distribution of corporate assets to shareholders, including dividends and repurchases of shares, are limited either to: (i) retained earnings; or (ii) an amount that would leave the corporation with assets, exclusive of goodwill, capitalized research and development expenses and deferred charges, equal to at least 1 times its liabilities (not including deferred taxes, deferred income and other deferred credits) and with current assets, as defined, at least equal to its current liabilities, or one times its current liabilities if the average pretax and pre-interest earnings for the preceding two fiscal years were less an the average interest expense for such years. There are exceptions to these rules for repurchases under employee stock plans. Additionally, a corporation cannot make a distribution if, as a result of such distribution, the corporation would likely be unable to meet its liabilities as they come due or if such distribution would impair certain preference rights of the holders of preferred stock.

   The Pogo certificate of incorporation provides that dividends are payable only if, as and when declared by the board of directors out of the assets legally available for such distribution. The Pogo certificate of incorporation provides that holders of shares of Pogo voting preferred stock are entitled to receive dividends prior to and in preference to any declaration or payment of any dividend on the Series A-2 preferred stock or the common stock of Pogo. No dividend may be paid to the holders of voting preferred stock or common stock unless and until any and all shares of Series A-2 preferred stock have been fully redeemed, and all accumulated unpaid dividends on the Series A-2 preferred stock have been fully paid.

Liquidation

 Excite@Home

   Under the DGCL, a dissolution must be consented to in writing by stockholders holding 100% of the total voting power or the dissolution must be initiated by the board of directors and approved by the holders of a majority of the outstanding voting shares of the corporation. The Excite@Home certificate of incorporation provides that in the event of a liquidation, dissolution or winding up of Excite@Home, whether voluntary or involuntary, after payment of any amounts owed to creditors subject to preferences of any outstanding preferred stock, and any preferential amounts, the holders of Series A common stock, Series B common stock and the holders of any class or series of preferred stock then outstanding shall share equally, on a share for share basis on an as converted to common stock basis, in the assets of Excite@Home remaining for distribution to its stockholders.

 Pogo

   Under the CCC, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. The Pogo certificate of incorporation provides that in the event of a liquidation, dissolution or winding up of Pogo, whether voluntary or involuntary, the holders of preferred stock will be entitled to receive, out of the assets of Pogo, the liquidation preferences for each share of preferred stock then held by them before any payment shall be made or any assets distributed to the holders of common stock. After payment of the preferential amounts to the holders of preferred stock, any remaining assets of Pogo must be distributed ratably to the holders of common stock of Pogo.

Amendment of Certificate of Incorporation

 Excite@Home

   Under the DGCL, unless the certificate of incorporation or bylaws provide otherwise, amendments of the certificate of incorporation generally require the approval of the holders of a majority of the outstanding shares entitled to vote. The DGCL provides that if any amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, a majority of the outstanding shares of that class or series would have to approve the amendment.

 Pogo

   The CCC provides that if any amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, a majority of the outstanding shares of that class or series would have to approve the amendment. Nevertheless, unlike the DGCL, the CCC provides that, for a corporation with outstanding shares held of record by 100 or more persons, any provision relating to amendment of the certificate of incorporation:

  . cannot require a vote higher than 66 2/3%;

  . must be approved by at least as large a proportion of the outstanding shares as the supermajority provision requires; and

  . automatically expires after two years unless renewed by a shareholder vote.

   Pogo's certificate of incorporation provides that as long as any of the voting preferred stock of Pogo is outstanding, that the approval of a majority of the holders of the total number of shares of voting preferred stock then outstanding will be required to amend the certificate of incorporation with respect to:

  . a merger or sale of Pogo;

  . the creation of a new series of preferred stock;

  . increasing the authorized number of shares of any existing series of preferred stock;

  . a recapitalization of Pogo;

  . increasing the authorized number of directors above nine;

  . a redemption, purchase or other acquisition of any capital stock of Pogo;

  . the payment or declaration of any dividend or distribution on any shares of common stock; and

  . any amendment to the protective provisions in the certificate of incorporation.

   In addition, Pogo's certificate of incorporation provides that as long as 225,000 shares of the Series A-2 preferred stock are outstanding, that the approval of a majority of the holders of the total number of shares of Series A-2 preferred stock then outstanding is required to amend the certificate of incorporation with respect to the authorization or issuance of any equity security, except for bridge loans or other financings approved by the board of directors, which would have a liquidation preference prior to or on parity with that of the Series A-2 preferred stock.

Amendment of Bylaws

 Excite@Home

   The Excite@Home bylaws provide that the board of directors or stockholders holding not less than 66 2/3% of the total voting power of the then outstanding capital stock of Excite@Home entitled to vote may adopt, amend or repeal the bylaws.

 Pogo

   The board of directors is authorized to make, alter or repeal Pogo's bylaws. The bylaws may also be amended in accordance with the DGCL, which provides that the stockholders entitled to vote have the power to adopt, amend or repeal the bylaws.

Stockholder Voting With Respect to Mergers

 Excite@Home

   Excite@Home follows the requirements of the DGCL which generally requires that a majority of the stockholders of the merging corporations approve statutory mergers. The DGCL does not require a stockholder vote of the surviving corporation in a merger, unless the corporation provides otherwise in its certificate of incorporation, if:

  . the merger agreement does not amend the existing certificate of incorporation;

  . each share of the corporation outstanding before the merger is an identical outstanding or treasury share of the surviving corporation after the merger; and

  . the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares of the corporation outstanding immediately prior to the merger.

   The DGCL generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares.

 Pogo

   The certificate of incorporation of Pogo requires that as long as any shares of Pogo voting preferred stock are outstanding, the holders of at least a majority of the total number of shares of voting preferred stock of Pogo then outstanding must approve a merger of Pogo.

   In addition to the requirements of the DGCL, Chapter 12 of the CCC requires the approval of a majority of the shares of (i) an acquiring corporation in share-for-share reorganizations, (ii) the acquiring and acquired corporations in sale-of-assets reorganizations and (iii) a parent corporation whose equity securities are being issued or transferred in connection with specified corporate reorganizations, all subject to exceptions, whereas the DGCL does not. The CCC generally requires a vote of all outstanding shares voting in the aggregate and by class when a vote is required in connection with these transactions, whereas Delaware law generally does not require class voting in connection with these transactions.

Appraisal and Dissenters' Rights

 Excite@Home

   Under the DGCL, a stockholder of a corporation participating in specified major corporate transactions may, under varying circumstances, be entitled to appraisal or dissenters' rights under which such stockholder may receive cash in the amount of the fair market value of the shares instead of the consideration the stockholder would otherwise receive in the transaction.

   Under the DGCL, appraisal rights are not available

  . with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation;

  . with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if the stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares; or

  . to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger.

 Pogo

   Neither the DGCL or CCC regarding appraisal rights expressly addresses the question of which state law applies with regard to appraisal rights, and therefore Pogo and Excite@Home believe that Pogo stockholders may be permitted to exercise dissenters' appraisal rights under either the DGCL or CCC, except to the extent that a court or applicable legal authority rules otherwise. A summary of both the sections of the DGCL and the CCC regarding dissenting stockholders' appraisal rights and the differences between Delaware and California law on appraisal rights are provided in the section entitled "The Vote of the Pogo Stockholders--Appraisal Rights of Dissenting Pogo Stockholders" and the text of Section 262 of the DGCL and Chapter 13 of the CCC, which are attached as Annex D and Annex E to this information statement/prospectus.

Stockholder Approval of Certain Business Combinations

 Excite@Home

   Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that the person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock, including any rights to acquire stock under an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only, or is an affiliate or associate of the corporation and was the owner of 15% or more of the corporation's voting stock at any time within the previous three years. For purposes of Section 203, the term "business combination" is defined broadly to include:

  . mergers with or caused by the interested stockholder;

  . sales or other dispositions to the interested stockholder, except proportionately with the corporation's other stockholders, of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock;

  . the issuance or transfer by the corporation or a subsidiary of stock of the corporation or the subsidiary to the interested stockholder, except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or the subsidiary's stock; or

  . receipt by the interested stockholder, except proportionately as a stockholder, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

   The three-year moratorium imposed on business combinations by Section 203 does not apply if:

  . prior to the date on which the person becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder;

  . the interested stockholder owns 85% of the corporation's voting stock upon completion of the transaction which made him an interested stockholder, excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer; or
  . on or after the date the person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the voting stock not owned by the interested stockholder.

   Section 203 only applies to Delaware corporations that have a class of voting stock that is listed on a national securities exchange, are quoted on an inter-dealer quotation system such as Nasdaq or are held of record by more than 2,000 stockholders. A Delaware corporation may elect not to be governed by
Section 203 by a provision in its original certificate of incorporation or an amendment to the certificate or to the bylaws, which amendment must be approved by majority stockholder vote and may not be further amended by the board of directors. Excite@Home has elected not to be governed by Section 203, and these provisions do not apply to it. However, Excite@Home could choose to amend its certificate of incorporation in the future and elect to be governed by Section 203.

 Pogo

   The CCC does not have a provision comparable to Section 203 of the DGCL. The CCC does however, provide that holders of nonredeemable common stock must receive nonredeemable common stock in a merger of the corporation with a holder of more than 50% but less than 90% of such common stock or such holder's affiliate, unless all of the holders of such common stock consent to the transaction or it is approved by the California Department of Corporations at a "fairness hearing." This provision of the CCC may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish.

   The CCC also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal, and a later proposal is made by another party at least ten days prior to the date for acceptance of the interested party proposal, then the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares.

Inspection of Stockholders' List

 Excite@Home

   The DGCL allows any stockholder to inspect the stockholders' list for a purpose reasonably related to that person's interest as a stockholder, upon written demand under oath stating the purpose of the request. The Excite@Home bylaws allow any stockholder to inspect the stockholder list at least 10 days prior to annual meeting of stockholders.

 Pogo

   In addition to allowing any stockholder to inspect a corporation's shareholder list for a purpose reasonably related to such person's interest as a stockholder, the CCC provides that a shareholder or shareholders holding 5% or more of a corporation's shares, or who hold 1% or more of a corporation's shares after it is a public company and has filed a Schedule 14A with the SEC relating to the election of directors, have an absolute right to inspect and copy the corporation's shareholder list.

                                 LEGAL MATTERS

   The validity of the shares of Excite@Home Series A common stock offered in connection with the merger will be passed upon by counsel to Excite@Home, O'Melveny & Myers LLP, San Francisco, California. Legal matters pertaining to federal income tax consequences in connection with the merger will be passed upon for Pogo by its counsel, Fenwick & West LLP, Palo Alto, California. Legal matters pertaining to federal income tax consequences in connection with the merger will be passed upon for Excite@Home by O'Melveny & Myers LLP.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this information statement/prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      DOCUMENTS INCORPORATED BY REFERENCE
                    IN THIS INFORMATION STATEMENT/PROSPECTUS

   This information statement/prospectus incorporates documents by reference that are not presented in or delivered with this document.

   All documents filed by Excite@Home under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this information statement/prospectus and before the completion of the merger are incorporated by reference into and to be a part of this information statement/prospectus from the date of filing of those documents.

   You should rely only on the information contained in this document or that is referred to in this document. Excite@Home and Pogo have not authorized anyone to provide you with information that is different.

   We incorporate by reference each of the following documents, which have been filed by Excite@Home with the Securities and Exchange Commission:

  . Excite@Home's Annual Report on Form 10-K/A for the fiscal year ended
    December 31, 1999;

  . Excite@Home's Quarterly Reports on Form 10-Q for the three-months periods ended March 31, 2000 and June 30, 2000;

  . Excite@Home's Current Reports on form 8-K, filed on April 3, 2000, June
    2, 2000 and June 29, 2000;

  . Excite@Home's Proxy Statement Pursuant to Section 14(a) of the Securities
    Exchange Act of 1934, filed on May 26, 2000;

  . the description of Excite@Home's Registration Statement on Form 8-A, filed on June 13, 1997; and

  . all other documents filed by Excite@Home under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date hereof and before the consummation of the merger.

   This information statement/prospectus may contain information that updates, modifies or is contrary to information in one or more documents incorporated by reference in this information statement/prospectus. Reports filed by Excite@Home with the Securities and Exchange Commission after the date of this information statement/prospectus may also contain information that updates, modifies or is contrary to information in this information statement/prospectus or in documents incorporated by reference in this information statement/ prospectus. You should review these subsequently filed reports.

                      WHERE YOU CAN FIND MORE INFORMATION

   The documents incorporated by reference into this information statement/prospectus are available from Excite@Home upon request. Excite@Home will provide a copy of any and all of the information that is incorporated by reference into this information statement/prospectus not including exhibits to the information unless those exhibits are specifically incorporated by reference into this information statement/prospectus, to you, without charge, upon written or oral request. You should make any request for documents by
October   , 2000 to ensure timely delivery of the documents.

   Requests for documents relating to Excite@Home should be directed to: At Home Corporation, 450 Broadway Street, Redwood City, CA 94063, Attn: Investor Relations.

   Excite@Home files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of these materials may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission:

   Judiciary Plaza         Citicorp Center             Seven World Trade Center
   Room 1024               500 West Madison Street     13th Floor
   450 Fifth Street        Suite 1400                  New York, New York 10048
   Washington, DC 20549    Chicago, IL 60661

   Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, NW, Washington, DC 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy statements and other information regarding Excite@Home. The address of the Securities and Exchange Commission web site is http://www.sec.gov. Copies of these materials may also be inspected at The National Association of Securities Dealers, 1735 K Street, NW, Washington, DC 20006.

   Excite@Home has filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to Excite@Home's Series A common stock to be issued to Pogo stockholders in the merger. This information statement/prospectus constitutes the prospectus of Excite@Home filed as part of the registration statement. This information statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at any of the addresses listed above.

   If you have any questions about the proposal, please call Pogo's investor relations group at (415) 778-3581.

   You should rely only on information contained or incorporated by reference in this information statement/prospectus or any supplement we provide to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the Excite@Home Series A common stock in any jurisdiction where the offer or sale is not permitted.

   You should not assume that the information appearing in this information statement/prospectus or any supplement is accurate as of any date other than the date on the front of the documents. Our business, financial condition, results of operations and other information may have changed since that date.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                          Dated as of August 30, 2000

                                     Among

                              AT HOME CORPORATION,

                            POGO ACQUISITION CORP.,

                                 POGO.COM INC.

                                      and

                             THE STOCKHOLDER AGENT

                               TABLE OF CONTENTS

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
 ARTICLE I DEFINITIONS.....................................................  A-7

 ARTICLE II THE MERGER..................................................... A-10

    2.1 The Merger........................................................  A-10

    2.2 Closing...........................................................  A-10

    2.3 Effective Time....................................................  A-10

    2.4 Effects of the Merger.............................................  A-11

    2.5 Certificate of Incorporation and Bylaws...........................  A-11

        (a) Certificate of Incorporation..................................  A-11

        (b) Bylaws........................................................  A-11

    2.6 Directors and Officers............................................  A-11

        (a) Directors.....................................................  A-11

        (b) Officers......................................................  A-11

    2.7 Additional Actions................................................  A-11

 ARTICLE III  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
              CORPORATIONS; EXCHANGE OF CERTIFICATES....................... A-11

    3.1 Effect on Capital Stock...........................................  A-11

        (a) Capital Stock of Sub..........................................  A-11

        (b) Cancellation of Treasury Stock and Parent Owned Stock.........  A-11

        (c) Conversion of Pogo Voting Stock...............................  A-11

        (d) Treatment of Warrants.........................................  A-12

        (e) Treatment of Stock Options....................................  A-12

        (f) Continuation of Vesting and Repurchase Rights.................  A-12

        (g) Certain Parent Adjustments....................................  A-13

        (h) Cancellation of Pogo Stock, Stock Options and Warrants........  A-13

    3.2 Exchange of Certificates..........................................  A-13

        (a) Exchange Agent................................................  A-13

        (b) Exchange Procedure............................................  A-13

        (c) Distributions with Respect to Unexchanged Shares..............  A-14

        (d) No Further Ownership Rights in Pogo Stock.....................  A-14

        (e) No Fractional Shares..........................................  A-14

        (f) Termination of Exchange Fund..................................  A-15

        (g) No Liability..................................................  A-15

        (h) Withholding Rights............................................  A-15

        (i) Investment of Exchange Fund...................................  A-15

    3.3 Dissenters' Rights................................................  A-15

    3.4 Escrow Fund.......................................................  A-15

                               TABLE OF CONTENTS
                                  (continued)

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                                                                            ----
    3.5  Additional Contingent Payments...................................  A-16

         (a) Revenue Contingent Payment...................................  A-16

         (b) Executive Retention Contingent Payment.......................  A-16

         (c) Form of Payment..............................................  A-17

         (d) Effect of Certain Terminations...............................  A-17

         (e) Parent Covenants Regarding Pogo's Operations.................  A-17

         (f) Acceleration for Breach of Certain Parent Covenants..........  A-18

         (g) Appointment and Authority of Stockholder Agent...............  A-18

         (h) Disputes Concerning Contingent Payments......................  A-19

 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF POGO......................... A-20

    4.1  Organization, Standing and Corporate Power.......................  A-20

    4.2  Subsidiaries.....................................................  A-20

    4.3  Capital Structure................................................  A-20

    4.4  Authority: Noncontravention......................................  A-21

    4.5  Financial Statements; Changes; Contingencies.....................  A-22

    4.6  Information Supplied.............................................  A-24

    4.7  Litigation; Administrative Proceedings...........................  A-24

    4.8  Taxes............................................................  A-24

    4.9  Employee Benefits................................................  A-25

    4.10 Qualified Plans..................................................  A-26

    4.11 Title IV Plans...................................................  A-26

    4.12 Multiemployer Plans; Retirement Welfare Plans....................  A-26

    4.13 No Excess Parachute Payments.....................................  A-26

    4.14 Permits; Compliance with Applicable Laws.........................  A-27

    4.15 Brokers..........................................................  A-28

    4.16 Contracts........................................................  A-28

    4.17 Title to Properties..............................................  A-29

    4.18 Voting Requirements..............................................  A-29

    4.19 Noncompetition...................................................  A-29

    4.20 Intellectual Property............................................  A-29

    4.21 Games............................................................  A-30

    4.22 Minute Books.....................................................  A-30

    4.23 Accounting Records; Internal Controls............................  A-30

    4.24 Insurance........................................................  A-31

    4.25 Dividends and Other Distributions................................  A-31

    4.26 Certain Interests................................................  A-31

                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page
                                                                          ----
    4.27 Bank Accounts, Powers, etc.....................................  A-31

    4.28 Disclosure.....................................................  A-31

 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT...................... A-31

    5.1  Organization, Standing and Corporate Power.....................  A-31

    5.2  Capital Structure; Merger Shares...............................  A-31

    5.3  Authority; Noncontravention....................................  A-32

    5.4  SEC Documents; Financial Statements............................  A-32

    5.5  Interim Operations of Sub......................................  A-33

    5.6  No Brokers.....................................................  A-33

    5.7  Reorganization.................................................  A-33

 ARTICLE VI COVENANTS RELATING TO CONDUCT OF BUSINESS.................... A-33

    6.1  Conduct of Business: Actions...................................  A-33

         (a)  Conduct of Business by Pogo...............................  A-33

    6.2  No Solicitation................................................  A-35

         (a)  Acquisition Proposals.....................................  A-35

         (b)  Notice of Inquiry and Notice of Withdrawal of Board
              Recommendation............................................  A-36

 ARTICLE VII ADDITIONAL AGREEMENTS....................................... A-36

    7.1  Meeting of Pogo Stockholders; S-4 Registration.................  A-36

         (a)  Meeting of Pogo Stockholders..............................  A-36

         (b)  S-4 Registration Statement................................  A-36

         (c)  Pogo Information and Review...............................  A-37

         (d)  Notifications.............................................  A-37

    7.2  Access to Information; Confidentiality.........................  A-37

    7.3  Reasonable Efforts; Notification; Cooperation..................  A-37

         (a)  Actions to Be Taken.......................................  A-37

         (b)  Notice of Change..........................................  A-37

         (c)  Cooperation; Best Efforts.................................  A-38

    7.4  Stock Option Plans.............................................  A-38

    7.5  Additional Pogo Stock Options..................................  A-38

    7.6  Fees and Expenses..............................................  A-38

    7.7  Public Announcements...........................................  A-38

    7.8  Conveyance Taxes...............................................  A-38

    7.9  Employment Agreements..........................................  A-38

    7.10 Nasdaq Listing.................................................  A-39

    7.11 Pogo Voting Agreements.........................................  A-39

    7.12 S-8 Registration Statement.....................................  A-39

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page
                                                                           ----
    7.13 Bridge Note....................................................   A-39

    7.14 Pogo 401(K) Plan...............................................   A-39

    7.15 Pogo Stockholder Agent.........................................   A-39

    7.16 Indemnification of Officers and Directors......................   A-39

    7.17 Officer's Certificates for Tax Opinions........................   A-40

 ARTICLE VIII CONDITIONS PRECEDENT.......................................  A-40

    8.1  Conditions to Each Party's Obligations to Effect the Merger....   A-40

         (a)  Stockholder Approval......................................   A-40

         (b)  Approvals.................................................   A-41

         (c)  S-4 Registration Statement................................   A-41

         (d)  No Orders; Legal Proceedings..............................   A-41

         (e)  Conversion of Bridge Note.................................   A-41

         (f)  Escrow Agreement..........................................   A-41

    8.2  Additional Conditions to Obligations of Parent.................   A-41

         (a)  Consents Under Agreements.................................   A-41

         (b)  Executive Retention.......................................   A-41

         (c)  Pogo Closing Date Report..................................   A-41

         (d)  Representations and Warranties and Covenants of Pogo......   A-41

         (e)  Opinion of Counsel........................................   A-42

         (f)  Tax Opinion...............................................   A-42

         (g)  Redemption of SeriesA-2 Preferred.........................   A-42

    8.3  Additional Conditions to Obligations of Pogo...................   A-42

         (a)  Representations and Warranties and Covenants of Parent and
              Sub.......................................................   A-42

         (b)  Opinion of Counsel........................................   A-42

         (c)  Tax Opinion...............................................   A-42

 ARTICLE IX SURVIVAL.....................................................  A-43

    9.1  Survival of Representations....................................   A-43

    9.2  Remedies.......................................................   A-43

 ARTICLE X TERMINATION, AMENDMENT AND WAIVER.............................  A-43

    10.1 Termination by Mutual Consent..................................   A-43

    10.2 Termination by Either Pogo or Parent...........................   A-43

    10.3 Termination by Parent..........................................   A-43

    10.4 Termination by Pogo............................................   A-43

    10.5 Termination by Parent upon Withdrawal of Board Recommendation..   A-44

    10.6 Effect of Termination..........................................   A-44

    10.7 Amendment......................................................   A-44

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
    10.8 Extension; Waiver................................................  A-44

    10.9 Termination Fee and Expenses.....................................  A-44

 ARTICLE XI GENERAL PROVISIONS............................................. A-44

    11.1  Notices.........................................................  A-44

    11.2  Interpretation..................................................  A-45

    11.3  Counterparts....................................................  A-45

    11.4  Entire Agreement; No Third-Party Beneficiaries..................  A-45

    11.5  Governing Law...................................................  A-46

    11.6  Assignment......................................................  A-46

    11.7  Enforcement.....................................................  A-46

    11.8  Severability....................................................  A-46

                          AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated and made and entered into as of August 30, 2000 by and among AT HOME CORPORATION, a Delaware corporation ("Parent"), POGO ACQUISITION CORP., a Delaware corporation that is a direct wholly owned subsidiary of Parent ("Sub"), POGO.COM INC., a Delaware corporation ("Pogo"), and solely for purposes of Sections 3.5 and 7.15 and Articles X and XI hereof, Erick Hachenburg, as Stockholder Agent.

                                    RECITALS

   A. The respective Boards of Directors of Parent and Pogo have approved the merger of Pogo with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL").

   B. The Merger requires the approval of the stockholders of Pogo in accordance with their applicable voting rights as stated in Section 4.18 (the "Pogo Stockholder Approval").

   C. For accounting purposes, the parties hereto intend that the Merger will be accounted for under the purchase method of accounting.

   D. For federal income tax purposes, the parties intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), whereby the stockholders of Pogo will receive common stock of Parent in exchange for their shares of stock of Pogo.

   E. Concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, the Principal Stockholders (as defined herein) of Pogo have entered into voting agreements with Parent in the form of Exhibit A hereto (the "Pogo Voting Agreements") pursuant to which such stockholders have, among other things, agreed to vote their shares of Pogo Stock (as defined in Section 4.3) in favor of the Merger.

                                   AGREEMENT

   NOW, THEREFORE, in consideration of the above-recited facts and the representations, warranties, agreements and conditions contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

   The following terms as used in this Agreement shall have the following meanings:

     1.1 Certain Definitions.

       (a) "Additional Pogo Options" has the meaning given such term in
    Section 7.5.

       (b) "affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

       (c) "Bridge Note" means that certain Convertible Promissory Note, dated August 4, 2000, in the principal amount of $5,000,000 (as such principal amount may be increased pursuant to Section 7.13) executed by Pogo in favor of Parent.

       (d) "Bridge Note Shares" means any and all shares of Series D Preferred (as defined in Section 4.3(a) issued upon conversion of the Bridge Note.

       (e) "business" means, when used in connection with Parent, Pogo, or the Surviving Corporation, the business and operations of such party considered together as a whole and is deemed to collectively include the following incidents of such business: income, cash flow, operations, condition (financial or other), employee base, assets and properties, goodwill and intangibles.

       (f) "Cause" means, with respect to a Pogo Key Executive (i) gross negligence or willful misconduct by such Pogo Key Executive in the performance of such Pogo Key Executive's duties to the Surviving Corporation which, in the case of gross negligence, results in material harm to the reputation or business of the Surviving Corporation and which, in the case of either gross negligence or willful misconduct, has not been cured after the Board of Directors of the Surviving Corporation has given such Pogo Key Executive a written notice specifically identifying the alleged gross negligence or willful misconduct and such Pogo Key Executive has been provided a period of thirty days to cure any alleged gross negligence or willful misconduct;
    (ii) the commission by such Pogo Key Executive of an act of fraud with respect to the Surviving Corporation or the theft or embezzlement by such Pogo Key Executive of any material assets, properties or proprietary information of the Surviving Corporation or the wrongful and willful disclosure by such Pogo Key Executive of any confidential and proprietary information of the Surviving Corporation; or (iii) the conviction of, or a plea of nolo contendere by, such Pogo Key Executive for (1) a felony or (2) a crime involving moral turpitude causing material harm to the reputation, business and affairs of the Surviving Corporation. No act or failure to act by the Pogo Key Executive shall be considered "willful" if done or omitted by the Pogo Key Executive in good faith with reasonable belief that the Pogo Key Executive's action or omission was lawful and in the best interests of the Surviving Corporation.

       (g) "Parent Common Stock" means Parent Series A Common Stock, par value $0.01 per share.

       (h) "Excess Amount" means the amount, if any, by which Pogo's current trade accounts payable and accrued expenses (excluding capital lease obligations, principal and accrued interest due under the Bridge Note (including any increase in principal and interest pursuant to Section 7.13), employee severance payments payable in connection with the Merger and fees and expenses incurred by Pogo in connection with this Agreement, the Merger and the transactions contemplated hereby) exceed $5,000,000 as determined and set forth on the Closing Date Report delivered pursuant to Section 8.2(c).

       (i) "Good Reason" means, with respect to a Pogo Key Executive, any of the following events or conditions which occur and are not cured by the Surviving Corporation within thirty (30) days after the Surviving Corporation's receipt of written notice from such Pogo Key Executive of such occurrence: (i) a reduction in such Pogo Key Executive's title or a material reduction in the scope of such Pogo Key Executive's responsibilities, duties or authority; (ii) the assignment to such Pogo Key Executive of any duties or responsibilities that are materially inconsistent with such Pogo Key Executive's title and position; (iii) a reduction in such Pogo Key Executive's base salary or target bonus;
    (iv) the failure of any successor of the Surviving Corporation to assume the terms of such Pogo Key Executive's employment relationship with the Surviving Corporation; (v) a relocation of such Pogo Key Executive's primary work location outside of the counties of San Mateo and San Francisco, California; (vi) a change in the reporting relationship of such Pogo Key Executive (other than Erick Hachenburg) that results in such Pogo Key Executive reporting to any individual other than (1) Erick Hachenburg, as president of the Surviving Corporation and senior vice president of Parent, or (2) a successor to the position of senior vice president of Parent who has been designated by Erick Hachenburg in consultation with Parent and the management team of the Surviving Corporation, or (3) solely in the event that the employment of Mr. Hachenburg is terminated for Cause or Disability (as such terms are defined in Mr. Hachenburg's employment agreement with the Surviving Corporation), any other successor senior vice president of Parent; or (vii) solely with respect to Erick Hachenburg, the appointment of a successor to the position of president of the

    Surviving Corporation and senior vice president of Parent who has not been designated by Erick Hachenburg in consultation with Parent and the management team of the Surviving Corporation; provided, however, that the appointment of a successor president of the Surviving Corporation and senior vice president of Parent which occurs as a result of a termination of Erick Hachenburg's employment for Cause or Disability (as defined in Erick Hachenburg's employment agreement with the Surviving Corporation) shall not constitute, with respect to Mr. Hachenburg, "Good Reason." The occurrence of any event or condition described in clause (i), (ii) or (iii) above will be determined on the basis of the terms of the employment agreement or employment offer letter entered into by such Pogo Key Executive with the Surviving Corporation as of the Effective Time.

       (j) "Material Adverse Effect" means, when used, with reference to Parent, Pogo, or the Surviving Corporation, as the case may be, any event, change, inaccuracy, circumstance or effect that is, individually or in the aggregate, materially adverse to the business of such party; provided that in no event will (i) conditions affecting the industry generally in which Parent or Pogo operate or the economy generally,
    (ii) any effect resulting from the public announcement, pendency or consummation of this Agreement or the Merger, (iii) any change in the market price of Parent Common Stock, or (iv) with respect to Pogo, any event, change or effect described in the Pogo Disclosure Schedule or, with respect to Parent, any event, change or effect described in the Parent Disclosure Schedule, constitute, in and of itself, a Material Adverse Effect.

       (k) "Measurement Period" means the six-month period commencing on the first day of the month immediately following the Closing Date (the "Start Date") and ending on the last day of the month in which the 180-day anniversary of the Start Date occurs (the "End Date").

       (l) "Number of Shares of Pogo Voting Stock" means the number of shares of Pogo Voting Stock (other than shares of Series A-2 Preferred to be redeemed in full prior to the Effective Time and any Bridge Note Shares) that are issued and outstanding immediately before the Effective Time on a fully diluted basis with, for the purposes of such calculation, each Stock Option (excluding the Additional Pogo Options) and each Warrant outstanding and unexercised immediately before the Effective Time being deemed to have been fully exercised immediately prior to the Effective Time for the total number of shares of Pogo Voting Stock subject to such Stock Option or Warrant, as the case may be. No shares of Series A-2 Preferred and no Bridge Note Shares shall be included in the Number of Shares of Pogo Voting Stock.

       (m) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

       (n) "Pogo Actual Revenues" means the sum of (i) the total gross cumulative revenue reported by Pogo during the Measurement Period, minus any allowances for bad debt in excess of three percent of revenues ("Allowances") directly attributable to the reported revenue for the Measurement Period plus (ii) the total gross cumulative revenue reported by Parent for the Measurement Period (exclusive of revenue described in the preceding clause (i)) where Pogo and Parent have jointly developed or collaborated with respect to the products or services (including without limitation ad sale services) which are responsible for the identifiable revenue, minus any Allowances, in each case determined in accordance with GAAP, as applied as of the date hereof to Parent and as interpreted and applied as of the date hereof by Parent's accountants and independent auditors. The parties agree that Pogo's revenue recognition practices with respect to distribution agreements are consistent with those applied by Parent as of the date hereof.

       (o) "Pogo Key Executives" means Erick Hachenburg, Dave King, Bill Lipa, Nicholas Rush, Lesley Mansford, Mark Mitchell and Greg Harper.

       (p) "Pogo Stock" has the meaning given such term in Section 4.3(b).

       (q) "Pogo Target Revenues" means $16,543,389, subject to the provisions of Section 3.5(a) of this Agreement.

       (r) "Pogo Voting Stock" means the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, in each case of Pogo. The Pogo Voting Stock does not include the Series A-2 Preferred.

       (s) "Pogo Voting Stock Amount Per Share" means the quotient obtained by dividing (i) One Hundred Twenty-Five Million Dollars ($125,000,000) minus the Excess Amount, if any, and minus the Series A-2 Redemption Amount by (ii) the Number of Shares of Pogo Voting Stock.

       (t) "Principal Stockholders" means Liberty TE, Inc., Kleiner Perkins Caufield & Byers, Vertex Funds, and the Pogo Key Executives (excluding Mark Mitchell, Lesley Mansford and Nicholas Rush).

       (u) "Pro Rata Share" means, as to any stockholder of Pogo, the ratio
    (i) the numerator of which is equal to the total number of outstanding shares of Pogo Voting Stock owned or held by such stockholder immediately prior to the Effective Time and (ii) the denominator of which is equal to the total number of shares of Pogo Voting Stock that are outstanding immediately prior to the Effective Time.

       (v) "Retention Measure Date" means the earlier of (a) October 15, 2001 and (b) 360 days after the Closing Date.

       (w) "Series A-2 Redemption Amount" means the aggregate dollar amount paid by Pogo to redeem the Series A-2 Preferred prior to the Effective Time.

       (x) "Series A-2 Preferred" has the meaning given such term in
    Section 4.3(a).

       (y) "Stock Options" has the meaning given such term in Section 4.3(b) and shall include without limitation the Additional Pogo Options.

       (z) "Warrants" has the meaning given such term in Section 4.3(b).

   Other capitalized terms used in this Agreement and not defined in this
Article I have the meanings given such terms elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

   2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Pogo will be merged with and into Sub at the Effective Time (as defined below). Upon the Effective Time, the separate corporate existence of Pogo will cease and Sub will continue as the surviving corporation of the Merger (the "Surviving Corporation") and will succeed to and assume all the rights and obligations of Pogo and of Sub in accordance with the DGCL.

   2.2 Closing. The closing under this Agreement will take place at 10:00 a.m., local time, on a date to be specified by the parties, which will be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the offices of O'Melveny & Myers LLP, 275 Battery Street, San Francisco, California 94111, unless another time, date or place is agreed to in writing by Parent and Pogo.

   2.3 Effective Time. Upon the terms and subject to the conditions set forth herein, on the Closing Date, Sub and Pogo shall execute and deliver a certificate of merger conforming to the requirements of Section 251 of the DGCL (the "Certificate of Merger"), and, as soon as practicable thereafter, Sub and Pogo shall file, or cause to be filed, the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The Merger shall become effective (the "Effective Time") upon the filing of the Certificate of Merger or at such later time as may be agreed upon by Parent and Pogo in writing at or prior to the Closing Date and designated in the Certificate of Merger.

   2.4 Effects of the Merger. The Merger will have the effects set forth in the applicable provisions of the DGCL.

   2.5 Certificate of Incorporation and Bylaws.

     (a) Certificate of Incorporation. The certificate of incorporation of Sub in effect immediately prior to the Effective Time will be the certificate of incorporation of the Surviving Corporation (except that the name of the Surviving Corporation shall be changed to "Pogo.com Inc."), until thereafter amended as provided therein or by applicable law.

     (b) Bylaws. The bylaws of Sub in effect immediately prior to the Effective Time will be the bylaws of the Surviving Corporation as of the Effective Time, until thereafter amended as provided therein or by applicable law.

   2.6 Directors and Officers.

     (a) Directors. At the Effective Time, the persons listed on Schedule 2.6 of the Parent Disclosure Schedule will be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

     (b) Officers. At the Effective Time, the persons listed on Schedule 2.6 of the Parent Disclosure Schedule will be the officers of the Surviving Corporation, until the earlier of their resignation or until their respective successors are duly elected and qualified, as the case may be.

   2.7 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation determines or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are reasonably necessary or desirable to vest, perfect or confirm in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Sub or Pogo or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation will have the power and authority to execute and deliver, in the name and on behalf of Sub or Pogo, all such proper deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Sub or Pogo, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                  ARTICLE III
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

   3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Sub, Pogo or the holders of any shares of Pogo Voting Stock or any shares of capital stock of Sub:

     (a) Capital Stock of Sub. Each share of the capital stock of Sub that is issued and outstanding immediately before the Effective Time will be converted into and exchanged for one (1) fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Pogo Voting Stock that is owned by Pogo and each share of Pogo Voting Stock that is owned by Parent, Sub or any other subsidiary of Parent immediately before the Effective Time (including any Bridge Note Shares) will automatically be canceled and retired without any conversion thereof and no consideration will be delivered with respect thereto. From the date of this Agreement until the earlier to occur of (i) the Effective Time or (ii) the termination of this Agreement, neither Parent, Sub, nor any other existing or future subsidiary of Parent shall assign, sell or transfer any share or shares of Pogo Voting Stock owned by it.

     (c) Conversion of Pogo Voting Stock. Subject to the provisions of
  Section 3.4 and the Escrow Agreement attached as Exhibit B hereto, each share of Pogo Voting Stock (other than shares to be canceled in accordance with Section 3.1(b), and shares held by Dissenting Stockholders (as defined in Section 3.3)) that is issued and outstanding immediately prior to the Effective Time shall be converted into: (i) the right to receive the number of fully paid and nonassessable shares of Parent Common Stock equal to the quotient (calculated to the fourth decimal place) obtained by dividing (1) the Pogo Voting Stock Amount Per Share by
  (2) the average of the closing prices of Parent Common Stock as reported by the National Association of Securities Dealers Automated Quotation system ("Nasdaq") during the ten consecutive trading-day period ending on the last full trading day immediately preceding the Effective Time (the "Exchange Ratio"), subject to the provisions of Section 3.2(e) in regard to fractional shares; and (ii) the right to receive the Contingent Payments in shares of Parent Common Stock in accordance with the provisions of Section
  3.5 and cash in lieu of fractional shares in accordance with Section
  3.2(e).

     (d) Treatment of Warrants. At the Effective Time, each Warrant that is issued and outstanding immediately prior to the Effective Time will be assumed by Parent and converted into a warrant to purchase a number of shares of Parent Common Stock equal to the respective number of shares of Pogo Stock issuable upon the exercise of such Warrant multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, at an exercise price per share of Parent Common Stock determined by dividing the respective exercise price per share at which shares of Pogo Stock may be purchased upon exercise of such Warrant immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent, and upon such other terms and conditions as are contained in each such Warrant. As soon as practicable after the Effective Time, Parent will issue to each holder of an assumed Warrant a notice describing the foregoing assumption of such Warrant by Parent.

     (e) Treatment of Stock Options. At the Effective Time, each Stock Option that is issued and outstanding immediately prior to the Effective Time will be assumed by Parent and converted into an option to purchase a number of shares of Parent Common Stock equal to the respective number of shares of Pogo Voting Stock issuable upon exercise of such Stock Option multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, at an option price per share of Parent Common Stock determined by dividing the respective option price per share at which shares of Pogo Stock may be purchased upon exercise of such Stock Option by the Exchange Ratio, rounded up to the nearest whole cent, and upon such other terms and conditions as are contained in each such Stock Option (including terms of any stock option or other plan incorporated into the terms of such Stock Option). At the Effective Time, all Stock Option Plans (as defined in Section 4.3) will be assumed by Parent which will thereupon have administrative and amendment authority with respect thereto and with respect to the Stock Option, subject in each case to the terms and conditions of each plan and each outstanding Stock Option, and Pogo will thereupon have no continuing administrative or amendment authority with respect to such plans or the Stock Options. As soon as practicable after the Effective Time, Parent will issue to each holder of an assumed Stock Option a notice describing the foregoing assumption of such Stock Option by Parent. It is intended that Stock Options assumed by Parent will qualify following the Effective Time as incentive stock options as defined in
  Section 422 of the Internal Revenue Code to the extent the Stock Options qualified as incentive stock options immediately before the Effective Time and the provisions of this Section 3.1(e) will be applied consistent with such intent.

     (f) Continuation of Vesting and Repurchase Rights. If any shares of Pogo Voting Stock outstanding immediately prior to the Effective Time or issuable upon the exercise of Stock Options or Warrants (i) are unvested or are subject to a repurchase right or other condition providing that such shares may be forfeited or repurchased by Pogo upon any termination of the stockholder's employment, directorship or other relationship with Pogo (and/or any affiliate of Pogo) under the terms of any restricted stock purchase agreement or other agreement with Pogo or (ii) subject to a contractual restriction on the transfer of such shares (collectively "Restricted Pogo Stock"), then the shares of Parent Common Stock issued upon the conversion of such Restricted Pogo Stock upon the Merger will continue to be subject to the same vesting provisions (including existing acceleration provisions), repurchase rights, risk forfeitures, restrictions on transfer or other conditions, as applicable, immediately following the Effective Time as they were subject to immediately prior to the Effective Time, provided, however, if there is any right of acceleration of vesting either due to the Merger or events that occur thereafter, full effect will be given to such provisions, and the certificates representing such shares of Parent Common Stock shall accordingly be marked with appropriate legends noting such restrictions. Notwithstanding anything herein to the contrary, no right of first refusal on the part of Pogo to purchase any shares of Pogo Stock that is in effect immediately prior to the Effective Time shall survive the Merger or be effective following the Effective Time with respect to any shares of Parent Common Stock that are issued in the Merger or that are issuable upon the exercise of any warrant or stock option to purchase Parent Common Stock that is issued in the Merger. Pogo shall take all actions that may be reasonably necessary to ensure that, from and after the Effective Time, Parent shall be entitled to exercise any rights with respect to the Restricted Pogo Stock following the Effective Time that Pogo would have been entitled to exercise.

     (g) Certain Parent Adjustments. If, before the Effective Time, Parent should split or combine the Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

     (h) Cancellation of Pogo Stock, Stock Options and Warrants. As of the Effective Time, all shares of Pogo Stock that were outstanding immediately prior to the Effective Time, Warrants and Stock Options will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and the holders of certificates and other instruments previously evidencing such shares of Pogo Stock, Warrants or Stock Options will cease to have any rights with respect thereto except (i) as otherwise expressly provided in Sections 3.1(c), (d) and (e) and Section 3.5, and (ii) except as provided by law, including any rights of Dissenting Stockholders (as such term is defined in Section 3.3)to require the Surviving Corporation to purchase their shares in accordance with applicable law. Certificates previously representing shares of Pogo Stock will be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 3.2, without interest. No fractional share of Parent Common Stock will be issued, and, in lieu thereof, a cash payment will be made pursuant to Section 3.2(e).

   3.2 Exchange of Certificates.

     (a) Exchange Agent. Parent will deposit, or will cause to be deposited, with a third party specified by Parent and reasonably acceptable to Pogo as the exchange agent for the Parent Common Stock (the "Exchange Agent") as of the Effective Time (or otherwise when requested by the Exchange Agent from time to time in order to effect any exchange pursuant to Section 3.2), for the benefit of the holders of shares of Pogo Voting Stock, for exchange in accordance with this Article III through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section
  3.1 in exchange for the outstanding shares of Pogo Voting Stock (such certificates representing shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being collectively referred to as the "Exchange Fund"). The Exchange Agent will, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 3.1 out of the Exchange Fund. Except as contemplated by Section 3.2(e), the Exchange Fund will not be used for any other purpose.

     (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, but in no event later than 15 days thereafter, Parent will instruct the Exchange Agent to mail to each holder of a certificate or certificates which immediately before the Effective Time represented outstanding shares of Pogo Voting Stock, other than shares held by Dissenting Stockholders (such certificates are collectively referred to as the "Certificates") (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of the Certificate or Certificates will be entitled to receive in exchange therefor (subject to the provisions of Section 3.4 and the Escrow Agreement) a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the rights formerly evidenced by such Certificate or Certificates (after taking into account the provisions of this Agreement and all shares of Pogo Voting Stock then held of record by such holder), cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(c), and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Pogo Voting Stock which is not registered in the transfer records of Pogo, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, is properly endorsed or otherwise in proper form for transfer and the Person requesting such payment pays any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or establishes to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by Section 3.2, each Certificate (other than in respect of shares held by Dissenting Stockholders) will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate evidencing whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(c) and the contingent rights to receive Contingent Payments pursuant to Section 3.5. No interest will be paid or will accrue on any cash payable pursuant to Sections 3.2(c) or 3.2(e).

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares will be paid to any such holder pursuant to
  Section 3.2(e), in each case until the surrender of such Certificate in accordance with this Article III. Subject to the effect of applicable escheat laws, following surrender of such Certificate, each holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, will be paid (i) at the time of such surrender, the amount of any such cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to
  Section 3.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but before such surrender and with a payment date subsequent to such surrender, payable with respect to such whole shares of Parent Common Stock.

     (d) No Further Ownership Rights in Pogo Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article III (including any cash paid pursuant to Sections 3.2(c) or 3.2(e) will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Pogo Voting Stock, theretofore represented by such Certificates, except for the right to receive Contingent Payments, if any, under Section 3.5. At the Effective Time, the stock transfer books of Pogo will be closed, and thereafter there will be no further registrations or transfers of shares of Pogo Voting Stock that were outstanding immediately prior to the Effective Time or the exercise or conversion of the Stock Options or Warrants that were outstanding immediately prior to the Effective Time on the records of Pogo. If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Exchange Agent for any reason, they will be canceled and exchanged as provided in Article III.

     (e) No Fractional Shares.

       (i) No Certificates or scrip representing fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

       (ii) Each holder of shares of Pogo Voting Stock issued and outstanding at the Effective Time who would otherwise be entitled to receive a fractional share of Parent Common Stock upon surrender of stock certificates for exchange pursuant to this Article III (after taking into account all shares of Pogo Voting Stock then held by such holder) will receive, in lieu thereof, cash in an amount equal to the value of such fractional shares (which value will be the average of the closing prices of Parent Common Stock used to compute the Exchange Ratio in Section 3.1(c)), which will be equal to the fraction of a share of Parent Common Stock that would otherwise be issued.

       (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent will promptly pay such amounts to such holders of Certificates subject to and in accordance with the terms of Section 3.2(c).

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for six months after the Effective Time will be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article III will thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which they are entitled.

     (g) No Liability. None of Parent, Sub, Pogo or the Exchange Agent will be liable to any holder of shares of Pogo Stock, Warrants or Stock Options for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund that has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Withholding Rights. Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as Parent or the Exchange Agent, as the case may be, is required under the Code or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of payments hereunder. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding have been made by Parent or the Exchange Agent.

     (i) Investment of Exchange Fund. The Exchange Agent will invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments will be paid to Parent.

   3.3 Dissenters' Rights. If any Dissenting Stockholder (as defined below) is entitled to (or demands or asserts entitlement to) require Pogo to purchase the stockholder's shares pursuant to Section 262 of the DGCL, and, if applicable, Chapter 13 of the California Corporations Code, Pogo will give Parent prompt written notice thereof and Parent will have the right to participate in all negotiations and proceedings with respect to any such claims or demand. Pogo will not, except with the prior written consent of Parent, which shall not be unreasonably withheld, or except as may be required under applicable law, voluntarily make any payment, evaluation or appraisal with respect to, or settle or offer to settle, any claim or demand for payment. If any Dissenting Stockholder fails to perfect or will have effectively withdrawn or lost the right to dissent or have an appraisal, the shares held by the stockholder will thereupon be entitled to be surrendered in exchange for the Parent Common Stock at the Exchange Ratio and for the right to receive Contingent Payments in accordance with Section 3.5, and otherwise in accordance with Article II. "Dissenting Stockholder" means any Pogo stockholder entitled under applicable law to exercise appraisal or dissenters' rights, who delivers a written demand to Pogo and has otherwise duly exercised appraisal or dissenters' rights under, and duly satisfied the other requirements of, Section 262 of the DGCL, and, if applicable, Chapter 13 of the California Corporations Code.

   3.4 Escrow Fund. As security for the accurateness and completeness of Pogo's representations and warranties contained herein and performance of Pogo's covenants and agreements in this Agreement and the indemnity provided by the holders of Pogo Stock in the Escrow Agreement to be entered into on the Closing Date in substantially the form attached hereto as Exhibit B (the "Escrow Agreement"), Parent will be entitled to withhold from delivery in accordance with Section 3.2, and the holders of Pogo Voting Stock will be deemed to have received and deposited with Greater Bay Trust Company or another independent party specified by Parent and reasonably acceptable to Pogo as Escrow Agent (the "Escrow Agent"), the number of shares of Parent Common Stock equal to ten percent (10%) of the shares actually issued in exchange for Pogo Voting Stock at the Effective Time in accordance with and subject to the rights of the holders of Pogo Voting Stock under the terms of the Escrow Agreement (the "Escrow Shares") without any act of any holder of Pogo Voting Stock. The Escrow Shares will be withheld from each holder of Pogo Voting Stock on a pro rata basis. Such deposit will constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in the Escrow Agreement. The holders of Pogo Voting Stock will be entitled to (i) receive and retain any and all dividends and other distributions paid in respect of the Escrow Shares, provided that any distributions in the form of additional shares of capital stock of Parent will constitute Escrow Shares and be deposited in the Escrow Fund, and (ii) exercise any and all voting and other consensual rights pertaining to the Escrow Shares, all in accordance with their respective pro rata interest in the Escrow Shares.

   3.5 Additional Contingent Payments. In addition to the shares of Parent Common Stock to be paid to holders of Pogo Voting Stock in respect of their outstanding shares of Pogo Voting Stock pursuant to Section 3.1(c), each holder of Pogo Voting Stock shall be entitled, on and subject to the terms of this Agreement (including, without limitation, the provisions of this Section 3.5), to receive as additional consideration the following:

     (a) Revenue Contingent Payment. Upon and subject to the satisfaction of the revenue performance requirements set forth in this Section 3.5(a), each holder of Pogo Voting Stock shall be entitled to receive as additional consideration for such holder's shares of Pogo Voting Stock such stockholder's Pro Rata Share of the Revenue Contingent Payment. "Revenue Contingent Payment" means (i) if Pogo Actual Revenues are equal to or greater than Pogo Target Revenues, Twelve Million Five Hundred Thousand Dollars ($12,500,000), (ii) if Pogo Actual Revenues are less than 100% of Pogo Target Revenues but greater than 80% of Pogo Target Revenues, an amount equal to the product obtained by multiplying (1) Twelve Million Five Hundred Thousand Dollars ($12,500,000) by (2) a fraction (x) the numerator of which is (Pogo Actual Revenues divided by Pogo Target Revenues) minus
  0.80 and (y) the denominator of which is 0.20; and (iii) if Pogo Actual Revenues are equal to or less than 80% of Pogo Target Revenues, $0. The parties acknowledge that Pogo's distribution agreement with Netscape/ICQ is not likely to continue after the Closing Date. The parties agree that if the Netscape/ICQ distribution agreement is terminated, Pogo Target Revenues will be $15,385,352; provided that if the Surviving Corporation enters into new distribution agreements generated primarily by Parent after the Closing Date, the new revenues generated from such distribution agreements shall not be included in Pogo's Actual Revenues unless and until such new revenues exceed $1,158,037. Parent will cause its accountants to determine within 30 days after the End Date, the Pogo Actual Revenues, and within fifteen days after the determination of the Pogo Actual Revenues, Parent shall give written notice of such determination (including reasonable detail demonstrating the calculation thereof) to the Stockholder Agent and shall make any Revenue Contingent Payment due under this Section 3.5(a).

     (b) Executive Retention Contingent Payment. If at least five (5) of the Pogo Key Executives are still employed by the Surviving Corporation as of the Retention Measure Date and one of the five (5) is Erick Hachenburg, then each holder of Pogo Voting Stock shall be entitled to receive as additional consideration for such holder's shares of Pogo Voting Stock such stockholder's Pro Rata Share of Twelve Million Five Hundred Thousand Dollars ($12,500,000), such payment being referred to herein as the "Executive Retention Contingent Payment." If any Pogo Key Executive, after the Closing Date and before the Retention Measure Date, is terminated by the Surviving Corporation without Cause or terminates his or her employment for Good Reason, or dies or becomes disabled, then such Pogo Key Executive shall be deemed to continue to be employed by the Surviving Corporation for purposes of this Section 3.5(b). If the Executive Retention Contingent Payment is payable pursuant to this Section 3.5(b), the shares of

  Parent Common Stock to be issued in payment thereof shall be issued as of the Retention Measure Date and the certificates representing such shares shall be delivered to the stockholders within fifteen days after the Retention Measure Date. Parent shall deliver written notice to the Stockholder Agent promptly following the Retention Measure Date as to whether the Executive Retention Contingent Payment shall be paid.

     (c) Form of Payment. All amounts, if any, payable to the holders of Pogo Voting Stock in respect of the Revenue Contingent Payment and Executive Retention Contingent Payment (collectively, the "Contingent Payments") shall be paid by Parent in shares of Parent Common Stock. For purposes of this Section 3.5, each share of Parent Common Stock shall be deemed to have a value equal to the average of the daily closing prices of the Parent Common Stock as reported on the Nasdaq for the ten (10) consecutive trading day period ending three trading days (i) before the End Date, in respect to the Revenue Contingent Payment and (ii) before the Retention Measure Date, in respect to the Executive Retention Contingent Payment, prior to the date of issuance of Parent Common Stock as payment of the Contingent Payment; provided, however, that no certificates representing fractional shares of Parent Common Stock shall be issued as payment for the Contingent Payments. In lieu of any such fractional shares, each holder of Pogo Voting Stock who otherwise would be entitled to receive a fractional share of Parent Common Stock shall be entitled to receive from Parent a cash payment equal to such fraction multiplied by the closing price of Parent Common Stock on the applicable issuance date.

     (d) Effect of Certain Terminations. Notwithstanding the foregoing provisions of this Section 3.5, in the event that, on or prior to the End Date (i) Parent terminates the employment of any Pogo Key Executive without Cause or any Pogo Key Executive terminates his or her employment for Good Reason and (ii) as of the date of such termination, the Surviving Corporation has achieved, on a cumulative basis for the portion of the Measurement Period ended as of such date of termination, an amount of Pogo Actual Revenues equal to seventy percent (70%) of the product obtained by multiplying the Pogo Target Revenues by a fraction, the numerator of which is the number of days from the Start Date until the date of such termination, and the denominator of which is the number of days in the Measurement Period, then the Revenue Contingent Payment shall become due and payable in full on the End Date.

     (e) Parent Covenants Regarding Pogo's Operations. As a material inducement to Pogo to enter into this Agreement, and in order to afford holders of Pogo Voting Stock a full and fair opportunity to receive the Contingent Payments, Parent hereby agrees that, during the time period beginning on the Closing Date and ending on the End Date (the "Transition Period"), Parent hereby covenants and agrees with Pogo and holders of Pogo Voting Stock that, at all times during the Transition Period, Parent shall:

       (i) allow the Surviving Corporation, as determined by the Surviving Corporation's executive management, to manage and control the day-to-day operations and strategic direction of the Surviving Corporation's business (including but not limited to, all aspects of the Surviving Corporation's products, games, services, ad products and supporting technology) and to incur expenses in connection therewith, provided that the Surviving Corporation will not exceed the total expenses provided for in the Surviving Corporation's Operational Budget (including without limitation expenses for costs of sales and capital expenditures) dated July 7, 2000 (previously provided to and approved by Parent) (such budget subject to the modifications set forth in
    Section 3.5(e)(i) of the Pogo Disclosure Schedule (as hereinafter defined) and being hereinafter referred to as the "Surviving Corporation Operational Budget");

       (ii) ensure the Surviving Corporation has funding to pay all costs and expenses provided for in the Surviving Corporation Operational Budget during the Transition Period, which expenses Parent acknowledges may be reallocated by the Surviving Corporation, in the discretion of its executive management, within and between departments;

       (iii) allow the Surviving Corporation, through the Surviving Corporation's executive management, subject to Parent's reasonable approval, to recruit, hire, employ, manage, retain and terminate employees and to compensate such employees through salaries, bonuses, commissions and other incentive-based compensation arrangements, including but not limited to setting incentive-based commissions for Pogo's employees that are tied to achievement by Pogo of the Pogo Target Revenues during the Measure Period, provided that Pogo will not exceed the total expenses provided for in Surviving Corporation Operational Budget;

       (iv) not dissolve or liquidate the Surviving Corporation, nor sell or cause the Surviving Corporation to sell, transfer or otherwise dispose of any of the Surviving Corporation's assets other than in the ordinary course of Pogo's business consistent with Pogo's past practices, nor merge or consolidate the Surviving Corporation with another entity or sell, distribute or otherwise dispose of the capital stock of the Surviving Corporation;

       (v) not relocate the Surviving Corporation's physical offices or operations;

       (vi) continue to provide the Surviving Corporation with placement on Parent's site at least as prominent as currently provided and consistent with the terms and provisions of the Premier Game Provider Agreement dated March 31, 1999 between Parent and Pogo;

       (vii) ensure that with respect to any transactions between Parent (or any of its affiliates) and the Surviving Corporation in which the Surviving Corporation has agreed to undertake new or additional responsibilities or obligations at the request of Parent (or any such affiliate), the revenue attributable to the Surviving Corporation shall be determined on terms no less favorable than if such transaction had been on an arm's length basis with an independent third party; provided that the Surviving Corporation shall not be obligated to enter into any such transactions;

       (viii) reasonably consider any written proposals submitted by Pogo to expand the operational and strategic relationship between Parent and Pogo or to jointly pursue operational or strategic initiatives; and

       (ix) not take any action to interfere with Pogo's revenue contracts or to discourage customers, employees, suppliers or other business associates of Pogo from continuing to maintain their business relationship with Pogo as in effect on the date of this Agreement.

     (f) Acceleration for Breach of Certain Parent Covenants. In the event that Parent breaches any of its covenants set forth in clauses (i) through
  (vii) of Section 3.5(e), and the Stockholder Agent reasonably believes that such failure will result in a reduction of Pogo Actual Revenues, then the Stockholder Agent may deliver a written notice to Parent indicating the nature of Parent's breach of its covenants and if Parent fails to cure the breach of such covenants within 15 days after receipt of such notice, then the Revenue Contingent Payment shall become immediately due and payable.

     (g) Appointment and Authority of Stockholder Agent. By voting in favor of the Merger, each of the Pogo stockholders is approving the designation of, and designates, Erick Hachenburg as the representative of the Pogo stockholders (the "Stockholder Agent") and as the attorney-in-fact and agent for and on behalf of each Pogo stockholder with respect to any dispute resolution related to the Contingent Payments and the taking by the Stockholder Agent of any and all actions and the making of any decisions required or permitted to be taken by the Stockholder Agent under this Agreement or the Escrow Agreement, including without limitation the exercise by the Stockholder Agent of the power to: (i) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, comply with the orders of courts and awards of arbitrators with respect to such disputes; (ii) initiate any dispute regarding the Contingent Payments or this Section 3.5 or the Escrow Agreement, arbitrate, resolve, settle or compromise any dispute regarding the Contingent Payments or the provisions of this Section 3.5 or the Escrow Agreement; and (iii) take all actions necessary in the judgment of the Stockholder Agent for the accomplishment of the foregoing. The Stockholder Agent will have authority and power to act on behalf of each Pogo stockholder with respect to the disposition, settlement or other handling of all disputes and all other rights or obligations arising under the Contingent Payments or otherwise under this
  Section 3.5 or the Escrow Agreement. The Pogo stockholders will be bound by all actions taken and all documents executed by the Stockholder Agent in connection with any dispute related to the Contingent Payments or the Escrow

  Agreement. The Pogo stockholders hereby acknowledge and agree that (i) in performing the functions specified in this Agreement or the Escrow Agreement, the Stockholder Agent will not be liable to any Pogo stockholder in the absence of willful misconduct or fraud on the part of the Stockholder Agent; and (ii) any claims against the Stockholder Agent shall be properly asserted against the Stockholder Agent only in the Stockholder Agent's capacity as the Stockholder Agent and shall not be asserted against the Stockholder Agent in his individual capacity or against Pogo. Any out-of-pocket costs and expenses reasonably incurred by the Stockholder Agent in connection with actions taken pursuant to the terms of Section 3.5(h) or the Escrow Agreement (including, without limitation, the hiring of legal counsel and incurring of legal fees and costs) will be paid by the holders of Pogo Voting Stock to the Stockholder Agent pro rata in proportion to their respective Pro Rata Share.

     (h) Disputes Concerning Contingent Payments.

       (i) If at any time, the Stockholder Agent believes Parent has breached any of its covenants or obligations under Section 3.5(e), the Stockholder Agent may send written notice of such breach to Parent which notice shall indicate the nature of such breach. Within 20 business days following each of (i) the delivery of the notice regarding Revenue Contingent Payment in accordance with Section 3.5(a) and (ii) the delivery of the notice regarding the Executive Retention Contingent Payment in accordance with Section 3.5(b), the Stockholder Agent will deliver written notice to Parent indicating whether the Stockholder Agent accepts or disputes Parent's determination of the applicable Contingent Payment including the calculation of Pogo Actual Revenues, if applicable. If the Stockholder Agent delivers to Parent written notice disputing any matter related to either Contingent Payment, including a written notice asserting a breach by Parent of any of its covenants or obligations contained in Section 3.5(e), then within ten (10) business days after receipt of such notice to Parent, a designee of Parent and the Stockholder Agent shall meet to attempt to resolve such dispute. If final resolution of such dispute through a definitive written agreement is not reached within thirty (30) business days after receipt of such notice, then Parent, Pogo, (and the Pogo stockholders) agree that any dispute between the parties related to the Contingent Payments will be submitted to a mandatory, final and binding arbitration before J.A.M.S./ENDISPUTE or its successor ("J.A.M.S."), governed by the United States Arbitration Act, 9 U.S.C., Section 1 et seq. and that any such arbitration will be conducted in Santa Clara County, California. Either the Stockholder Agent or Parent may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to the other. The arbitration will be conducted in accordance with the provisions of J.A.M.S.'s Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.'s panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they will participate in the arbitration in good faith. The provisions of this Section 3.5(h) may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees, and expenses, including attorney's fees, to be paid by the party against whom enforcement is ordered. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

       (ii) Payment of Costs. Parent on the one hand, and Pogo stockholders (through the Stockholder Agent as provided in Section 3.5(g) of this Agreement), on the other hand, will bear the expense of any deposits and advances required by the arbitrator in equal proportions; provided, however, that Parent shall advance such amounts subject to recovery of such advances as an addition or offset to any award in the arbitration. The arbitrator will award to the prevailing party, as determined by the arbitrator, all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

       (iii) Burden of Proof. Except as may be otherwise expressly provided herein, for any dispute related to any Contingent Payments submitted to arbitration hereunder, the burden of proof will be as it would be if such dispute were litigated in a civil judicial proceeding governed by California law exclusively.

       (iv) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law based on the provisions of this Agreement and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will promptly deliver such documents to the Stockholder Agent and Parent, together with a copy of the Final Award signed by the arbitrator. The Final Award will constitute a conclusive determination of all issues regarding the dispute in question, binding upon the Pogo stockholders, the Stockholder Agent and Parent, and will include an affirmative statement to such effect; provided, however, that the arbitrator shall not make any decision or Final Award that is in conflict with this Agreement. The Final Award rendered by the arbitrator may be entered as a judgment in any court having competent jurisdiction.

       (v) Timing. The Stockholder Agent, Parent and the arbitrator will use diligent efforts to conclude each arbitration pursuant to this
    Section 3.5(h) as promptly as reasonably possible.

       (vi) Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

       (vii) Exclusive Remedy. Except as specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement will be the sole and exclusive remedy of the parties for any dispute arising pursuant to Section 3.5(h) of this Agreement.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF POGO

   Except as set forth on the disclosure schedule delivered by Pogo to Parent prior to the execution of this Agreement (the "Pogo Disclosure Schedule") (provided that any particular item on such Pogo Disclosure Schedule shall be deemed to qualify only the particular Section of this Article IV for which such item is referenced), Pogo represents and warrants to Parent and Sub as follows:

     4.1 Organization, Standing and Corporate Power. Pogo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Pogo is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where its failure to be so qualified or licensed would not have a Material Adverse Effect on Pogo. Pogo has delivered to Parent complete and correct copies of its certificate of incorporation and bylaws, in each case as amended to the date of this Agreement. Pogo is not a registered or reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Section 4.1 of the Pogo Disclosure Schedule sets forth a list of all of the jurisdictions where Pogo is qualified to do business.

     4.2 Subsidiaries. Pogo does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity or serve as a general partner of any other entity.

     4.3 Capital Structure.

       (a) The authorized capital stock of Pogo consists of 24,500,000 shares of Common Stock, $.001 par value (the "Pogo Common Stock"), and 19,867,900 shares of Preferred Stock, $.001 par value (the "Pogo Preferred Stock") of which 1,887,900 shares have been designated Series A Preferred

    Stock ("Series A Preferred"), 2,250,000 shares have been designated Series A-2 Preferred Stock ("Series A-2 Preferred"), 4,900,000 shares have been designated Series B Preferred Stock ("Series B Preferred"), 2,830,000 shares have been designated Series C Preferred Stock ("Series C Preferred"), and 8,000,000 shares have been designated Series D Preferred Stock ("Series D Preferred").

       (b) At the date of this Agreement (i) 4,718,737 shares of Pogo Common Stock are issued and outstanding; (ii) 1,887,900 shares of Series A Preferred, 1,207,073 of Series A-2 Preferred, 4,376,714 shares of Series B Preferred, 2,809,860 shares of Series C Preferred and 7,087,438 shares of Series D Preferred are issued and outstanding;
    (iii) warrants to purchase 6,126 shares of Pogo Common Stock ("Common Stock Warrants"), 476,571 shares of Series B Preferred ("Series B Warrants"), 14,706 shares of Series C Preferred ("Series C Warrants") and 598,750 shares of Series D Preferred ("Series D Warrants"; collectively, the "Warrants") are outstanding; and (iv) an aggregate of 5,850,000 shares of Pogo Common Stock have been reserved and authorized for issuance upon exercise of stock options to purchase shares of Pogo Common Stock ("Stock Options") under the stock option plans identified in Section 4.3(b) of the Pogo Disclosure Schedule (the "Stock Option Plans"), of which options to purchase a total of 1,171,818 shares of Pogo Common Stock are outstanding. Pogo has reserved a sufficient number of shares of Pogo Common Stock for issuance upon conversion of the Pogo Preferred Stock, and upon exercise of the Warrants. Each of the Warrants may be exercised for the number of shares at the price per share set forth in Section 4.3(b) of the Pogo Disclosure Schedule. The issued and outstanding shares of Pogo Preferred Stock and Pogo Common Stock are referred to herein as the "Pogo Stock".

       (c) Except as set forth above, at the date of this Agreement no shares of capital stock or other equity or voting securities of Pogo were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights of Pogo and no outstanding limited stock appreciation or similar rights or other rights to receive or redeem for cash options, warrants or derivative securities of Pogo. All outstanding shares of Pogo Stock are, and all shares which may be issued upon the exercise of Stock Options and Warrants prior to the Effective Time will be, when issued, duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 4.3(c) of the Pogo Disclosure Schedule, not subject to preemptive rights. Except for the Bridge Note or as otherwise set forth in Section 4.3 of the Pogo Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of Pogo having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Pogo may vote. Set forth on Schedule 4.3(c) to the Pogo Disclosure Schedule is a true and complete list of all outstanding Stock Options as of the date of this Agreement, including (i) the name of the option holder, (ii) the number of shares subject to the Stock Options, (iii) the number of vested and unvested shares subject to such Stock Options and the vesting schedule thereof, and (iv) the exercise price. Except as set forth in this Section 4.3(c) and on Schedule 4.3(c) of the Pogo Disclosure Schedule, as of the date hereof there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Pogo is a party or by which it is bound obligating Pogo to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity or voting securities of Pogo or obligating Pogo to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in this Section 4.3(c) and on Schedule 4.3(c) of the Pogo Disclosure Schedule, there are no outstanding contractual or other obligations of Pogo to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants or other rights to acquire any such shares) of Pogo.

     4.4 Authority: Noncontravention.

       (a) Pogo has the requisite corporate power and authority to enter into this Agreement and, subject to Pogo Stockholder Approval of this Agreement and the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Pogo and the consummation by Pogo of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Pogo, subject to Pogo Stockholder Approval of this Agreement and the Merger. This Agreement has been duly executed and delivered by Pogo and, assuming the due authorization, execution and delivery by all the other parties hereto, constitutes a valid and binding obligation of Pogo, enforceable against Pogo in accordance with its terms subject to the effect of laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

       (b) Subject only to Pogo Stockholder Approval of this Agreement and the Merger, except as set forth in Section 4.4 of the Pogo Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not: conflict with, or result in any violation of or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration or augmentation of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Pogo under, (i) the certificate of incorporation or bylaws of Pogo,
    (ii) any loan or credit agreement, note, bond, mortgage, indenture, or material lease or other material agreement, instrument, permit, concession, franchise or license applicable to Pogo or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate
    (x) any judgment, order or decree, or (y) any material statute, law, ordinance, rule or regulation, in each case applicable to Pogo or its properties or assets. No material consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by Pogo in connection with the execution and delivery of this Agreement by Pogo or the consummation by Pogo of the transactions contemplated by this Agreement, except for (1) the filing of the Certificate of Merger together with the required officers' certificates with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Pogo is qualified to do business
    (2) any filing required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act") and termination of the applicable waiting period thereunder, and (3) any other such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required to be made by Pogo under federal securities laws.

       (c) At the Effective Time, the execution, delivery and performance of this Agreement and the Escrow Agreement by the Stockholder Agent will be duly authorized by all necessary action on the part of the Pogo stockholders.

     4.5 Financial Statements; Changes; Contingencies.

       (a) Pogo has delivered to Parent audited balance sheets for Pogo for Pogo's two fiscal years ended March 31, 1998 and 1999, and an unaudited balance sheet for the nine months ended December 31, 1999, the related statements of operations, changes in stockholders' equity and changes in financial position and cash flows for the periods then ended. The foregoing audited financial statements have been audited by Ernst & Young LLP, whose reports thereon are included with such financial statements. All such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except for changes, if any, required by GAAP and disclosed therein). Such statements of operations and cash flows present fairly in all material respects the results of operations, changes in stockholders' equity and cash flows of Pogo for the respective periods covered, and the balance sheets present fairly in all material respects the financial position of Pogo as of their respective dates. Pogo has made available to Parent copies of each management letter or other letter delivered to Pogo by its auditors in connection with such financial statements or relating to any review by its auditors of the internal controls of Pogo during the period from April 1, 1997 through the date hereof, and has made available for inspection all reports and working papers produced or developed by its auditors or management in connection with their examination of such financial statements, as well as all such reports and working papers for prior periods for which any tax liability of Pogo has not been finally determined or barred by applicable statutes of limitations. Since December 31, 1999, there has been no change in any of the significant accounting policies, practices or procedures of Pogo.

       (b) Pogo has delivered to Parent an unaudited balance sheet for Pogo at June 30, 2000 and the related unaudited statement of operations and cash flows and changes in stockholders' equity for the period then ended. Such interim financial statements have been prepared in conformity with GAAP applied on a consistent basis except for changes, if any, required by GAAP and disclosed therein and except that the interim financial statements do not contain any footnotes. The unaudited statements of operations and cash flows for the six month period ended June 30, 2000 present fairly the results of operations of Pogo for the period covered, and the unaudited June 30, 2000 balance sheet presents fairly the financial position of Pogo as of its date, in each case subject to normal year-end adjustments, which are not reasonably expected to be material in amount or significance. At the date of such June 30, 2000 balance sheet, Pogo did not have any material liability (actual, contingent or accrued), except as provided in Section 4.5(b) of the Pogo Disclosure Schedule that, in accordance with GAAP, should have been shown or reflected therein but was not.

       (c) Since December 31, 1999, Pogo has carried on its business in the ordinary course. Except as disclosed in Section 4.5(b) of the Pogo Disclosure Schedule or in connection with the transactions contemplated by this Agreement and the other agreements attached as exhibits hereto, since June 30, 2000, there has not been, occurred or arisen: (i) any agreement, condition, action or omission which would be required under GAAP to be addressed in notes to audited financial statements, (ii) any strike or other labor dispute involving Pogo's employees, (iii) any casualty, loss, damage or destruction (whether or not covered by insurance) of any material property of Pogo, (iv) any amendments or changes in the certificate of incorporation or bylaws of Pogo, (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Pogo's capital stock, (vi) any split, combination or reclassification of any of capital stock of Pogo or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Pogo's capital stock, (vii) any granting by Pogo to any officer or employee of Pogo (1) of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under any Pogo employment agreements (a list of all such employment agreements being set forth in Section 4.5(c) of the Pogo Disclosure Schedule) or (2) any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of June 30, 2000 listed on Section 4.5(c) of the Disclosure Schedule; (viii) any license, transfer or grant of a right under the Pogo Intellectual Property (as defined in Section 4.20 below) (other than those licensed, transferred or granted in the ordinary course of Pogo's business consistent with its past practices); (ix) any incurrence, creation or assumption by Pogo of (1) any Liens on any of the assets or properties of Pogo (other than liens with respect to taxes that are not yet due and payable, contractor's liens and liens reflected on the latest audited and unaudited balance sheets of Pogo provided to Parent), (2) any obligation or liability other than those incurred in the ordinary course of business consistent with past practices or any indebtedness for borrowed money (other than the Bridge Note) or (3) any contingent liability as a guarantor or surety with respect to the obligations of others; (x) any acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any shares of Pogo's capital stock, or any acceleration or release of any right to repurchase shares of Pogo's capital stock upon the stockholder's termination of employment or services with Pogo or pursuant to any right of first refusal; (xi) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Pogo other than in the ordinary course of Pogo's business consistent with its past practice; or (xii) making by Pogo of any loan, advance or capital contribution to, or any investment in, any officer, director or stockholder of Pogo or any firm or business Parent in which any such person had a direct or indirect

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

    material interest at the time of such loan, advance, capital contribution or investment, except normal compensation and expense allowances payable to officers, directors or employees and except loans to employees provided for under existing agreements set forth in
    Section 4.5(c) of the Pogo Disclosure Schedule made in connection with the purchase of stock of Pogo upon exercise of Stock Options.

       (d) Pogo has no material liabilities, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except liabilities that (i) are reflected or disclosed in the most recent of the financial statements referred to in paragraphs (a) or (b) of this
    Section 4.5, (ii) were incurred after December 31, 1999 in the ordinary course of business consistent with past practice, (iii) are incurred under the Bridge Note from Parent, or (iv) are set forth in Section 4.5(d) of the Pogo Disclosure Schedule.

       (e) All receivables of Pogo, reflected on the June 30, 2000 balance sheet represent services actually provided in the ordinary course of business, and are current and fully collectible net of any reserves reflected on such balance sheet (which reserves are adequate and were calculated on a basis consistent with GAAP and Pogo's past practices). Pogo has delivered to Parent a complete and accurate aging list of all receivables of Pogo as of the date of this Agreement.

     4.6 Information Supplied. None of the information supplied or to be supplied by or on behalf of Pogo for inclusion in any document or application filed with any Governmental Entity having jurisdiction over, or in connection with, the transactions contemplated by this Agreement did contain, or at the respective times such information is or was delivered, will contain, any untrue statement of a material fact regarding Pogo, or omitted or will omit to state any material fact regarding Pogo required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Pogo becomes aware that any of such information regarding Pogo at any time subsequent to delivery and before the Closing Date is or becomes untrue or misleading in any material respect Pogo will promptly notify Parent in writing of such fact and the reason for such change. All documents required to be filed by Pogo with any Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement will comply in all material respects with the provisions of applicable law.

     4.7 Litigation; Administrative Proceedings. Except as disclosed in
  Section 4.7 of the Pogo Disclosure Schedule, there is no suit, action, investigation, proceeding with local, state or federal administrative agencies, claim involving workers compensation relating to classes of employees, audit or proceeding pending or, to the knowledge of Pogo, threatened against Pogo, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Pogo.

     4.8 Taxes.

       (a) Except as set forth in Section 4.8 of the Pogo Disclosure Schedule, Pogo has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it through the date hereof and will timely file all such returns and reports required to be filed on or before the Effective Time. All such returns and reports are and will be true, complete and correct in all material respects. Pogo has paid and discharged all taxes due from it, other than such taxes as are being contested in good faith by appropriate proceedings or are adequately reserved for on Pogo's unaudited financial statements referred to in Section 4.5(b) or as set forth in Section 4.8 of the Pogo Disclosure Schedule. Pogo's most recent unaudited financial statements referred to in Section 4.5(b) properly reflect in accordance with GAAP all taxes payable by Pogo for all taxable periods and portions thereof through the date of such financial statements. Adequate provision has been made in the books and records of Pogo, and to the extent required by GAAP in the financial statements referred to in Section 4.5 above or delivered to Parent, for all taxes whether or not due and payable and whether or not disputed.

       (b) No claim or deficiency for any taxes has been asserted or assessed or, to the knowledge of Pogo, been proposed or threatened, by the Internal Revenue Service (the "IRS") or any other taxing authority or agency against Pogo. No requests for waivers of the time to assess any taxes are pending.

    No audit or other examination relating to any taxes concerning or attributable to Pogo is in progress and Pogo has not been notified of any request for any audit or other examination.

       (c) No tax liens are currently in effect against any assets of Pogo other than liens which arise by operation of law for taxes not yet due and payable. There is not in effect any waiver by Pogo of any statute of limitations with respect to any taxes or any extension of time for filing any tax return of Pogo which has not been filed, and Pogo has not consented to extend to a date later than the date of this Agreement the period in which any tax may be assessed or collected by any taxing authority.

       (d) Pogo has complied (and until the Effective Time will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitation, withholding of taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign law) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

       (e) Pogo is not a party to any tax-sharing or allocation agreement. Pogo does not owe any amount under any tax-sharing or tax allocation agreement.

       (f) Pogo (1) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Pogo) or (2) has no liability for the taxes of any person (other than Pogo) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise.

       (g) Pogo has not elected to be treated as a consenting corporation under Section 341(f) of the Code. Pogo has not made any payments, is not obligated to make any payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Pogo has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

       (h) To Pogo's knowledge, Pogo has not taken or agreed to take any action nor does Pogo have any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

       (i) Pogo has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2). Pogo has never been a party to any transaction intended to qualify under Section 355 of the Code.

       (j) As used in this Agreement, "taxes" means all federal, state, local and foreign income, property, sales, excise and other taxes, of any nature whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto, and "tax return" means any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof. For the purposes of this Section 4.8 and with respect solely to federal income taxes, references to Pogo includes former subsidiaries of Pogo for the periods during which any such corporations were included in the consolidated federal income tax return of Pogo.

     4.9 Employee Benefits.

       (a) Section 4.9 of the Pogo Disclosure Schedule lists all director, independent contractor and employee benefit plans and collective bargaining, employment or severance agreements to which Pogo is bound (collectively, "Benefit Plans"), including without limitation any "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Pogo has delivered to Parent true and complete copies of all material documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

       (b) All plans referred to in Section 4.9(a) are and have been maintained in material compliance with the applicable provisions of ERISA (as amended through the date of this Agreement), the regulations thereunder, and all other laws applicable with respect to all such employee benefit plans, agreements and arrangements. Pogo has performed all of its material obligations under all such plans, agreements and arrangements. There are no actions (other than routine claims for benefits) pending or to Pogo's knowledge threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and to Pogo's knowledge no facts exist which could give rise to any such actions.

       (c) Except as specified in Section 4.9 of the Pogo Disclosure Schedule, each of the plans, agreements or arrangements can be terminated by Pogo within a period of 30 days following the Effective Time, without payment of any additional material amounts or the additional vesting or acceleration of any such benefits.

     4.10 Qualified Plans.

       (a) Section 4.10 of the Pogo Disclosure Schedule lists all "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) that are also stock bonus, pension or profit-sharing plans within the meaning of Section 401(a) of the Code.

       (b) Each such plan referred to in Section 4.10(a) is qualified in form and operation under Section 401(a) of the Code and each trust under each such plan is exempt from tax under Section 501(a) of the Code. To the knowledge of Pogo, (i) no event has occurred that will or could give rise to disqualification or loss of tax-exempt status of any such plan or trust under such sections, (ii) no event has occurred that will or could subject any such plans to tax under Section 511 of the Code, and (iii) no prohibited transaction (within the meaning of Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans for which an exemption is not available.

       (c) Pogo has delivered to Parent for each such plan copies of the following documents: (i) the Form 5500 filed for such plan in each of the most recent two plan years, including, but not limited to, all schedules thereto and financial statements with attached opinions of independent accountants (if any), and (ii) the most recent determination, opinion, notification or advisory letter from the IRS with respect to such plan (if any).

     4.11 Title IV Plans. No plan listed in Section 4.9 or 4.10 of the Pogo Disclosure Schedule is subject to Title IV of ERISA.

     4.12 Multiemployer Plans; Retirement Welfare Plans. No plan listed in
  Section 4.9 or 4.10 of the Pogo Disclosure Schedule is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA). Pogo has not contributed to or had an obligation to contribute to any multiemployer plan. Except to the extent required under Section 4980B of the Code (or other comparable state law), no plan listed in Section 4.9 or 4.10 of the Pogo Disclosure Schedule provides health or welfare benefits (through purchase of insurance or otherwise) for any retired or former employee of Pogo or its subsidiaries or affiliates.

     4.13 No Excess Parachute Payments. Except as disclosed in Section 4.13 of the Pogo Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Pogo or any of its affiliates (as defined in Section 1.1(a)) who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code or within the meaning of Proposed Treasury Regulation 1.280G-1).

     4.14 Permits; Compliance with Applicable Laws.

       (a) Pogo owns, holds or possesses all material licenses, franchises, permits, privileges, immunities, approvals and other authorizations from Governmental Entities that are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business substantially as currently conducted ("Permits"). Section 4.14 of the Pogo Disclosure Schedule sets forth a list and brief description of each Permit, except for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. Complete and correct copies of all the Permits have heretofore been delivered by Pogo to Parent. Pogo has fulfilled and performed its material obligations under each of the Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any Permit. No notice of cancellation, suspension, revocation, or default or of any dispute concerning any Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by, or is known to, Pogo; and each of the Permits held by Pogo is valid, subsisting and in full force and effect. Pogo has not made any fraudulent misrepresentations in connection with any judicial or regulatory proceedings or actions before any Governmental Entity.

       (b) Pogo is, and has been, and each of Pogo's former subsidiaries, while subsidiaries of Pogo, was, in compliance in all material respects with all applicable Environmental Laws. The term "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to (i) emissions, discharges, releases or threatened releases of Hazardous Material (as defined below) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land or (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

       (c) During the period of ownership or operation by Pogo of any of its operations or its current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or any surrounding site. To the knowledge of Pogo, before the period of ownership or operation by Pogo of any of its current or previously owned or leased properties, (i) no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, except for the use, storage and transportation of small quantities of substances that are regularly used as office supplies or cleaning supplies, of the nature and in the amounts commonly used in office buildings of this type, and then in compliance with applicable Environmental Laws and in accordance with prudent business practices and good hazardous materials storage and handling practices; and (ii) there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site. The term "Hazardous Material" means (i) hazardous or toxic materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq. and the Clean Air Act, 42 U.S.C. (S) 7401 et seq., (ii) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws as "hazardous" or "toxic," or by any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity,"
    (iii) petroleum, including drilling fluids, crude oil and any fractions thereof, (iv) natural gas, synthetic gas and any mixtures thereof, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy, (v) asbestos and/or asbestos-containing material and (vi) polychlorinated biphenyls ("PCBs") or materials or fluids containing PCBs in excess of 50 ppm.

       (d) Pogo is, and has been, and each of Pogo's former subsidiaries, while subsidiaries of Pogo, was, in compliance in all material respects with all other applicable laws and regulations (including all applicable lottery or other gaming regulations).

     4.15 Brokers. Except as set forth in Section 4.15 of the Pogo Disclosure Schedule, no broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pogo.

     4.16 Contracts. Section 4.16 of the Pogo Disclosure Schedule lists each contract (by date and parties signatory thereto to which Pogo or any of its assets is subject or by which any thereof is bound) that is material to the business of Pogo (collectively, the "Material Contracts"). Each contract of Pogo that fits within one of the following categories shall be deemed to be a Material Contract: each contract that (i) after June 30, 2000 obligates Pogo to pay an amount of $100,000 or more; (ii) has an unexpired term as of June 30, 2000 in excess of one year and has annual commitments in excess of $50,000; (iii) represents a contract upon which the business of Pogo is substantially dependent; (iv) provides for an extension of credit in excess of $100,000; (v) limits or restricts the ability of Pogo to (x) compete or
  (y) conduct its business in any material respect; (vi) provides for a guaranty or indemnity by Pogo other than standard indemnities made in the ordinary course of business of Pogo; (vii) grants a power of attorney, agency or similar authority to another Person or entity on behalf of Pogo;
  (viii) confers on a third party a right of first refusal on the sale or transfer of any material properties or assets of Pogo; (ix) contains a right or obligation of any affiliate, officer or director of Pogo (other than stock option agreements disclosed in Section 4.3 of the Pogo Disclosure Schedule); (x) relates to the acquisition or disposition, of a material portion of Pogo's assets (whether or not such agreement has been fully performed); (xi) contains a covenant not to compete with Pogo (provided, for this purpose, licenses granted by Pogo subject to restrictions on use of the licensed property will not be considered to be covenants not to compete); (xii) evidences indebtedness for money borrowed by Pogo (other than trade payables in the ordinary and usual course of business); (xiii) represents a material relationship with any dealer, distributor, OEM ("original equipment manufacturer"), VAR ("value added reseller"), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of Pogo; (xiv) provides for the development or license of any material software, content (including without limitation textual content and visual, photographic or graphics content), technology or intellectual property for (or for the benefit or use of) Pogo, or provides for the purchase or license of any material software, content (including without limitation textual content and visual or graphics content), technology or intellectual property, (or for the benefit or use of) Pogo, which software, content, technology or intellectual property is in any manner used or incorporated (or is contemplated by Pogo to be used or incorporated in connection with any aspect or element of any product, service or technology of Pogo (other than software generally available to the public at a per copy license fee of less than $500 per copy); (xv) relates to the employment of any officer, employee or consultant of Pogo which is not terminable within 30 days by Pogo without cost or liability; (xvi) involves a material commitment by Pogo to develop any new technology, to deliver any software currently under development or to enhance or customize any software; and (xvii) provides for the license (other than in the ordinary course of business), or the purchase, sale, transfer or encumbrance of any of the Pogo Intellectual Property. True, correct and complete copies of the Material Contracts, including all amendments and supplements, have been delivered to Parent. Each Material Contract is valid and Pogo has duly performed all of its material obligations under each Material Contract to which Pogo is a party to the extent that such obligations to perform have accrued, and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by Pogo has occurred, or as a result of this Agreement or its performance will occur. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of Pogo or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of Pogo based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby).

     4.17 Title to Properties.

       (a) Pogo does not own and has not owned, directly or indirectly, any real property or any interest therein, other than leasehold interests. Pogo has good and marketable title to, or valid leasehold interests in, each of the properties and assets listed on Section 4.17 of the Pogo Disclosure Schedule, subject only to Liens for taxes not yet due and payable.

       (b) Pogo has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy of real property, and all such leases are in full force and effect and to Pogo's knowledge no defaults (by landlord or tenant) exist thereunder. True and complete copies of each of the leases in effect with respect to the leased properties of Pogo have been delivered to Parent before the date hereof and, other than as set forth on Section 4.17 of the Disclosure Schedule, no consents or approvals are required to be obtained with respect to the Merger or the use, occupancy or operation of the leased properties following the Effective Time.

     4.18 Voting Requirements. "Pogo Stockholder Approval" consisting of (i) the approval of the holders of a majority of the shares of Pogo Common Stock, voting separately as a class, and (ii) the approval of the holders of a majority of the shares of the Pogo Preferred Stock, other than the shares of Series A-2 Preferred, voting separately as a class, are the only votes of the holders of any class or series of Pogo Stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     4.19 Noncompetition. Pogo is not, and after the Effective Time neither the Surviving Corporation nor Parent will be (solely by reason of any agreement to which Pogo is a party prior to the Effective Time), subject to any noncompetition or material contractual restriction on its business as currently conducted.

     4.20 Intellectual Property.

       (a) Schedule 4.20 of the Pogo Disclosure Schedule contains a true and correct list of all the patents, patent applications, registered trademarks or pending trademark applications, service marks, registered trade names, domain names, and registered copyrights owned by Pogo. Pogo owns, or possesses adequate and enforceable licenses or other rights to use, all patents, trade secrets, inventions, processes, technology, software, trademarks, service marks, trade names, domain names, and copyrightable content (collectively, the "Pogo Intellectual Property") necessary to conduct the business of Pogo as currently conducted and such ownership, licenses or rights will not be terminated or materially impaired by consummation of the Merger. Pogo has not received any written or oral claim or notice from any person or entity that its rights in, to and under the Pogo Intellectual Property conflict with or infringe on the rights of any other Person. To the knowledge of Pogo, its rights in, to and under the Pogo Intellectual Property do not conflict with or infringe on the rights of any other Person. No legal action or proceeding has been initiated, asserted or is pending, nor, to the knowledge of Pogo, has any legal action or proceeding been threatened, against Pogo either based upon or challenging or seeking to deny or restrict its use of any of the Pogo Intellectual Property. To Pogo's knowledge, no other Person is using the Pogo Intellectual Property in a manner that infringes on the rights of Pogo, nor has it made any written or oral claim or notice to such effect.

       (b) Pogo owns or rightfully possesses (i) the source code and object code for its existing website infrastructure (the "Software"), and (ii) all commentary, explanations, specifications, documentation, proprietary information, test programs and program specifications, compiler and assembler descriptions of proprietary or third party system utilities, and descriptions of system/program generation and programs not owned by Pogo but required for use or support, relating to the Software that are reasonably necessary for Parent to maintain and enhance the Software.

       (c) Except as disclosed in Section 4.20(c) of the Pogo Disclosure Schedule, Pogo has not, directly or indirectly (i) licensed any of the Pogo Intellectual Property in source code form to any party, (ii) entered into any agreement requiring Pogo to license or otherwise provide future versions, upgrades or enhancements of the Pogo Intellectual Property in source code form or (iii) entered into any exclusive agreements relating to the Pogo Intellectual Property that grant exclusive rights in such Pogo Intellectual Property to any party. To the knowledge of Pogo, except as set forth in Section 4.20(c) of the Pogo Disclosure Schedule, no Person other than Pogo has a copy (electronic or otherwise) of the source code (other than in HTML form posted on Pogo's website) of any Software and any copies of Pogo's source codes previously in the possession of any other Person have been destroyed or returned to Pogo.

       (d) Each employee, consultant and independent contractor of Pogo has executed a proprietary information and inventions agreement. Except as disclosed in Section 4.20(e) of the Pogo Disclosure Schedule, no current or former employee, consultant or independent contractor of
    Pogo: (i) has excluded works or inventions made prior to his or her employment with Pogo from his or her assignment of inventions pursuant to such employee, consultant or contractor's proprietary information and inventions agreement; (ii) to Pogo's knowledge, is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any other party by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, Pogo or using trade secrets or proprietary information of others; or
    (iii) to Pogo's knowledge, has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Pogo that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including without limitation the Pogo Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work or any Pogo Intellectual Property related thereto. The employment of any employee of Pogo or the use by Pogo of the services of any consultant or independent contractor, to Pogo's knowledge, does not subject Pogo to any intellectual property infringement liability to any third party.

       (e) Pogo has taken all reasonably necessary and appropriate steps to protect and preserve the confidentiality of all of the trade secrets within Pogo Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Material").

     4.21 Games. Section 4.21 of the Pogo Disclosure Schedule lists all games that are currently distributed by Pogo as of the date of this Agreement. Except as otherwise set forth in Section 4.21 of the Pogo Disclosure Schedule, Pogo owns or possesses all necessary rights to produce and display such games on its website. Except pursuant to a license, Pogo is not using in any of the games listed in Section 4.21 of the Pogo Disclosure Statement any works or inventions made by any current or former employee, consultant or independent contractor of Pogo, which the current or former employee, consultant or independent contractor has excluded from his or her assignment of inventions pursuant to such employee, consultant or contractor's proprietary information and inventions agreement.

     4.22 Minute Books. The minute books of Pogo accurately reflect all actions and proceedings taken to date by the respective stockholders, boards of directors and committees of Pogo, and such minute books contain true and complete copies of the charter documents of Pogo and all related amendments.

     4.23 Accounting Records; Internal Controls. Pogo has records that accurately and validly reflect its transactions, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP so as to maintain accountability for assets.

     4.24 Insurance. Pogo has, and at all times during the past three years has had, policies of insurance and bonds of the type and in the amounts normally carried by comparably sized companies (covering the assets, business, properties, operations, employees of Pogo), and all of the insurance policies and bonds maintained by Pogo are in full force and effect. Section 4.24 of the Pogo Disclosure Schedule lists all insurance policies and bonds maintained by Pogo. Pogo is not in default under any such policy or bond. Pogo has timely filed claims with its insurers with respect to all material matters and occurrences for which it believes it has valid claims to coverage. All insurance policies currently maintained by Pogo are in full force and effect and Pogo has no reason to expect that such policies cannot be renewed on comparable terms following consummation of the transactions contemplated by this Agreement (subject to such entities' continuing compliance with the applicable terms thereof and any right of insurers to terminate without cause), and Pogo has received no notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies.

     4.25 Dividends and Other Distributions. There has been no dividend or other distribution of assets, whether consisting of money, property or any other thing of value, or securities declared, issued or paid by Pogo subsequent to the date of the most recent financial statements described in
  Section 4.5(b).

     4.26 Certain Interests. Except as set forth in Section 4.26 of the Pogo Disclosure Schedule, no affiliate of Pogo nor any officer or director of Pogo, nor associate of any such individual, has any material interest in any material asset used in or pertaining to the business of Pogo; no such Person is indebted or otherwise obligated to Pogo; and Pogo is not indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements (including stock options) applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance and except for stock options granted to such persons. Except as set forth in Section 4.26 of the Pogo Schedule, the consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from Pogo or the successors or assigns of any thereof to any Person without the prior written consent of Parent.

     4.27 Bank Accounts, Powers, etc. Section 4.27 of the Pogo Disclosure Schedule lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which Pogo has an account or safe deposit box and the names and identification of all Persons authorized to draw thereon or to have access thereto, and lists the names of each Person holding powers of attorney or agency authority with respect to such accounts from Pogo and a summary of the terms thereof.

     4.28 Disclosure. No representation or warranty by Pogo contained in this Agreement, and no statement contained in the Pogo Disclosure Schedule, or in any certificate delivered to or to be delivered by or on behalf of Pogo pursuant to this Agreement contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT

   Parent represents and warrants to Pogo as follows:

     5.1 Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted.

     5.2 Capital Structure; Merger Shares. The authorized capital stock of Parent and the issued and outstanding shares and options to purchase shares of Parent is set forth in Section 5.2 of the disclosure schedule delivered to Pogo by Parent prior to the execution of this Agreement (the "Parent Disclosure Schedule"). The shares of Parent Common Stock to be issued pursuant to the Merger have been duly authorized and, when issued to the holders of Pogo Voting Stock, shall be validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances created by actions of Parent and not subject to preemptive rights.

     5.3 Authority; Noncontravention. Each of Parent and Sub has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms subject to the effect of laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under (i) the certificates of incorporation or bylaws of Parent or Sub,
  (ii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets or (iii) any material instrument, agreement or contract to which Parent is a party or by which any of its material assets or properties is bound which has been filed as an exhibit to the Parent SEC Documents (as hereinafter defined). No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Parent or Sub in connection with the execution and delivery of this Agreement or the consummation by Parent, as the case may be, of any of the transactions contemplated by this Agreement, except for (1) the filing with the SEC of such reports under Sections 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement;
  (2) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Pogo is qualified to do business; (3) termination of the applicable waiting period under the HSR Act; (4) any filings, permits or consents required under applicable state and federal securities laws, including the filing of the Application (as defined in Section 7.1) and the issuance of the Permit following the holding of the Hearing or subject to the conditions of Section 7.1(e), the filing and effectiveness of the S-4 Registration Statement; (5) such filings as may be required by the Nasdaq Stock Market; and (6) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under the "takeover" or "blue sky" laws of various states.

     5.4 SEC Documents; Financial Statements. Since January 1, 1999, Parent has timely filed with the SEC all reports and forms and other documents required to be filed by Parent with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act and the rules and regulations of the SEC promulgated thereunder (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement and publicly available and as set forth in
  Schedule 5.4 of the Parent Disclosure Schedule and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Parent SEC Documents, neither Parent nor any of its subsidiaries has any liabilities which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Parent and its consolidated subsidiaries or in the notes thereto.

     5.5 Interim Operations of Sub.

       (a) Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

       (b) As of the date hereof and at the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Sub has not and will not have incurred, directly or indirectly, through any subsidiary, any obligations or liabilities or engaged in any business activities of any type of kind whatsoever or entered into any agreements or arrangements with any person.

     5.6 No Brokers. No broker investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     5.7 Reorganization. Except as set forth below in this Section 5.7, Parent makes no representations or warranties to Pogo, any stockholder of or other holder of Pogo securities regarding whether the Merger will qualify as a tax-free plan of reorganization under the Code, or any of the tax consequences to any Pogo stockholder or such holder of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby, and Pogo acknowledges that Pogo and each stockholder of Pogo is relying solely on their own tax advisors in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement. To Parent's knowledge, Parent has not taken or agreed to take any action, and has no knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Parent intends to continue the business of Pogo following the Merger.

                                   ARTICLE VI
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1 Conduct of Business: Actions.

       (a) Conduct of Business by Pogo. During the time period beginning on the date of this Agreement and ending on the earlier of the Effective Time or the termination of this Agreement, Pogo will (except as may be consented to by Parent in writing) carry on its businesses in the ordinary course and use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, providers and others having business dealings with it. Without limiting the generality of the foregoing, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, except as contemplated by this Agreement or as consented to in writing by Parent, Pogo will not:

         (i) (1) declare, set aside or pay (whether in cash, stock, property, or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, (2) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (3) purchase,

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

      redeem (other than the redemption of the Series A-2 Preferred) or otherwise acquire any shares of capital stock of Pogo or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except pursuant to any agreement that permits the repurchase of unvested shares or the cancellation of options;

         (ii) other than the issuance of Pogo Common Stock upon the exercise of Stock Options or Warrants, the conversion of the Bridge Note or upon the conversion of the Pogo Preferred Stock outstanding on the date of this Agreement in accordance with their present terms and except for the issuance of the Additional Pogo Options and the issuance to new employees in the ordinary course of business of options to purchase a maximum of 500,000 shares of Pogo Common Stock at a price no less than the fair market value as of the date of grant and subject to Pogo's standard four-year vesting schedule, and except for issuances of Pogo Common Stock or warrants for Pogo Common Stock up to a maximum of 100,000 shares at a price no less than the fair market value as of the date of issuance to lenders, equipment leasing companies, landlords or otherwise in the ordinary course of business, (1) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any other equity or voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity or voting securities or convertible securities, or (2) amend or otherwise modify the terms of any such rights, warrants or options;

         (iii) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents except to increase the authorized number of shares of its capital stock to the extent necessary to enable any currently outstanding security of Pogo (including the Bridge Note) to be converted into or exercised for shares of Pogo Stock in accordance with the terms of such security;

         (iv) acquire or agree to acquire (for cash or shares of stock or otherwise) (1) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (2) any material assets except purchases of equipment, supplies and other items in the ordinary course of business consistent with past practice;

         (v) mortgage or otherwise encumber or subject to any Lien, or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except for sale leaseback arrangements and other sales of its properties or assets in the ordinary course of business consistent with past practice;

         (vi) (1) incur any indebtedness for borrowed money (other than with respect to capital equipment leases) or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Pogo, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement to extend its credit or having the economic effect of any of the foregoing, or
      (2) make any loans, advances or capital contributions to, or investments in, any other Person, other than to Pogo, excluding advances to employees for expenses incurred in the ordinary course of business and loans to employees to purchase stock upon the exercise of Stock Options pursuant to agreements in effect on the date hereof and disclosed in the Pogo Disclosure Schedule;

         (vii) make or agree to make any new capital expenditures
      (including capital equipment leases) which, individually, exceed $100,000 or which, in the aggregate, exceed $1,000,000;

         (viii) dispose of or permit to lapse any material right in Pogo Intellectual Property;

         (ix) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1999, except, as may be required by applicable law;

         (x) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the redemption of the Series A-2 Preferred Stock of Pogo and other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Pogo for the fiscal year ended December 31, 1999 or incurred in the ordinary course of business consistent with past practice;

         (xi) (1) increase the rate or terms of compensation payable or to become payable generally to any of Pogo's directors, officers, employees or independent contractors, except in the ordinary course of business or as required by the terms of existing agreements, (2) pay or agree to pay any pension, retirement allowance or other benefit not provided for by (or in a manner or at a time not provided in) any existing pension plan, Benefit Plan or employment agreement described in the Pogo Disclosure Schedule, (3) commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, performance or incentive program, group insurance, severance pay, continuation pay, termination pay, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any plan or benefit arrangement,
      (4) enter into any employment agreement with or for the benefit of any Person or (5) increase the rate of compensation under or otherwise change the terms of any existing employment agreement;

         (xii) except in the ordinary course of business consistent with past practice and to the extent such action would not materially impair the business of Pogo, modify, amend, renew, fail to renew or terminate any Material Contract to which Pogo is a party or waive, release or assign any material rights or claims or enter into any new Material Contract;

         (xiii) accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

         (xiv) transfer to any person or entity any rights to its Intellectual Property other than pursuant to license arrangements, which are either non-exclusive or have exclusivity provisions not in excess of 90 days, entered into in the ordinary course of business consistent with past practice;

         (xv) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology except where such exclusive rights do not exceed a period of 90 days;

         (xvi) enter into any operating lease in excess of $100,000; or

         (xvii) authorize any of, or commit or agree to take any of, the foregoing actions.

     6.2 No Solicitation.

       (a) Acquisition Proposals. In light of the consideration given by the Board of Directors of Pogo before the execution of this Agreement to, among other things, the transactions contemplated hereby and to various alternatives to the transactions contemplated by this Agreement, Pogo agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any proposed Acquisition Proposal (as defined below) and will cause any stockholder, officer, director or employee of, or any investment banker, attorney or other advisor or representative of it to cease and terminate such activities, discussions or negotiations. Pogo further agrees that it will not, nor will it authorize any stockholder, officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Pogo to, (i) solicit or initiate, or encourage the submission of, any Acquisition Proposal, or, participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) enter into any Other Transaction (as defined below); provided, however, that if (1) Pogo receives an unsolicited bona fide Acquisition Proposal, which proposal identifies a price or range of values to be paid for the outstanding securities or all or substantially all of the assets of Pogo, (2) the Board of Directors of Pogo determines in good faith that such proposal would, if consummated, result in a transaction that would provide greater value to the holders of the Pogo Stock than the Merger (a "Superior Proposal") and the party making the Acquisition Proposal has demonstrated that the funds necessary for it to consummate the Other Transaction contemplated by the Acquisition Proposal are reasonably likely to be available, and (3) the Board of Directors of Pogo determines in good faith, after consultation with outside counsel, that it would be inconsistent with its fiduciary duties to Pogo stockholders to recommend the Merger in light of such Superior Proposal, then the Board of Directors of Pogo may determine not to recommend the Merger to the stockholders of Pogo at the Pogo Stockholders Meeting (as hereinafter defined); provided further, however, that nothing in this Section 6.2 shall impair Pogo's obligation to hold the Pogo Stockholders Meeting to approve the Merger. For purposes of this Agreement "Acquisition Proposal" means any proposal (whether or not in writing and whether or not delivered to Pogo's stockholders generally) for a merger, consolidation, purchase of assets, tender offer or other business combination involving Pogo or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of Pogo, other than in furtherance of the transactions contemplated by this Agreement (any such transaction, an "Other Transaction"). Pogo will not, directly or indirectly, release any third party from any confidentiality agreement.

       (b) Notice of Inquiry and Notice of Withdrawal of Board Recommendation. Pogo will promptly advise Parent orally and in writing of any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, and the identity of the Person making any such Acquisition Proposal. Pogo will keep Parent informed of the status and details of any such Acquisition Proposal. Pogo shall also promptly notify Parent if its Board of Directors determines as a result of a Superior Proposal to withdraw its recommendation of the Merger.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

     7.1 Meeting of Pogo Stockholders; S-4 Registration.

       (a) Meeting of Pogo Stockholders. Pogo will take all action necessary in accordance with Delaware law (and, to the extent applicable, California law) and its certificate of incorporation and bylaws to convene a meeting of the stockholders of Pogo (the "Pogo Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement has been declared effective to consider and vote upon the approval of this Agreement, the Escrow Agreement and the Merger. Pogo will consult with Parent regarding the date of the Pogo Stockholders Meeting and will not postpone or adjourn (other than for the absence of a quorum) the Pogo Stockholders Meeting without the consent of Parent. Except as permitted in Section 6.2 hereof, Pogo's Board of Directors shall recommend approval of this Agreement and the Merger and shall use its best efforts to solicit from holders of Pogo Stock votes or consents in favor of the Merger and will take all other action necessary or advisable to secure the vote or consent of holders of Pogo Stock required to effect the Merger.

       (b) S-4 Registration Statement. Parent shall (with Pogo's diligent cooperation) prepare and file with the Securities and Exchange Commission (the "SEC"), as promptly as practicable, a registration statement on Form S-4 (or such other or successor form as shall be appropriate) which complies with applicable SEC requirements (the "S-4 Registration Statement") to register under the Securities Act the issuance of all shares of Parent Common Stock to be issued pursuant to Sections 3.1(c) and 3.1(d) and all shares of Parent Common Stock which may be issued in payment of the Contingent Payments pursuant to Section 3.5 hereof. Parent shall use its commercially reasonable best efforts to cause the S-4 Registration Statement to become effective as soon thereafter as practicable.

       (c) Pogo Information and Review. Pogo shall furnish all information concerning itself to Parent as Parent may reasonably request in connection with the preparation of the S-4 Registration Statement. Pogo will review the S-4 Registration Statement and any amendments thereto so that each will not, to the knowledge of Pogo, at the time the S-4 Registration Statement or any such amendment is filed with the SEC or at the time the S-4 Registration Statement is declared effective, contain any untrue statement of a material fact relating to Pogo or omit to state any material fact relating to Pogo required to be stated therein or necessary in order to make the statements therein relating to Pogo, in light of the circumstances under which they were made, not misleading. If at any time any event or information is discovered by Pogo which Pogo should reasonably expect would be required to be set forth in an amendment to the S-4 Registration Statement, Pogo will promptly inform Parent.

       (d) Notifications. Parent shall notify Pogo promptly of the receipt of any comments from the SEC or its staff and of any requests by the SEC or its staff for amendments or supplements to the S-4 Registration Statement and will supply Pogo with copies of all correspondence between Parent and any of its representatives, on the one hand, and the SEC or its staff on the other hand, with respect to the S-4 Registration Statement or the Merger. If at any time there shall occur any event that should be set forth in an amendment to the S-4 Registration Statement, the Company and Pogo shall cooperate in promptly preparing and filing such amendment.

     7.2 Access to Information; Confidentiality. Pogo will afford to Parent, and to the officers, employees, accountants, counsel, financial advisers and other representatives of Parent, reasonable access during normal business hours during the period before the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, Pogo will furnish promptly to Parent, all information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, each of Parent and Pogo will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any confidential information in accordance with the Mutual Non-Disclosure Agreement, dated July 13, 2000, between Parent and Pogo. However, the parties do not need written authorization to disclose or make copies of (or stamp confidential) Confidential Information to or for its employees, advisors or agents assisting in the consummation of the transactions contemplated by this Agreement.

     7.3 Reasonable Efforts; Notification; Cooperation.

       (a) Actions to Be Taken. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most-expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the making of all necessary registrations and filings (including filings with Governmental Entities), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, and (iii) the execution and delivery of any additional instruments or documents as may be necessary or reasonably requested by the other party to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

       (b) Notice of Change. Pogo will give prompt notice to Parent, and Parent will give prompt notice to Pogo, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect if the facts or circumstances causing such representation and warranty to become untrue or inaccurate have or would be reasonably expected to have a

    Material Adverse Effect on such party or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

       (c) Cooperation; Best Efforts. Parent and Pogo will use their respective commercially reasonable best efforts to consummate by October 31, 2000, the Merger and other transactions contemplated by this Agreement and any ancillary agreements in accordance with the terms hereof. Each party will cooperate (and, if necessary, Parent will cause Sub to cooperate) in any action necessary or advisable to facilitate such consummation.

     7.4 Stock Option Plans. All Stock Options will be converted as of the Closing Date as set forth in Section 3.1(e), all Stock Option Plans will be assumed by Parent, and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of Pogo or any right or interest in respect of any capital stock of Pogo will be deleted or will terminate as of the Closing Date. Parent agrees to take such actions as are necessary for the conversion of the Stock Options as contemplated by Section 3.1(e), including the reservation, issuance, registration under the Securities Act and listing of Parent Common Stock.

     7.5 Additional Pogo Stock Options. Pogo will grant to employees of Pogo prior to Effective Time, options to acquire 5,000,000 shares of Pogo Common Stock (the "Additional Pogo Options"). The Additional Pogo Options shall vest over a four-year period, with not more than 25% vesting at the end of the first year and the remainder vesting at 2.083% per month thereafter. The vesting of the Additional Pogo Options shall not accelerate in connection with the transactions contemplated by this Agreement, including without limitation the Merger. The specific allocation among Pogo employees of the options to be granted in accordance with this Section 7.5 shall be mutually agreed upon by Parent and Pogo prior to the Closing Date.

     7.6 Fees and Expenses. If the Merger is not consummated, all fees and expenses incurred in connection with the Merger and this Agreement and the transactions contemplated hereby and thereby will be the obligation of the party incurring such fees and expenses. If the Merger is consummated, then Parent shall pay the fees and expenses of Pogo incurred in connection with this Agreement and the Merger in an amount not to exceed $425,000.00; provided that Parent receives invoices in reasonable detail evidencing such fees and expenses.

     7.7 Public Announcements. Pogo and Parent will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and Pogo will not issue any such press release or make any such public statement without Parent's prior written consent. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by Parent and Pogo.

     7.8 Conveyance Taxes. Parent and Pogo will cooperate in the preparation, execution and filing of all notifications, returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. All such taxes and expenses will be borne by Parent.

     7.9 Employment Agreements. On or prior to the closing, the Surviving Corporation will enter into employment agreements, effective upon the Effective Time, with Erick Hachenburg, Dave King, Bill Lipa, and at least two other Pogo Key Executives of Pogo substantially in the form of Exhibit C.

     7.10 Nasdaq Listing. Parent agrees to promptly apply for listing on Nasdaq, subject to official notice of issuance of the shares of Parent Common Stock issuable to holders of Pogo Voting Stock and Stock Options and Warrants pursuant to this Agreement.

     7.11 Pogo Voting Agreements. As of the date of this Agreement, each Principal Stockholder shall have executed and delivered a Pogo Voting Agreement to Parent.

     7.12 S-8 Registration Statement. Parent will file a registration statement on Form S-8 to register the shares of Parent Common Stock issuable upon exercise of assumed Stock Options as soon as practicable following the Closing Date and in any event within 20 business days after the Closing Date, and will use its reasonable efforts to maintain the effectiveness of such registration statement consistent with Parent's practice with similar registration statements related to employee stock plans for Parent's employees.

     7.13 Bridge Note. The parties agree that, notwithstanding anything in the Bridge Note to the contrary, the Bridge Note (as it may be amended to increase the principal amount thereof in accordance with this Section 7.13), including all interest accrued thereon, shall be converted into shares of Pogo Voting Stock in accordance with the terms of the Bridge Note no later than immediately prior to the Effective Time. Parent hereby agrees that at the request of Pogo prior to the Effective Time, Parent will loan to Pogo an additional amount equal to the Series A-2 Redemption Amount but in no event to exceed $1,300,000 in order to fund Pogo's redemption of the Series A-2 Preferred. In addition, on or after November 1, 2000 until the Effective Time, Parent shall make additional loans to Pogo, if requested by Pogo, in amounts not to exceed $1,800,000 per month; provided that Pogo as of the date of any such requested loan shall be in compliance with the Surviving Corporation Operational Budget and provided further that Pogo shall not request more than one such loan per month. Any additional loans made by Parent to Pogo in accordance with this Section 7.13 shall be made on the same terms as the Bridge Note in existence on the date hereof and Pogo and Parent hereby agree that any such loans shall be evidenced by amending the Bridge Note to reflect the additional loan.

     7.14 Pogo 401(K) Plan. If requested by Parent, Pogo shall, prior to the Closing Date, adopt a resolution of its Board of Directors terminating the Pogo 401(K) Plan.

     7.15 Pogo Stockholder Agent. In the event the Merger, this Agreement and the Escrow Agreement are approved by the stockholders of Pogo, effective upon such vote, and without further act of any stockholder, Erick Hachenburg shall be appointed as agent and attorney-in-fact (the "Stockholder Agent") for each stockholder of Pogo (except such stockholders, if any, as shall have perfected their appraisal or dissenters' rights under the DGCL or California Code, if applicable), for purposes of this Agreement and the Escrow Agreement with full power and authority to enter into the Escrow Agreement and to act on behalf of the stockholders of Pogo in connection with the consummation of the transactions contemplated by this Agreement and the Escrow Agreement.

     7.16 Indemnification of Officers and Directors.

       (a) The certificate of incorporation and the bylaws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation from liability no less favorable than the provisions set forth in Pogo's certificate of incorporation and bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of Pogo, unless such modification is required by law.

       (b) In addition to the indemnification provisions to be contained in the certificate of incorporation and bylaws of the Surviving Corporation in accordance with Section 7.16(a), for six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the individuals who on or prior to the Effective Time were officers or directors of Pogo (collectively, the "Pogo Indemnitees") against all losses, Expenses (as hereinafter defined), claims, damages, liabilities, judgments, or amounts paid in settlement in respect to any claim, action, suit or proceeding, whether criminal, civil, administrative or investigative based on or arising out of or relating to the fact that such person is or was a director or officer of Pogo and arising out of acts or omissions occurring on or after July 1, 2000 and on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) to the fullest extent that Pogo would have been permitted under the DGCL and its certificate of incorporation and bylaws in effect on the date hereof to indemnify such person (an "Indemnifiable Claim"); provided that notwithstanding the foregoing, nothing in this Section
    7.17 shall require the Surviving Corporation or Parent to provide the foregoing indemnification to a Pogo Indemnitee: (i) to any extent that such indemnification is limited or not permitted by applicable law; or
    (ii) to any extent that such indemnification involves a claim for indemnification for an act or omission of such Pogo Indemnitee that (1) constituted a breach of such Pogo Indemnitee's duty of loyalty to Pogo or its stockholders, (2) was not taken in good faith by such Pogo Indemnitee or involved intentional misconduct or a knowing violation of law on the part of such Pogo Indemnitee, or (3) related to any transaction from which such Pogo Indemnitee derived an improper personal benefit. Parent and the Surviving Corporation shall advance to Pogo Indemnitees all Expenses incurred in connection with any Indemnifiable Claim promptly after receipt of reasonably detailed statements therefor; provided, that the Pogo Indemnitee to whom Expenses are to be advanced provides a written undertaking to repay such advances if it is ultimately determined that such Pogo Indemnitee is not entitled to indemnification from the Surviving Corporation. In the event any Indemnifiable Claim is asserted or made within such six-year period, then all rights to indemnification and advancement of Expenses in respect of any such Indemnifiable Claim shall continue in full force and effect until such Indemnifiable Claim is finally disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied. For the purposes of this Section 7.17, "Expenses" shall include reasonable attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim.

       (c) Notwithstanding the foregoing provisions of Section 7.17, neither Parent nor the Surviving Corporation shall be obligated to indemnify any person with respect to any amounts paid from the Escrow Fund in satisfaction of an indemnification claim made by Parent or any other Indemnified Person pursuant to the provisions of the Escrow Agreement.

     7.17 Officer's Certificates for Tax Opinions. Each of Pogo and Parent shall deliver an Officer's Certificate substantially in the forms of Exhibit F-1 and F-2, respectively, pursuant to which each of Pogo and Parent shall make reasonable and customary representations (to the extent they can provide true and correct responses) for reliance by counsel to Pogo and Parent for the purpose of rendering the tax opinions referenced in Sections 8.2(f) and 8.3(c).

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

     8.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or before the Closing Date of the following conditions:

       (a) Stockholder Approval. The Merger, the Escrow Agreement and this Agreement and the transactions contemplated hereby (including without limitation the appointment of the Stockholder Agent as contemplated herein and in the Escrow Agreement) shall have been approved by not less than 86% of the outstanding shares of Pogo Voting Stock and otherwise in accordance with Section 4.18.

       (b) Approvals. Other than the filing of the Certificate of Merger in accordance with the DGCL, all material authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, notices or declarations required to be made, by Parent, Sub and Pogo before the consummation of the Merger and the transactions contemplated hereunder will have been obtained from, and made with, all required Governmental Entities, including under the HSR Act, and such other authorizations, consents, waivers, orders or approvals as may be required under the Securities Act and state Blue Sky laws except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not have a Material Adverse Effect, at or after the Effective Time, on Pogo or Parent or on the effectiveness of the Merger.

       (c) S-4 Registration Statement. The S-4 Registration Statement registering the issuance of the shares of Parent Common Stock issuable pursuant to this Agreement (including without limitation the Contingent Payments) shall have been declared effective by the SEC and shall then be effective and not subject to any stop order, injunction or similar impediment.

       (d) No Orders; Legal Proceedings. No law or order shall have been enacted, entered, issued, promulgated or enforced by any governmental entity, nor shall any action have been instituted and remain pending or have been threatened and remain so by any governmental entity at what would otherwise be the Closing Date, which prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement or which would not permit the business of Pogo as presently conducted to continue unimpaired following the Closing Date.

       (e) Conversion of Bridge Note. All outstanding indebtedness under the Bridge Note, including all interest accrued thereon, shall have been fully converted into Bridge Note Shares.

       (f) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by Parent, Pogo, the Stockholder Agent and the Escrow Agent thereunder.

     8.2 Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Merger also are subject to the following conditions:

       (a) Consents Under Agreements. Pogo shall have obtained the consents, approvals or waivers listed in Section 8.2(a) of the Pogo Disclosure Schedule.

       (b) Executive Retention. As of the Closing Date, at least five of the Pogo Key Executives shall remain employed by Pogo and three of those executives shall be Erick Hachenburg, Dave King and Bill Lipa.

       (c) Pogo Closing Date Report. Pogo shall have delivered to Parent a balance sheet as of the end of the last calendar month preceding the Closing Date for which a regularly prepared balance sheet is available but in no event shall such balance sheet be more than 40 days old, together with a schedule itemizing Pogo's current trade accounts payable and accrued expenses, capital lease obligations, the amount of principal and accrued interest due on the Bridge Note, employee severance payments to be paid in connection the Merger and the fees and expenses of Pogo incurred in connection with this Agreement, the Merger and transactions contemplated hereby and the calculation of the Excess Amount, if any (such balance sheet, together with such schedule, being the "Closing Date Report"). The Closing Date Report shall be certified as true and correct in all material respects by the chief financial officer of Pogo, in his capacity as an officer of Pogo and not in his individual capacity.

       (d) Representations and Warranties and Covenants of Pogo. The representations and warranties of Pogo herein contained (as qualified by the Pogo Disclosure Schedule) shall be true at the Closing Date with the same effect as though made at such time (except for those representations and warranties which address matters as of a particular date which shall be true and correct as of such date), except to the extent the failure of such representations and warranties to be true and correct shall not individually or in the aggregate have a Material Adverse Effect with respect to Pogo. Pogo shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by Pogo at or prior to the Closing Date, and Pogo shall have delivered to Parent and Sub a certificate in form and substance satisfactory to Parent and Sub, dated the Closing Date, to such effect.

       (e) Opinion of Counsel. Parent and Sub shall receive at the Closing from Fenwick & West, LLP, counsel to Pogo, an opinion dated the Closing Date, in form and substance substantially as set forth in Exhibit D attached hereto.

       (f) Tax Opinion. Parent shall have received a written opinion from its counsel, O'Melveny & Myers LLP, and Pogo shall have received a written opinion from its counsel, Fenwick & West LLP, each in form and substance reasonably satisfactory to the party receiving the opinion, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinion may contain reasonable qualifications and assumptions; provided, however, that if such counsel to Parent does not render such opinion, then this condition shall nonetheless be deemed to be satisfied if counsel to Pogo renders such an opinion to Parent.

       (g) Redemption of Series A-2 Preferred. Pogo shall have delivered to the holders of the Series A-2 Preferred a notice of redemption to redeem all of the outstanding Series A-2 Preferred, specifying a redemption date prior to the Effective Time and shall have deposited cash sufficient to redeem all of the outstanding Series A-2 Preferred with a bank or trust company, together with irrevocable instructions and authority to pay the redemption price to the holders of the Series A-2 Preferred upon surrender of their certificates, all of the foregoing in accordance with Pogo's certificate of incorporation.

     8.3 Additional Conditions to Obligations of Pogo. The obligations of Pogo to effect the Merger are also subject to the following condition:

       (a) Representations and Warranties and Covenants of Parent and
    Sub. The representations and warranties of Parent and Sub herein contained (as qualified by the Parent Disclosure Schedule) shall be true at the Closing Date with the same effect as though made at such time (except for those representations and warranties which address matters as of a particular date which shall be true and correct as of such date), except to the extent the failure to be true and correct shall not individually or in the aggregate have a Material Adverse Effect with respect to Parent. Parent and Sub shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by Parent and/or Sub prior to the Closing Date, and Parent and Sub shall have delivered to Pogo a certificate in form and substance satisfactory to Pogo, dated the Closing Date, to such effect.

       (b) Opinion of Counsel. Pogo shall receive at the Closing from in-house counsel to Parent an opinion dated the Closing Date, in form and substance substantially as set forth in Exhibit E attached hereto.

       (c) Tax Opinion. Pogo shall have received a written opinion from its counsel, Fenwick & West LLP, and Parent shall have received a written opinion from its counsel, O'Melveny & Myers LLP, each in form and substance reasonably satisfactory to the party receiving the opinion, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinion may contain reasonable qualifications and assumptions; provided, however, that if such counsel to Pogo does not render such opinion, then this condition shall nonetheless be deemed to be satisfied if counsel to Parent renders such an opinion to Pogo.

                                   ARTICLE IX
                                    SURVIVAL

     9.1 Survival of Representations. All representations and warranties of the parties contained in this Agreement, as modified by the Pogo Disclosure Schedule and Parent Disclosure Schedule, will survive the Merger solely for the purpose of determining whether any Escrow Shares will be distributed to the holders of Pogo Voting Stock in accordance with the Escrow Agreement. The right to assert a claim for a breach of any representation or warranty contained in this Agreement and/or to assert a claim for indemnification in accordance with the Escrow Agreement will expire on the first anniversary date of the Effective Time.

     9.2 Remedies. The existence of this Article IX, the rights and restrictions set forth herein and in the Escrow Agreement do not limit any other potential remedies and rights of Parent with respect to any intentional or fraudulent breaches of the representations and warranties of Pogo, or any intentional and willful breach by Pogo of any covenants or agreements of Pogo contained in this Agreement.


                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination by Mutual Consent. This Agreement may be terminated by the mutual written consent of Parent and Pogo at any time before the Effective Time, whether before or after the Pogo Stockholder Approval has been obtained.

     10.2 Termination by Either Pogo or Parent. This Agreement may be terminated by either Pogo or Parent at any time before the Effective Time if (a) any condition in Section 8.1 becomes incapable of being satisfied;
  (b) the Effective Time has not occurred by December 31, 2000; (c) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (d) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal; provided, however, that notwithstanding the foregoing, a party may not terminate this Agreement pursuant to the provisions of clause (a) or clause (b) of this Section 10.2 if: (i) the inability to satisfy a condition in Section 8.1 or the failure of the Effective Time to occur by December 31, 2000 has proximately resulted from the failure of such party to perform any of its obligations or covenants under this Agreement in any material respect, or the material breach of a representation or warranty made by such party in this Agreement; and (ii) the other party has performed its obligations and covenants under this Agreement in all material respects and the representations and warranties of such other party have not been breached in any respect that would have a Material Adverse Effect on such party as of the date of termination.

     10.3 Termination by Parent. This Agreement may be terminated by Parent at any time before the Effective Time if any condition in Section 8.2 becomes incapable of being satisfied; provided, however, that notwithstanding the foregoing, Parent may not terminate this Agreement pursuant to the provisions of this Section 10.3 if the inability to satisfy a condition in Section 8.2 has proximately resulted from (a) the failure of Parent or Sub to perform any of its obligations or covenants under this Agreement in any material respect, or the material breach of a representation or warranty made by Parent or Sub in this Agreement; and (b) Pogo has performed its obligations and covenants under this Agreement in all material respects and the representations and warranties of Pogo under this Agreement have not been breached in any respect that would have a Material Adverse Effect on Pogo.

     10.4 Termination by Pogo. This Agreement may be terminated by Pogo at any time before the Effective Time if any condition in Section 8.3 becomes incapable of being satisfied; provided, however, that notwithstanding the foregoing, Pogo may not terminate this Agreement pursuant to the provisions of this Section 10.4 if the inability to satisfy a condition in Section 8.3 has proximately resulted from (a) the failure of Pogo to perform any of its obligations or covenants under this Agreement in any material respect, or the material breach of a representation or warranty made by Pogo in this Agreement that has a Material Adverse Effect on Pogo; and (b) Parent and Sub have performed their respective obligations and covenants under this Agreement in all material respects and the representations and warranties of Parent and Sub under this Agreement have not been breached in any respect that would have a Material Adverse Effect on Parent or Sub.

     10.5 Termination by Parent upon Withdrawal of Board Recommendation. This Agreement may be terminated by Parent if the Board of Directors of Pogo or any committee thereof shall have withdrawn its approval or recommendation of the Merger or this Agreement or shall have resolved to take such action in accordance with Section 6.2.

     10.6 Effect of Termination. In the event of termination of this Agreement by either Pogo or Parent as provided in this Article X, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Parent or Pogo, other than the provisions of Sections 7.6 and 7.7, which will survive termination.

     10.7 Amendment. This Agreement may be amended by the parties at any time before or after Pogo Stockholder Approval; provided, however, that after Pogo Stockholder Approval there will not be made any amendment that by law requires further approval by the stockholders of Pogo, such as an amendment that would (a) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of Pogo, (b) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of Pogo capital stock, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     10.8 Extension; Waiver. At any time before the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 10.7, waive compliance with any of the agreements or conditions contained in this Agreement. Except as otherwise required by law, (i) any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing, signed on behalf of such party and (ii) the failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights.

     10.9 Termination Fee and Expenses. If this Agreement is terminated or the Merger is not consummated in accordance with the terms of this Agreement (a) as a result of a termination by Parent pursuant to Section
  10.5 or (b) because of the failure to obtain Pogo Stockholder Approval or
  (c) because of a material breach by Pogo of Section 6.2, then as the sole and exclusive remedy of Parent, Pogo will pay to Parent the sum of $4,500,000 in cash (the "Termination Fee"). In addition, upon any such termination referred to above, Pogo also will reimburse Parent (not later than one business day after submission of statements therefor) for actual out-of-pocket fees and expenses incurred by Parent or on its behalf in connection with the transactions contemplated by this Agreement (including, without limitation, all reasonable fees and expenses paid to accountants and legal counsel) and any fees and expenses incurred by Parent in the collection of amounts or enforcement of rights hereunder.

                                   ARTICLE XI
                               GENERAL PROVISIONS

     11.1 Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given upon (i) receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as will be specified by like notice):

        (a) If to Parent:

         At Home Corporation
         450 Broadway
         Redwood City, California 94603
         Facsimile: (650) 556-3430
         Attention: General Counsel

         with a copy to:

         O'Melveny & Myers LLP
         275 Battery Street
         San Francisco, California 94111
         Facsimile: (415) 984-8701
         Attention: Stephanie I. Splane, Esq.

        (b) If to Pogo:

         Pogo.com Inc.
         300 California Street, Suite 800
         San Francisco, California 94104
         Facsimile: (415) 778-3512
         Attention: Erick Hachenburg

         with a copy to:

         Fenwick & West, LLP
         Two Palo Alto Square
         Palo Alto, California 94306
         Facsimile: (650) 494-1417
         Attention: Dennis R. DeBroeck, Esq.

     11.2 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference is to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they are deemed to be followed by the words "without limitation." For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined include the plural as well as the singular,
  (ii) all accounting terms not otherwise defined herein have the meanings assigned under GAAP, and (iii) the words "herein," "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision.

     11.3 Counterparts. This Agreement may be executed in one or more counterparts (including facsimile), all of which are considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     11.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Pogo Voting Agreements (and any other documents and instruments referred to herein or therein) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and, except (after the Effective Time) for the provisions of Article III and Sections 7.4 and 6.6, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     11.5 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

     11.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     11.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The parties accordingly agree that the parties (i) will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California or in California state court and (ii) will waive, in any action for specific performance, the defense of adequacy of a remedy at law, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of California or any California state court if any dispute arises out of the Agreement or any of the transactions contemplated by this Agreement,
  (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and
  (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal or state court sitting in the State of California.

     11.8 Severability. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized or other duly authorized representatives, all as of the date first written above.

                                          AT HOME CORPORATION,
                                          a Delaware corporation

                                                      /s/ Mark Stevens
                                          By: _________________________________
                                                        Mark Stevens
                                                            EVP

                                          POGO ACQUISITION CORP.,
                                          a Delaware corporation

                                                      /s/ Mark Stevens
                                          By: _________________________________
                                                        Mark Stevens
                                                         President

                                          POGO.COM INC.,
                                          a Delaware corporation

                                                    /s/ Erick Hachenburg
                                          By: _________________________________
                                                      Erick Hachenburg
                                               President and Chief Executive
                                                          Officer

                                          STOCKHOLDER AGENT

                                                    /s/ Erick Hachenburg
                                          _____________________________________
                                                      Erick Hachenburg

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    ANNEX B

                                ESCROW AGREEMENT

                         Dated as of             , 2000

                                     Among

                              AT HOME CORPORATION,

                                 POGO.COM INC.,

                                  ESCROW AGENT

                                      and,

                               STOCKHOLDER AGENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                ESCROW AGREEMENT

   THIS ESCROW AGREEMENT (this "Agreement") is dated as of          , 2000, and
is entered into by and among AT HOME CORPORATION, a Delaware corporation ("Parent"), POGO.COM INC., a Delaware corporation ("Pogo"),
[                 ], as Escrow Agent (the "Escrow Agent"), and Erick Hachenburg
as agent (the "Stockholder Agent") for the holders of Pogo Voting Stock (as defined in the Merger Agreement) listed on Schedule 1 (the "Stockholders").

                                   BACKGROUND

   A. The respective Boards of Directors of Parent and Pogo have approved the merger of POGO ACQUISTION CORP., a Delaware corporation that is a direct wholly-owned subsidiary of Parent ("Sub"), with Pogo, with Sub as the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger, dated August 30, 2000, among Parent, Pogo, Sub and the Stockholder Agent (the "Merger Agreement").

   B. It is a condition precedent to the consummation of the Merger that Parent, Pogo and the Stockholder Agent enter into this Agreement as security for the accurateness and completeness of the representations and warranties of Pogo made in the Merger Agreement and the performance of the covenants and agreements made by Pogo in the Merger Agreement and the indemnity provided by the Stockholders in this Agreement. Unless otherwise defined in this Agreement, capitalized terms used herein will have the same meanings ascribed to them in the Merger Agreement.

                                   AGREEMENT

   In consideration of the covenants and agreements contained in this Agreement and the Merger Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                             ESCROW FUND; INDEMNITY

   1.1 Establishment of Fund. As security for the accuracy of the representations and warranties of Pogo contained in the Merger Agreement and the performance in all material respects of the covenants and agreements made by Pogo in the Merger Agreement and the indemnity provided by the Stockholders in this Agreement, the Stockholders will be deemed to have deposited with Escrow Agent an aggregate amount of ten percent (10%) of the shares of Parent Common Stock issued to them in the Merger at the Effective Time pursuant to
Section 3.1 of the Merger Agreement (the "Escrow Shares"), without any act of any Stockholder. Solely for purposes of distribution of the Escrow Shares upon termination of this Agreement, each Stockholder will be deemed to have contributed that number of the total number of Escrow Shares multiplied by a fraction the numerator of which is the number of shares of Parent Common Stock such Stockholder is entitled to receive in the Merger at the Effective Time pursuant Section 3.1 of the Merger Agreement and the denominator of which is the total number of shares of Parent Common Stock all the Stockholders are entitled to receive in the Merger at the Effective Time pursuant to Section 3.1 of the Merger Agreement, rounded down to the nearest whole share, as indicated on Schedule 1 to this Agreement. Such shares will be registered in the name of each Stockholder with attached stock powers executed in blank by the Stockholder Agent, and will be deposited with the Escrow Agent, such total deposit, together with any dividends or other distributions payable in capital stock of Parent with respect to the Escrow Shares (the "Escrow Amount"), to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement. The Stockholders will not have the right to substitute other property for the Escrow Shares.

   1.2 Indemnity. The Stockholders hereby agree to indemnify each of Parent, Sub, Pogo, and any director, officer, employee, agent or representative of Parent and Sub (collectively, the "Indemnitees" and individually, an "Indemnitee") for all losses, damages, liabilities, causes of action, claims, and costs and expenses (including costs of investigation and reasonable attorneys' fees and costs) (collectively, "Claims" and individually, a "Claim") of Indemnitees suffered by or asserted against any of the Indemnitees following the Closing Date resulting from, relating to or arising out of (i) any inaccuracy or breach of any of the representations or warranties of Pogo in the Merger Agreement as qualified by the Pogo Disclosure Schedule, (ii) any failure by Pogo to perform or breach in any material respect any of the agreements and covenants of Pogo contained in the Merger Agreement or (iii) any Claim incurred by the Surviving Corporation to Hasbro Interactive, Inc. and its subsidiary Atari Interactive, Inc. for copyright infringement relating to Pogo's offering and distribution of its classic arcade games, Void, Tank Hunter and Doomsday, prior to the Effective Time. Notwithstanding anything to the contrary contained herein, only when Claims totaling a cumulative aggregate of $500,000 (the "Threshold Amount") have been incurred by Indemnitees may such Indemnitees make any claim, demand or request to the Stockholder Agent for payments pursuant to the Stockholders' indemnification obligations hereunder, provided that Stockholders shall then, subject to the terms of this Agreement, be liable to indemnify the Indemnitees hereunder for the full amount of all Claims. The Stockholders' entire liability for the indemnity hereunder and otherwise under the Merger Agreement (except as set forth in Section 9.2 of the Merger Agreement) shall be limited to the Escrow Amount and the Indemnitee's sole recourse shall be against the Escrow Fund.

   1.3 Claims for Indemnification. Whenever any Claim for indemnification arises under this Agreement, the party entitled to indemnification (the "Indemnified Party") will promptly notify the Stockholder Agent of the Claim in writing, which notice shall include the facts constituting the basis for such Claim and, if then determinable, the amount of such Claim in reasonable detail. A failure to notify or to give such notice to the Stockholder Agent will not prejudice the rights of the Indemnified Party under this Agreement unless the Stockholders are prejudiced by such failure and then only to the extent the Stockholders are prejudiced by such failure. The Indemnified Party may not settle or compromise any Claim by a third-party for which it is entitled to indemnification hereunder without the prior written consent of the Stockholder Agent (which consent will not be unreasonably withheld).

   1.4 Stockholder Agent's Option to Control Defense. In connection with any Claim giving rise to indemnity under this Agreement resulting from or arising out of any claim or legal proceeding by a party who is not a party to this Agreement (a "Third-Party Claim"), the Stockholder Agent will have the right (but not the obligation), at its sole option, to assume and control the defense of any such Third-Party Claim with legal counsel of the Stockholder Agent's choice that is reasonably satisfactory to the affected Indemnified Party. If the Stockholder Agent elects to assume and control the defense, then the Indemnified Party will be entitled to participate in (but not control) the defense of any such Third-Party Claim, with its own counsel and at its own expense. If, within ten (10) business days after notification thereof, the Stockholder Agent does not assume the defense of any such claim or litigation resulting from a Claim, the Indemnified Party may defend against such claim or litigation, in such manner as it may deem reasonably appropriate, including, but not limited to, settlement of such claim or litigation; provided, however, that the Indemnified Party shall not enter into any settlement of such Third-Party Claim without the prior written consent of the Stockholder Agent (which consent shall not be unreasonably withheld). The liability of the Stockholders will be conclusively established by such settlement made by the Indemnified Party in compliance with the preceding sentence, the amount of such liability to include, but not be limited to, both the settlement consideration and the reasonable costs and expenses, including reasonable attorneys' fees, incurred by the Indemnified Party in effecting such settlement.

   1.5 Exclusive Remedy. The Stockholders' liability for the indemnity set forth herein shall be strictly limited to the Escrow Amount and the Indemnitee's sole recourse and exclusive remedy for any matter, event or circumstance for which indemnity may be had hereunder shall be against the Escrow Fund as provided in this Agreement; provided, that nothing in the foregoing provisions or any other provision of this Agreement shall limit any other potential remedies and rights of Indemnitees as set forth in Section 9.2 of the Merger Agreement.

                                   ARTICLE II
                                      TERM

   The Escrow Fund will remain in existence during the period of time (the "Escrow Period") commencing at the Effective Time and ending on the first anniversary of the Effective Time.

                                  ARTICLE III
                           PROTECTION OF ESCROW FUND

   The Escrow Agent will hold the Escrow Fund during the Escrow Period, will treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of the Indemnitees and will hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                                   ARTICLE IV
                            DISTRIBUTIONS AND VOTING

   4.1 Splits; Distributions; Dividends. Any shares of Parent Common Stock or other equity securities of Parent issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect to shares of Parent Common Stock that are included in the Escrow Fund and have not been released from the Escrow Fund pursuant to Article VIII will be deposited with the Escrow Agent and added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock that have been released from the Escrow Fund will not be added to the Escrow Fund but will be distributed to the recordholders thereof by Parent. Cash dividends on Parent Common Stock and other dividends by Parent not payable in stock or securities of Parent will be distributed to the recordholders thereof by Parent and will not become subject to the Escrow Fund.

   4.2 Voting Rights. Each Stockholder will have full voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

                                   ARTICLE V
                            CLAIMS UPON ESCROW FUND

   5.1 Claims Procedure. If an Indemnitee has a Claim under Article I, such Indemnitee may make a claim upon the Escrow Fund on or before the last day of the Escrow Period by delivering to the Escrow Agent and the Stockholder Agent a written certificate signed by an officer of Parent (an "Officer's
Certificate"):

     (i) stating that an Indemnitee has paid or accrued or reasonably anticipates that it or they will have to pay or accrue a Claim or Claims and that such Indemnitee is therefore entitled to indemnity pursuant to
  Article I, and

     (ii) specifying in reasonable detail the individual items of the Claims, the date each such item was paid or accrued, the amount of such Claim or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

   Subject to the provisions of Article VI and Article VII hereof, the Escrow Agent will, not earlier than 30 days after receipt of such Officer's Certificate, upon which Escrow Agent may conclusively rely, deliver to Parent out of the Escrow Fund, as promptly as practicable, the portion of the Escrow Amount in the Escrow Fund equal to such Claims, but only if the Stockholder Agent has not objected to such Claims pursuant to Article VI (provided, however, that with respect to Claims Indemnitees reasonably anticipate they will have to pay or accrue, such amounts will not be delivered to Parent by the Escrow Agent until such time as the Indemnitee actually must pay or accrue such Claims as certified in an additional succeeding Officer's Certificate delivered to Escrow Agent).

   5.2 Value of Escrow Shares. For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund as indemnity pursuant to a Claim made in accordance with Section 5.1, each share of Parent Common Stock will be valued at the average of the closing prices of such stock as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") during the ten consecutive trading day period ending on the last full trading day immediately preceding the Effective Time.

                                   ARTICLE VI
                              OBJECTIONS TO CLAIMS

   At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate will be delivered by Parent to the Stockholder Agent and for a period of thirty (30) days after receipt of such Officer's Certificate, the Escrow Agent will make no delivery of shares of Parent Common Stock pursuant to Article V hereof. After the expiration of such thirty (30) day period, the Escrow Agent will make delivery of the Escrow Amount in the Escrow Fund in accordance with Article V hereof, provided, however, that no such delivery shall be made if the Stockholder Agent objects to the Claim made in the Officer's Certificate in a written notice (an "Objection Notice"), that is delivered to the Escrow Agent and Parent before the expiration of such 30-day period.

                                  ARTICLE VII
                            RESOLUTION OF CONFLICTS

   7.1 Agreement of the Parties. In the event the Stockholder Agent objects in writing to the indemnity of an Indemnitee or Indemnitees in respect of any Claim or Claims made in any Officer's Certificate pursuant to Article VI hereof, the Stockholder Agent and Parent will promptly attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims. If the Stockholder Agent and Parent so agree, joint written instructions setting forth such agreement will be prepared and signed by each of Parent and the Stockholder Agent and will be furnished to the Escrow Agent. The Escrow Agent will be entitled to rely on any such joint instructions and to distribute the Escrow Amount from the Escrow Fund in accordance with the terms thereof.

   7.2 Arbitration. If, within 30 days after the Objection Notice to such Claim or Claims has been delivered to the Escrow Agent and Parent, no such agreement has been reached pursuant to Section 7.1, either Parent or the Stockholder Agent may demand arbitration of the Claim unless the amount of the damage or loss is at issue in pending litigation with a third-party in a Third-Party Claim, in which event arbitration will not be commenced until such Third-Party Claim is settled or resolved, or Parent and the Stockholder Agent agree to arbitration with respect to such Third-Party Claim; and, in either such event, the matter will be settled by arbitration conducted by a single, mutually agreed upon arbitrator. The decision of the arbitrator so selected as to the validity and amount of any Claim in such Officer's Certificate will be binding and conclusive upon the parties to this Agreement and the Stockholders; provided, however, that the arbitrator shall not amend this Agreement or make any decision or award that is in conflict with the provisions of this Agreement (including, but not limited to, such provisions as may relate to the limitation of the Stockholders' liability to the Escrow Amount) and notwithstanding anything in Article VI hereof, the Escrow Agent will be entitled to act in accordance with such decision and make or withhold delivery of the Escrow Amount out of the Escrow Fund in accordance therewith. In the event Parent and the Stockholder Agent do not agree on the selection of an independent arbitrator, each party shall nominate its own independent arbitrator, which two arbitrators shall, in turn, select another independent third-party who shall serve as the arbitrator.

   7.3 Judgment; Fees and Expenses of Arbitration. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration will be held in San Mateo County, California under the commercial arbitration rules of the American Arbitration Association then in effect. For purposes of this Article VII, in any arbitration hereunder in which any Claim or the amount thereof stated in the Officer's Certificate at issue, the Indemnitee or Indemnitees with respect to such Claim or amount and Parent will be deemed to be the "Non-Prevailing Party" if the arbitrator's award is less than one-half the amount claimed by the Indemnitee in the Officer's Certificate for such Claim; otherwise the Stockholders will be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration will pay its own expenses, the fees of the arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, reasonable attorney's fees and costs incurred by the other party to the arbitration. If the Stockholders are the Non-Prevailing Party, the Indemnitees will be entitled to recover such expenses solely from the Escrow Fund.

                                  ARTICLE VIII
                 DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD

   Promptly following termination of the Escrow Period, the Escrow Agent will deliver to the Stockholders all of the Escrow Amount in the Escrow Fund that (based on a per share price as set forth in Section 5.2 of this Agreement) is in excess of any amount required to satisfy any unsatisfied Claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent on or before the last day of the Escrow Period with respect to facts or circumstances existing on or before the expiration of the Escrow Period, as such amount is indicated in writing to the Escrow Agent by Parent in such Officer's Certificate, and subject to the objection of the Stockholder Agent and the subsequent dispute resolution of the matter as provided in Article VII hereof. As soon as all such Claims have been resolved as evidenced by a written joint instructions from Parent and the Stockholder Agent to the Escrow Agent, the Escrow Agent will deliver to the Stockholders all of the remaining Escrow Amount in the Escrow Fund to the extent such amount is not required to satisfy such Claims. Deliveries of shares of Parent Common Stock and other property in the Escrow Fund to the Stockholders pursuant to this Article VIII will be made in proportion to their original contribution to the Escrow Fund and Parent shall use its commercially reasonable efforts to have certificates representing such shares of Parent Common Stock delivered to the Stockholders in accordance with their respective interests therein as promptly as practicable.

                                   ARTICLE IX
                           AGENT OF THE STOCKHOLDERS

   9.1 Appointment of Agent. The Stockholders, by their approval of this Agreement and the Merger Agreement, have approved the indemnification and escrow terms set forth in this Agreement, including the deposit of Escrow Shares by Stockholders as provided in Article I hereof, and approved the selection and authorization of Erick Hachenburg as the representative of the Stockholders (the "Stockholder Agent") with respect to the provisions set forth in this Agreement. By virtue of the approval of this Agreement and the Merger Agreement by the Stockholders, Stockholder Agent will be constituted and appointed as agent and attorney-in-fact for the Stockholders to give and receive notices and communications, execute stock powers in blank to be attached to the shares of Parent Common Stock deposited in the Escrow Fund, to authorize delivery to Parent of Parent Common Stock or other property from the Escrow Fund in satisfaction of Claims by Indemnitees, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Article VIII hereof and comply with orders of courts and awards of arbitrators with respect to such Claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Agent for the accomplishment of the foregoing. Such agency of the Stockholder Agent may be changed by the Stockholders upon not less than thirty (30) days prior written notice to Parent and the Escrow

Agent; provided that such Stockholder Agent may not be removed unless Stockholders who hold a majority in interest of the Escrow Shares agree to such removal and to the identity of the substituted Stockholder Agent. No bond will be required of any Stockholder Agent. Notices or communications to or from the Stockholder Agent will constitute notice to or from each of the Stockholders.

   9.2 Stockholder Agent Fees and Expenses. The Stockholders agree to pay, on a pro rata basis, all costs and expenses, including those of any legal counsel or other professional retained by the Stockholder Agent, in connection with the acceptance or administration of the Stockholder Agent's duties hereunder.

   9.3 Stockholder Agent Acts Binding. A decision, act, consent or instruction of the Stockholder Agent will constitute a decision of all the Stockholders, and will be final, binding and conclusive upon each of the Stockholders, and the Escrow Agent and the Indemnitees may rely upon any decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of each and all of the Stockholders. The Escrow Agent and the Indemnitees are hereby relieved from any liability to any Person for acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Agent.

   9.4 Replacement of Stockholder Agent. In the event of the death or permanent disability of the Stockholder Agent, or his resignation or removal as the Stockholder Agent, a successor Stockholder Agent will be elected by a majority vote of the Stockholders, with each Stockholder to be given a vote equal to its proportionate percentage of the Escrow Shares pursuant to a procedure to be mutually agreed upon among the Stockholders. The Stockholders will cause to be delivered to Parent prompt written notice of such election of a successor Stockholder Agent. Pending the election of a successor Stockholder Agent, the Stockholder, other than a Stockholder that is affiliated with Parent prior to the Effective Time, holding the largest number of outstanding shares of Pogo Stock as of the Effective Time will act as the interim Stockholder agent. Each interim and successor Stockholder Agent will have all the power, authority, rights, obligations, duties and privileges conferred by this Agreement upon the original Stockholder Agent and the term "Stockholder Agent" as used herein will be deemed to then mean any interim or successor Stockholder Agent.

                                   ARTICLE X
                             ESCROW AGENT'S DUTIES

   10.1 Limited Obligations. The Escrow Agent will be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Agent and approved by the Escrow Agent, and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent will not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of its reasonable judgment and any act done or omitted by the Escrow Agent pursuant to the advice of counsel will be conclusive evidence of such good faith.

   10.2 Instructions Governing Escrow Agent. The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or arbitrator(s) pursuant to Article VII hereof. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or arbitrator(s) pursuant to Article VII hereof, the Escrow Agent will not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

   10.3 Limitation on Liabilities.

     (a) The Escrow Agent will not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

     (b) The Escrow Agent will not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

     (c) In performing any duties under this Agreement, the Escrow Agent will not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent may consult with legal counsel (including Parent's legal counsel) in connection with its duties under this Agreement and will be fully protected for any act taken or omitted to be taken in accordance with the advice of such counsel.

     (d) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement or its terms and conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all Escrow Shares then in the Escrow Fund and may wait for settlement of any such controversy in accordance with this Agreement or by final legal or arbitration proceedings.

     (e) In no event will the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits).

   10.4 Escrow Agent Fees. All fees of the Escrow Agent for performance of its duties hereunder will be borne by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent will be considered compensation for ordinary services as contemplated by this Agreement. If the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent will be reasonably compensated by Parent for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned thereby.

   10.5 Indemnity of Escrow Agent. Parent and the Stockholders agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including, but not limited to, any litigation or arbitration arising from this Agreement or involving its subject matter. Such joint and several liability shall not diminish the right of either Parent or the Stockholder Agent to pursue the other for payment of such losses, claims, damages, liabilities and expenses, which shall be shared equally by Parent and the Stockholder Agent; provided, however, that if the Escrow Agent is the prevailing party in connection with any claim or action initiated by a Stockholder or Stockholders, then Parent shall be entitled to pursue such Stockholder or Stockholders, respectively, for payment of the full amount of such losses, claims, damages, liabilities and expenses

   10.6 Resignation. The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Parent and the Stockholder Agent; provided, however, that no such resignation will become effective until the appointment of a successor Escrow Agent which will be accomplished as follows:
Parent will appoint a successor Escrow Agent within thirty (30) days after receiving such notice, which appointment will be subject to approval of the Stockholder Agent which approval will not be unreasonably withheld. If Parent and the Stockholder Agent fail to agree upon a successor Escrow Agent within such time, the Escrow Agent will have the right to appoint a successor Escrow Agent authorized to do business in the State of California. The successor Escrow Agent will execute and deliver an instrument accepting such appointment and it will, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent will be discharged from any further duties and liability under this Agreement.

   10.7 Survival. The obligations of Parent and the Stockholders for indemnification and compensation of the Escrow Agent will survive expiration of the Escrow Period and termination of this Agreement.

                                   ARTICLE XI
                               GENERAL PROVISIONS

   11.1 Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given upon (i) receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such address for a party as will be specified by like notice):

      (a) If to Parent or Sub:

       At Home Corporation
       450 Broadway
       Redwood City, California 94603
       Facsimile: (650) 556-5100
       Attention: General Counsel

       a copy to:

       O'Melveny & Myers LLP
       275 Battery Street, 26th Floor
       San Francisco, California 94109
       Facsimile: (415) 984-8701
       Attention: Stephanie I. Splane, Esq.

      (b) If to Pogo:

       Pogo.com Inc.
       300 California Street, Suite 800
       San Francisco, California 94104
       Facsimile: (415) 778-3512
       Attention: Chief Executive Officer

       with a copy to:

       Fenwick & West, LLP
       Two Palo Alto Square
       Palo Alto, California 94306
       Facsimile: (650) 494-1417
       Attention: Dennis R. DeBroeck, Esq.

      (c) If to a Stockholder or the Stockholders Agent:

       ________________________________
       ________________________________
       ________________________________
       Facsimile: _____________________
       Attention: _____________________

      (d) If to the Escrow Agent:

       ________________________________
       ________________________________
       ________________________________
       Facsimile: _____________________
       Attention: _____________________

   11.2 Interpretation. When a reference is made in this Agreement to a Subsection, Section, or Schedule, such reference is to a Subsection or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they are deemed to be followed by the words "without limitation." For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under GAAP, and
(iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.

   11.3 Counterparts. This Agreement may be executed in one or more counterparts (including facsimile), all of which are considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   11.4 Entire Agreement. This Agreement and the Merger Agreement (and any other documents and instruments referred to herein or therein) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and are not intended to confer upon any Person other than the parties hereto, the Stockholders and any Indemnitee rights or remedies hereunder.

   11.5 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflict of laws.

   11.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

   11.7 Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The parties accordingly agree that the parties (i) will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court of the United States located in the State of California or in California state court and (ii) will waive, in any action for specific performance, the defense of adequacy of a remedy at law, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of California or any California state court if any dispute arises out of the Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal or state court sitting in the State of California.

   11.8 Severability. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized or other duly authorized representatives, all as of the date first written above.

                                          AT HOME CORPORATION,
                                          a Delaware corporation

                                          By: _________________________________
                                          Title: ______________________________

                                          POGO.COM INC.,
                                          a Delaware corporation

                                          By: _________________________________
                                          Title: ______________________________

                                          ESCROW AGENT

                                          By: _________________________________
                                          Title: ______________________________

                                          STOCKHOLDER AGENT

                                          By: _________________________________
                                          Title: ______________________________

                                   Schedule 1

Pogo
Stockholder  Shares to be Contributed
-----------  ------------------------


                                    ANNEX C

                     IRREVOCABLE PROXY AND VOTING AGREEMENT

   This Irrevocable Proxy and Voting Agreement ("Agreement") is made and entered into as of August 30, 2000, among AT HOME CORPORATION, a Delaware corporation ("At Home"), POGO.COM INC., a Delaware corporation ("Pogo"), and the undersigned stockholder ("Stockholder") of Pogo.

                                    Recitals

   A. Pogo, At Home and Pogo Acquisition Corp., a direct wholly owned subsidiary of At Home incorporated under the laws of Delaware ("Sub"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which provides for the merger (the "Merger") of Sub with Pogo, with Sub being the surviving corporation of the Merger. Pursuant to the Merger, shares of capital stock of Pogo will be converted into capital stock of At Home in the manner set forth in the Merger Agreement.

   B. As of the date of this Agreement, Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares (the "Shares") of the outstanding capital stock of Pogo as is indicated on the final page of this Agreement.

   C. Pogo and At Home desire that Stockholder agree, and Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Pogo acquired by Stockholder after the date of this Agreement and prior to the Expiration Date (as defined in Section
1.1 below), except as otherwise permitted hereby, and to vote the Shares and any other such shares of capital stock of Pogo so as to facilitate consummation of the Merger.

   NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, the parties agree as follows:

   1. Agreement to Retain Shares.

   1.1 Transfer and Encumbrance. Stockholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1.2 below or any interest therein (including the granting of a proxy to any person), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date, unless the transferee agrees in writing to be bound by the terms of this Agreement, in which case such transfer, sale, exchange, pledge or other disposition or encumbrance shall be permitted. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date as the Merger Agreement shall be terminated pursuant to Article X thereof.

   1.2 Additional Purchases. Stockholder agrees that any shares of capital stock of Pogo that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

   2. Voting. During the period commencing on the date of this Agreement and ending on the Expiration Date, Stockholder will vote or cause to be voted all shares of capital stock of Pogo owned of record or beneficially owned or held in any capacity by Stockholder or under Stockholder's control, by proxy or otherwise, in favor of the Merger and other transactions provided for in or contemplated by the Merger Agreement and against any Opposing Proposal (as defined below). An "Opposing Proposal" means a proposal brought to the vote of Pogo stockholders to approve (a) an Acquisition Proposal (as defined in Section 6.2 of the Merger Agreement) with a party other than At Home and its affiliates or (b) a transaction, agreement or other action that, if undertaken or performed by Pogo, would constitute a material breach by Pogo of its obligations under the Merger Agreement or that would preclude fulfillment of an unwaived condition precedent under Article VIII of the Merger Agreement to At Home's or Pogo's obligation to consummate the Merger, or (c) the liquidation or winding up of Pogo. Stockholder hereby revokes any other proxy granted by Stockholder and irrevocably appoints At Home, during the term of this letter agreement, as proxy for and on behalf of Stockholder to vote (including, without limitation, the taking of action by written consent) such shares, for Stockholder and in its name, place and stead for the matters and in the manner contemplated by this Section 2. This proxy is irrevocable. The provisions of this Section shall apply only to a Stockholder's voting of such Stockholder's shares of Pogo stock and shall not apply to the vote of a member of Pogo's Board of Directors in his or her capacity as a director of Pogo.

   3. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants as follows:

   3.1 Ownership of Shares. Stockholder (i) is the beneficial owner of the Shares, and (ii) has full power and authority to make, enter into and carry out the terms of this Agreement.

   3.2 No Solicitations. Prior to the Expiration Date, Stockholder will not, and will not permit any entity under Stockholder's control to: (i) become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in favor of an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a Stockholder's vote or action by written consent of Pogo Stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Pogo that attempts to obtain approval of an Opposing Proposal. The provisions of this Section 3.2 shall not apply to actions taken by Stockholder in his or her capacity as a director of Pogo.

   4. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary, in the reasonable opinion of At Home or Pogo, as the case may be, to carry out Stockholder's obligations under this Agreement.

   5. Termination. This Agreement (including the proxy granted herein) shall terminate and shall have no further force or effect as of the Expiration Date.

   6. Miscellaneous.

   6.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

   6.2 Binding Effect and Assignment. This Agreement and all of the provisions hereby shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

   6.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

   6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that At Home will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to At Home upon any such violation, At Home shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to At Home at law or in equity.

   6.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   If to Pogo:

   Pogo.com Inc.
   300 California Street, Suite 800
   San Francisco, California 94104
   Facsimile: (415) 778-3512
   Attention: Erick Hachenburg

   with a copy to:

   Fenwick & West LLP
   Two Palo Alto Square
   Palo Alto, California 94306
   Facsimile: (650) 494-1417
   Attention: Dennis R. DeBroeck, Esq.

   If to At Home:

   At Home Corporation
   450 Broadway
   Redwood City, California 94603
   Facsimile: (650) 556-5100
   Attention: General Counsel

   With a copy to:

   O'Melveny & Myers LLP
   275 Battery Street
   San Francisco, California 94111
   Telecopy: (415) 984-8701
   Attention: Stephanie I. Splane, Esq.

   If to Stockholder, to the address set forth on the signature page hereof.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

   6.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware.

   6.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

   6.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

   6.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties have caused this Irrevocable Proxy and Voting Agreement to be duly executed on the day and year first above written.

                                          [STOCKHOLDER]

                                          _____________________________________
                                          Name: _______________________________
                                          By: _________________________________
                                          Title: ______________________________

                                          Shares beneficially owned:

                                               shares of [Common Stock]
                                               shares of [Series   Preferred
                                           Stock]

                                          Stockholder's Address for Notice

                                          _____________________________________
                                          _____________________________________
                                          _____________________________________
                                          Attention: __________________________
                                          Telephone: __________________________
                                          Telecopy: ___________________________

ACKNOWLEDGED AND AGREED:

POGO.COM INC.

By: _________________________________
Title: ______________________________

AT HOME CORPORATION

By: _________________________________
Title: ______________________________

                                    ANNEX D

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

   262. APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation' the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock any thing except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that is such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this Sate or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    ANNEX E

                 CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE

                               DISSENTERS' RIGHTS

Section 1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

   (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

   (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of National Market System of the [Nasdaq] Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

   (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

   (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

   (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

   (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302. Submission of share certificates for endorsement; uncertificated securities

   Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. Payment of agreed price without interest; agreement fixing fair market value; filing; time of payment

   (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

   (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

   (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

   (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

   (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

Section 1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

   (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

   (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

   (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

   (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

   (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

Section 1306. Prevention of immediate payment; status as creditors; interest

   To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

Section 1307. Dividends on dissenting shares

   Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

Section 1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

   Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

Section 1309.  Termination of dissenting share and shareholder status

   Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision
  (i) of Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

Section 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval

   If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

Section 1311.  Exempt shares

   This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

Section 1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions


   (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

   (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

   (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that this transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II

          INFORMATION NOT REQUIRED IN INFORMATION STATEMENT/PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and executive officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred arising under the Securities Act.

   As permitted by the Delaware General Corporation Law, Excite@Home's certificate of incorporation, as amended, includes a provision that eliminates the personal liability of its directors to Excite@Home or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to the corporation or its stockholders;

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  . under Section 174 of the Delaware General Corporation Law; and

  . for any transaction from which the director derived an improper personal benefit.

   As permitted by the Delaware General Corporation Law, Excite@Home's certificate of incorporation, as amended, further provides:

  . for mandatory indemnification, to the fullest extent permitted by applicable law, for any person who is or was a director or officer, or

  . is or was serving at the request of Excite@Home as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by this person;

  . that Excite@Home's obligation to indemnify any person who was or is serving at Excite@Home's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity must be reduced by any amount the person may collect as indemnification from the other corporation, partnership, joint venture, trust, enterprise or nonprofit entity;

  . that Excite@Home must advance to all indemnified parties the expenses (including attorneys' fees) incurred in defending any proceeding provided that indemnified parties (if they are directors or officers) must provide Excite@Home an undertaking to repay the advances if indemnification is determined to be unavailable;

  . that the rights conferred in the certificate of incorporation are not exclusive; and

  . that Excite@Home may not retroactively amend the certification of incorporation provisions relating to indemnity.

   Excite@Home entered into indemnity agreements with certain of its current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in its certificate of incorporation and to provide additional procedural protections. The indemnification provision in Excite@Home's certificate of incorporation and in these indemnification agreements may be sufficiently broad to permit indemnification of its directors and officers for liabilities arising under the Securities Act. Excite@Home has also obtained directors' and officers' liability insurance that includes coverage for securities matters.

   Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

  .  Fifth Amended and Restated Certificate of Incorporation; and

  . Form of Indemnification Agreement entered into between Excite@Home and each of its directors and executive officers (incorporated by reference to Exhibit 10.09 to Excite@Home's registration statement on Form S-1 (File No. 333-27323) declared effective by the Commission on July 11,
     1997).

   Excite@Home has entered into various merger agreements and related registration rights agreements in connection with its acquisitions of and mergers with various companies, and purchase agreements and related registration rights agreements in connection with its issuances of convertible notes, under which the parties to those agreements have agreed to indemnify Excite@Home and its directors, officers, employees and controlling persons against specified liabilities, including liabilities arising under the Securities Act, the Exchange Act or other federal or state laws.

ITEM 21. EXHIBITS.

   The following items are filed as part of, or are incorporated by reference into, this registration agreement:

                                                                          Filed
                                         Incorporated by Reference       Herewith
                                    ------------------------------------ --------
 Exhibit                                                         Filing
 Number     Exhibit Description       Form    File No.  Exhibit   Date
 -------    -------------------     --------- --------- ------- --------
  2.01   Agreement and Plan of                                              X
         Merger dated August 30,
         2000 among At Home
         Corporation, Pogo.com
         Inc., Pogo Acquisition
         Corp. and Erick
         Hachenburg, as the
         stockholder agent (filed
         as Annex A hereto).

  4.01   Form of certificate of        S-1    333-27323  4.05   03/31/99
         At Home Corporation's
         Series A common stock.

  4.02   Indenture, dated             10-K       --      10.38  03/31/99
         December 28, 1998,
         between At Home
         Corporation and State
         Street Bank and Trust
         Company of California,
         N.A., as trustee
         (contains form of note).

  4.03   Registration Rights          10-K       --      10.39  03/31/99
         Agreement, dated
         December 28, 1998,
         between At Home
         Corporation and Merrill
         Lynch & Co., Merrill
         Lynch, Pierce, Fenner &
         Smith Incorporated,
         Morgan Stanley & Co.
         Incorporated and Goldman
         Sachs & Co.

  4.04   Indenture, dated as of        S-3    333-32228  4.03   03/10/00
         December 1, 1999, by At
         Home Corporation to
         State Street Bank and
         Trust Company of
         California, N.A., as
         trustee (contains form
         of note).

  4.05   Registration Rights           S-3    333-32228  4.04   03/10/00
         Agreement, dated
         December 1, 1999,
         between At Home
         Corporation and Morgan
         Stanley & Co.
         Incorporated, Goldman
         Sachs & Co., Deutsche
         Bank Securities Inc.,
         Donaldson Lufkin &
         Jenrette Securities
         Corporation, Hambrecht &
         Quist LLC and BankBoston
         Robertson Stephens Inc.

  4.06   Third Amended and             S-1    333-27323  4.01   05/16/97
         Restated Registration
         Rights Agreement, dated
         April 11, 1997, among At
         Home Corporation and the
         parties indicated
         therein.

  4.07   Amended and Restated          S-1    333-27323  4.04   06/20/97
         Stockholders' Agreement,
         dated August 1, 1996,
         among At Home
         Corporation and the
         parties indicated
         therein, as amended on
         May 15, 1997.

                                                                       Filed
                                         Incorporated by Reference    Herewith
                                       ------------------------------ --------
 Exhibit                                        File          Filing
 Number      Exhibit Description         Form   No.  Exhibit   Date
 -------     -------------------       -------- ---- ------- --------
   4.08  Letter Agreement and Term       8-K    --    10.01  10/22/97
         Sheet, dated as of October
         2, 1997 and amended as of
         October 10, 1997, among At
         Home Corporation,
         Cablevision Systems
         Corporation, CSC Parent
         Corporation, Comcast
         Corporation, Cox
         Enterprises, Inc.,
         Kleiner Perkins Caufield &
         Byers and
         Tele-Communications, Inc.

   4.09  Letter Agreement, dated       AT&T 13D --     13    4/23/99
         April 7, 1999, among
         At Home Corporation, AT&T
         Corp., Tele-Communications,
         Inc., Cox Communications,
         Inc. and Cox@Home, Inc.

   5.01  Legality opinion of
         O'Melveny & Myers LLP
         together with consent (to
         be filed by amendment).

   8.01  Form of Tax Opinion of                                          X
         O'Melveny & Myers LLP.

   8.02  Form of Tax Opinion of                                          X
         Fenwick & West LLP.

  10.01  Form of Voting Agreement                                        X
         (filed as Annex C hereto).

  10.02  Form of Escrow Agreement                                        X
         (filed as Annex B hereto).

  23.01  Consent of Ernst & Young                                        X
         LLP, Independent Auditors.

  23.02  Consent of O'Melveny &                                          X
         Myers LLP as to Form of Tax
         Opinion.

  23.03  Consent of Fenwick & West                                       X
         LLP as to Form of Tax
         Opinion.

  23.04  Consent of O'Melveny &
         Myers LLP (contained in
         Exhibit 5.01 to be filed by
         amendment).

  24.01  Power of Attorney                                               X
         (contained on signature
         page).

  99.01  Form of written consent (to
         be filed by amendment).

ITEM 22. UNDERTAKINGS.

   (1) The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (2) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) The undersigned registrant undertakes that that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (4) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) The undersigned registrant undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective time of the registration statement through the date of responding to the request.

   (6) The undersigned registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when became effective.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, registrant, At Home Corporation, certifies that its has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on the 13th day of October, 2000.

                                          At Home Corporation

                                          By:       /s/ George Bell
                                            -----------------------------------
                                                        George Bell
                                                  Chief Executive Officer
                                                          Chairman

                        POWER OF ATTORNEY AND SIGNATURES

   We, the undersigned officers and directors of At Home Corporation hereby severally constitute and appoint Mark A. McEachen, our true and lawful attorney, with full power to him singly, to sign for us and in our names in the capacities indicated below, any amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable At Home Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all the requirements of the Securities Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----
Principal Executive Officer:

         /s/ George Bell                   Chairman and Chief      October 13, 2000
______________________________________     Executive Officer
             George Bell

Principal Financial and Accounting Officer:

       /s/ Mark A. McEachen             Executive Vice President   October 13, 2000
______________________________________    and Chief Financial
           Mark A. McEachen                     Officer

Additional Directors:

    /s/ William R. Hearst III                   Director           October 13, 2000
______________________________________
        William R. Hearst III

     /s/ C. Michael Armstrong                   Director           October 13, 2000
______________________________________
         C. Michael Armstrong

       /s/ John C. Petrillo                     Director           October 13, 2000
______________________________________
           John C. Petrillo

              Signature                          Title                   Date
              ---------                          -----                   ----
Additional Directors:

         /s/ Mohan Gyani                        Director           October 13, 2000
______________________________________
             Mohan Gyani

         /s/ Frank Ianna                        Director           October 13, 2000
______________________________________
             Frank Ianna

       /s/ Daniel E. Somers                     Director           October 13, 2000
______________________________________
           Daniel E. Somers

                                                Director
______________________________________
           Richard Roscitt

                                                Director
______________________________________
           Edward S. Rogers

      /s/ Thomas A. Jermoluk                    Director           October 13, 2000
______________________________________
          Thomas A. Jermoluk

         /s/ Mark A. McEachen                                      October 13, 2000
*By: _________________________________
            Mark A. McEachen
            Attorney-in-fact

                                 EXHIBIT INDEX

                                                                          Filed
                                         Incorporated by Reference       Herewith
                                    ------------------------------------ --------
 Exhibit                                                         Filing
 Number     Exhibit Description       Form    File No.  Exhibit   Date
 -------    -------------------     --------- --------- ------- --------
  2.01   Agreement and Plan of                                              X
         Merger dated August 30,
         2000 among At Home
         Corporation, Pogo.com
         Inc., Pogo Acquisition
         Corp. and Erick
         Hachenburg, as the
         stockholder agent (filed
         as Annex A hereto).

  4.01   Form of certificate of        S-1    333-27323  4.05   03/31/99
         At Home Corporation's
         Series A common stock.

  4.02   Indenture, dated             10-K       --      10.38  03/31/99
         December 28, 1998,
         between At Home
         Corporation and State
         Street Bank and Trust
         Company of California,
         N.A., as trustee
         (contains form of note).

  4.03   Registration Rights          10-K       --      10.39  03/31/99
         Agreement, dated
         December 28, 1998,
         between At Home
         Corporation and Merrill
         Lynch & Co., Merrill
         Lynch, Pierce, Fenner &
         Smith Incorporated,
         Morgan Stanley & Co.
         Incorporated and Goldman
         Sachs & Co.

  4.04   Indenture, dated as of        S-3    333-32228  4.03   03/10/00
         December 1, 1999, by At
         Home Corporation to
         State Street Bank and
         Trust Company of
         California, N.A., as
         trustee (contains form
         of note).

  4.05   Registration Rights           S-3    333-32228  4.04   03/10/00
         Agreement, dated
         December 1, 1999,
         between At Home
         Corporation and Morgan
         Stanley & Co.
         Incorporated, Goldman
         Sachs & Co., Deutsche
         Bank Securities Inc.,
         Donaldson Lufkin &
         Jenrette Securities
         Corporation, Hambrecht &
         Quist LLC and BankBoston
         Robertson Stephens Inc.

  4.06   Third Amended and             S-1    333-27323  4.01   05/16/97
         Restated Registration
         Rights Agreement, dated
         April 11, 1997, among At
         Home Corporation and the
         parties indicated
         therein.

  4.07   Amended and Restated          S-1    333-27323  4.04   06/20/97
         Stockholders' Agreement,
         dated August 1, 1996,
         among At Home
         Corporation and the
         parties indicated
         therein, as amended on
         May 15, 1997.

                                                                       Filed
                                         Incorporated by Reference    Herewith
                                       ------------------------------ --------
 Exhibit                                        File          Filing
 Number      Exhibit Description         Form   No.  Exhibit   Date
 -------     -------------------       -------- ---- ------- --------
   4.08  Letter Agreement and Term       8-K    --    10.01  10/22/97
         Sheet, dated as of October
         2, 1997 and amended as of
         October 10, 1997, among At
         Home Corporation,
         Cablevision Systems
         Corporation, CSC Parent
         Corporation, Comcast
         Corporation, Cox
         Enterprises, Inc.,
         Kleiner Perkins Caufield &
         Byers and
         Tele-Communications, Inc.

   4.09  Letter Agreement, dated       AT&T 13D --     13    4/23/99
         April 7, 1999, among
         At Home Corporation, AT&T
         Corp., Tele-Communications,
         Inc., Cox Communications,
         Inc. and Cox@Home, Inc.

   5.01  Legality opinion of
         O'Melveny & Myers LLP
         together with consent (to
         be filed by amendment).

   8.01  Form of Tax Opinion of                                          X
         O'Melveny & Myers LLP.

   8.02  Form of Tax Opinion of                                          X
         Fenwick & West LLP.

  10.01  Form of Voting Agreement                                        X
         (filed as Annex C hereto).

  10.02  Form of Escrow Agreement                                        X
         (filed as Annex B hereto).

  23.01  Consent of Ernst & Young                                        X
         LLP, Independent Auditors.

  23.02  Consent of O'Melveny &                                          X
         Myers LLP as to Form of Tax
         Opinion.

  23.03  Consent of Fenwick & West                                       X
         LLP as to Form of Tax
         Opinion.

  23.04  Consent of O'Melveny &
         Myers LLP (contained in
         Exhibit 5.01 to be filed by
         amendment).

  24.01  Power of Attorney                                               X
         (contained on signature
         page).

  99.01  Form of written consent (to
         be filed by amendment).